As filed with the Securities and Exchange Commission on June 5, 2025.
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRUTH SOCIAL BITCOIN ETF, B.T.
SPONSORED BY YORKVILLE AMERICA DIGITAL, LLC
(Exact Name of Registrant as Specified in Its Charter)
Nevada (State or Other Jurisdiction of Incorporation or Organization)	6221 (Primary Standard Industrial Classification Code Number)	39-6875039 (I.R.S. Employer Identification Number)
c/o Yorkville America Digital, LLC
1012 Springfield Avenue, Mountainside, NJ 07092
(201) 985-8300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Yorkville America Digital, LLC
1012 Springfield Avenue, Mountainside, NJ 07092
(201) 985-8300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Joseph A. Hall
Daniel P. Gibbons
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 5, 2025
PRELIMINARY PROSPECTUS
Truth Social Bitcoin ETF, B.T.
Truth Social Bitcoin ETF, B.T. (the “Trust”) is a Nevada business trust that issues beneficial interests (“Shares”) in its net assets. The assets of the Trust consist primarily of bitcoin held by a custodian on behalf of the Trust. The Trust seeks to reflect generally the performance of the price of bitcoin. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. Yorkville America Digital, LLC (the “Sponsor”) is the sponsor of the Trust;         (the “Trustee”) is the trustee of the Trust; Foris DAX Trust Company, LLC (the “Bitcoin Custodian”) is the custodian for the Trust’s bitcoin holdings;         is the custodian for the Trust’s cash holdings (the “Cash Custodian” and together with the Bitcoin Custodian, the “Custodians”); and         is the administrator of the Trust (the “Trust Administrator”). The Trust is not an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Sponsor is not registered with the Securities and Exchange Commission (the “SEC”) as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the U.S. Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act” or the “CEA”), and the Sponsor is not subject to regulation by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor with respect to the Trust.
The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u). The Trust issues and redeems Shares only in blocks of 10,000 (each, a “Basket”) or integral multiples thereof, based on the quantity of bitcoin attributable to each Share (net of any accrued but unpaid remuneration due to the Sponsor (the “Sponsor’s Fee”) and any accrued but unpaid expenses or liabilities). Only registered broker-dealers that become authorized participants by entering into a contract with the Sponsor (“Authorized Participants”) may purchase or redeem Baskets. Shares will be offered to the public from time to time at varying prices that will reflect the price of bitcoin and the trading price of the Shares on New York Stock Exchange Arca, Inc. (“NYSE Arca”) at the time of the offer.
The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. In connection with such cash orders, the Trust will create Shares by receiving bitcoin from Foris DAX, Inc. (in such capacity, the “Liquidity Provider”), an affiliate of the Bitcoin Custodian, and will redeem Shares by delivering bitcoin to the Liquidity Provider. Authorized Participants will not directly or indirectly purchase, hold, deliver or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or the Liquidity Provider with respect to purchasing, holding, delivering or receiving bitcoin as part of the creation or redemption process. Subject to NYSE Arca receiving the necessary regulatory approval to permit the Trust to create and redeem Baskets in-kind for bitcoin (the “In-Kind Regulatory Approval”), transactions with Authorized Participants may also take place in exchange for bitcoin. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NYSE Arca will receive the In-Kind Regulatory Approval at any point in the future. If NYSE Arca receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify the owners of the beneficial interests referred to herein as Shares (the “Shareholders”) in a prospectus supplement, in its periodic Exchange Act reports and on the Trust’s website. Baskets will be offered continuously at the net asset value per Share (“NAV per Share”) for 10,000 Shares.
Prior to this offering, there has been no public market for the Shares. The Shares will be listed and traded on NYSE Arca under the ticker symbol “      .” Market prices for the Shares may be different from the NAV per Share.
CME CF Bitcoin Reference Rate — New York Variant for the Bitcoin — U.S. Dollar trading pair (the “CF Benchmarks Index”), produced by CF Benchmarks Ltd., on              , 2025 was $       .
Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.
The Trust is an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.
Investing in the Shares involves significant risks. See “Risk Factors” starting on page 16.
Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Shares are not interests in nor obligations of any of the Sponsor, the Trustee,           (the “Seed Capital Investor”), the Trust Administrator, the Cash Custodian, the Bitcoin Custodian, the Liquidity Provider, the Licensor or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.
The Seed Capital Investor agreed to purchase $     in Shares on         , 2025, and on         , 2025 took delivery of       Shares at a price per Share of $      (the “Seed Shares”). On            , 2025, the Seed Shares were redeemed for cash and the Seed Capital Investor purchased      Shares at a price per Share of $      (the “Seed Creation Baskets”). Total proceeds to the Trust from the sale of the Seed Creation Baskets were $      . On         , 2025, the Trust purchased        bitcoin with the proceeds of the Seed Creation Baskets using Foris DAX, Inc. (in such capacity, the “Prime Execution Agent”), an affiliate of the Bitcoin Custodian. As of the date of this prospectus, these       Shares represent all of the outstanding Shares. The Seed Capital Investor will act as a statutory underwriter in connection with this purchase. See “Seed Capital Investor” and “Plan of Distribution” for additional information.
The prices of the Seed Shares and the Seed Creation Baskets were determined as described above, and such Shares could be sold at different prices if sold by the Seed Capital Investor at different times.
The date of this prospectus is        , 2025.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
Until        , 2025 (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on        , 2025.
Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “target,” “continue,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for bitcoin and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. None of the Trust, the Sponsor or the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.
Trademarks, Tradenames and Service Marks
This prospectus includes trademarks, tradenames and service marks, certain of which belong to the Trust, the Sponsor, the Licensor, the Custodians and their respective affiliates and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. Except as otherwise stated in this prospectus, the use or display of other parties’ trademarks, tradenames or service marks should not be construed to imply a relationship with, or endorsement or sponsorship of the Trust by, these other parties.

ii

PROSPECTUS SUMMARY
This is only a summary of the prospectus and, while it contains material information about the Trust and the Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 16, before making an investment decision about the Shares.
Definitions of certain terms used in this prospectus can be found in the Glossary on page 113.
Trust Structure, the Sponsor, the Licensor, the Liquidity Provider, the Trustee and the Custodians
The Trust was formed as a Nevada business trust on June 3, 2025. The purpose of the Trust is to own bitcoin transferred to the Trust in exchange for Shares issued by the Trust. Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist primarily of bitcoin held by the Bitcoin Custodian on behalf of the Trust.
The Sponsor of the Trust is Yorkville America Digital, LLC, a Florida limited liability company and a direct subsidiary of Yorkville America, LLC (“Yorkville”), a Florida-based asset management firm that specializes in providing branded investment products centered around the digital asset industry and Made in America businesses. Trump Media and Technology Group Corp. (the “Licensor” or “TMTG”) is the operator of the social media platform Truth Social, the streaming platform Truth+ and the FinTech brand Truth.Fi incorporating America First investment vehicles. The Liquidity Provider is Foris DAX, Inc., a Delaware corporation and an affiliate of Foris Holdings US, Inc., doing business as Crypto.com (“Crypto.com”). The Sponsor, TMTG, the Liquidity Provider and the Bitcoin Custodian have agreed to perform certain marketing and promotional activities on behalf of the Trust pursuant to a digital asset mutual cooperation agreement dated as of April 21, 2025 (the “Digital Asset Cooperation Agreement”). See “Conflicts of Interest — Digital Asset Cooperation Agreement.”
The Shares are not obligations of, and are not guaranteed by, the Sponsor, the Licensor, the Bitcoin Custodian, the Liquidity Provider or any of their respective subsidiaries or affiliates.
The Trust is governed by the provisions of the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) executed as of         , 2025 by the Sponsor and the Trustee.
The Trust issues and redeems Shares only in Baskets of 10,000 or integral multiples thereof, based on the quantity of bitcoin attributable to each Share (net of any accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Trust in exchange for the amount of bitcoin corresponding to their redemption value. Only Authorized Participants can initiate a creation or redemption of Baskets. Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. In connection with such cash orders, the Trust will create Shares by receiving bitcoin from the Liquidity Provider and will redeem Shares by delivering bitcoin to the Liquidity Provider. Subject to the In-Kind Regulatory Approval, transactions with Authorized Participants may also take place in exchange for bitcoin. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NYSE Arca will receive the In-Kind Regulatory Approval at any point in the future. If NYSE Arca receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify Shareholders in a prospectus supplement, in its periodic reports filed pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and on the Trust’s website. Individual Shares will not be redeemed by the Trust but will be listed and traded on NYSE Arca under the ticker symbol “       .” The Trust seeks to reflect generally the performance of the price of bitcoin. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The material terms of the Trust are discussed in greater detail under the section “Description of the Shares and the Trust Agreement.” The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin. This means the Sponsor does not speculatively sell bitcoin at times when its price is high or speculatively acquire bitcoin at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust is not a registered investment company under the Investment Company Act and is not required to register under the Investment Company Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the CEA, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with its activities with respect to the Trust.
The Trust intends to continuously offer Shares but may suspend issuances of Shares at any time.
The Sponsor has arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NYSE Arca. The Sponsor has agreed to assume the marketing and the following administrative expenses incurred by the Trust: the fees of the Trustee and the Trust Administrator, the Custodians’ fees (the “Custodians’ Fees”), NYSE Arca listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $      per annum in ordinary legal fees and expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $      per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust.
The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin Network (as defined below) fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Cash Custodian, the Bitcoin Custodian, the Prime Execution Agent, the Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.
The Sponsor will maintain a public website on behalf of the Trust, containing information about the Trust and the Shares. The Internet address of the Trust’s website is           . The Trust’s website address in this prospectus was included solely as an inactive textual reference. Information contained on, or that can be accessed through, that website is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider information on such website to be part of this prospectus or the registration statement of which it forms a part.
The Sponsor is responsible for oversight and overall management of the Trust. The Sponsor or any of its affiliates and associates currently engage in, and may in the future engage in, the promotion, management or investment management of other accounts, funds or trusts that invest primarily in bitcoin or another digital asset, or may face other potential conflicts of interest. In particular, the Sponsor expects that in the future it will form additional trusts that will own bitcoin and/or other digital assets (such trusts, the “Additional Trusts”), as well as securities with a Made in America focus spanning diverse industries such as energy. In particular,           . Although officers and professional staff of the Sponsor’s management intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the Sponsor’s management may allocate their time and services among the Trust and the other accounts, funds or trusts. In addition, the Sponsor may agree to amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. See “Conflicts of Interest.”
The Sponsor is generally responsible for the management and day-to-day affairs of the Trust. The responsibilities of the Sponsor include: (1) processing orders for the creation and redemption of Baskets; (2) coordinating with the Bitcoin Custodian and Prime Execution Agent the receipt and delivery of bitcoin transferred to, or by, the Trust and with the Cash Custodian the receipt and delivery of cash transferred to or by the Trust in connection with each issuance and redemption of Baskets; (3) calculating the net asset value of the Trust (“NAV”) on any day other than a Saturday or a Sunday, or a day on which NYSE Arca is closed for regular trading (“Business Day”); and (4) selling the Trust’s bitcoin as needed to cover the Trust’s expenses, including to pay the Sponsor’s fee. Under the Trust Agreement, the Sponsor may delegate all or a portion of its duties to any agent and has delegated the bulk of the day-to-day responsibilities to the Trust Administrator and certain other administrative and record-keeping functions to its affiliates and other agents.
The Bitcoin Custodian is responsible for safekeeping the bitcoin owned by the Trust. The Cash Custodian is responsible for holding all of the Trust’s cash on its behalf, including in connection with creation and redemption transactions effected in cash. Each of the Custodians is appointed by the Sponsor. The general role and responsibilities of each Custodian are further described in “Custodians.”
Trust Objective
The Trust seeks to reflect generally the performance of the price of bitcoin before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in bitcoin rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset trading platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in bitcoin, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the bitcoin owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of a direct investment in bitcoin, they provide investors with an alternative method of achieving investment exposure to bitcoin through the securities market, which may be more familiar to them.
An investment in Shares is:
Backed by bitcoin held by the Bitcoin Custodian on behalf of the Trust.
The Shares represent ownership interests in the Trust, which owns assets consisting solely of bitcoin and cash. Shareholders will not have a direct ownership interest, or a security interest, in the Trust’s assets. The Bitcoin Custodian will keep custody of all of the Trust’s bitcoin, other than that which is maintained in a trading account (the “Trading Balance”) with Foris DAX, Inc., in accounts that are required to be segregated from the assets held by the Bitcoin Custodian as principal and the assets of its other customers (the “Vault Balance”). The Bitcoin Custodian will keep all of the private keys associated with the Trust’s bitcoin held by the Bitcoin Custodian in the Vault Balance in “cold storage,” which refers to a safeguarding method by which the private keys corresponding to the Trust’s bitcoin are generated and stored in an offline manner using computers or devices that are not connected to the Internet, which is intended to make them more resistant to hacking. For more information, see “The Custodians — Bitcoin Custodian.”
As convenient and easy to handle as any other investment in shares.
Investors may purchase and sell Shares through traditional securities brokerage accounts and can avoid the complexities of handling bitcoin directly (e.g., managing wallets and public and private keys themselves or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.
Listed.
Although there can be no assurance that an actively traded market in the Shares will develop (and if developed, that it will be sustained), the Shares will be listed and traded on NYSE Arca under the ticker symbol “      .”
There can be no assurance that the Trust will be able to achieve its investment objective.
Summary Risk Factors
Risks Related to Digital Assets
•
The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets may be characterized as bearer instruments and loss, theft, destruction or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin Blockchain.

•
Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin.

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Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.

Risks Related to the Digital Asset Markets
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The digital asset economy has experienced in the past, and may experience in the future, adverse regulatory developments, extreme volatility, loss of confidence, negative publicity and significant declines in market liquidity, any of which could affect the value of the Shares.

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The Index (as defined below) has a limited performance history, the Index price could fail to track the global price of bitcoin and a failure of the Index price could adversely affect the value of the Shares.

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The Index price used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.

Risks Related to the Trust and the Shares
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If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV per Share.

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Security threats to the Trust’s account at the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

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Bitcoin transactions are irrevocable, and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.

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If the Bitcoin Custodian Agreement, the Cash Custodian Agreement, the Prime Execution Agency Agreement, an Authorized Participant Agreement or the Liquidity Provider Agreement is terminated (each as defined herein), or the Bitcoin Custodian, the Cash Custodian or the Prime Execution Agent, an Authorized Participant or the Liquidity Provider fails to provide services as required, the Sponsor may need to find and appoint a replacement custodian, authorized participant or liquidity provider, which could pose a challenge to the safekeeping of the Trust’s bitcoin and the Trust’s ability to create and redeem Shares, and the Trust’s ability to continue to operate may be adversely affected.

•
Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets or could cause losses to the Trust.

Risks Related to the Regulation of the Trust and the Shares
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Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares.

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If regulators subject the Trust, the Sponsor or the Liquidity Provider to regulation as a money services business (“MSB”) or money transmitter, this could result in extraordinary expenses to the Trust, the Sponsor or the Liquidity Provider and also result in decreased liquidity for the Shares.

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Regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

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The treatment of digital assets for U.S. federal income tax purposes is uncertain.

Risks Related to Potential Conflicts of Interest
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Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.
•
Affiliates of the Sponsor have existing business relationships with TMTG.

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Pursuant to contractual arrangements, certain service providers are the exclusive service providers to the Trust.

Emerging Growth Company Status
The Trust is an “emerging growth company,” as defined in the JOBS Act. For as long as the Trust is an emerging growth company, the Trust may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation and exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.
Under the JOBS Act, the Trust will remain an emerging growth company until the earliest of:
•
the last day of the fiscal year during which the Trust has total annual gross revenues of $1.235 billion or more;

•
the last day of the fiscal year following the fifth anniversary of the completion of this offering;

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the date on which the Trust has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•
the date on which the Trust is deemed to be a “large accelerated filer” (i.e., an issuer that (1) has more than $700 million in outstanding equity held by non-affiliates and (2) has been subject to the reporting requirements of the Exchange Act for at least 12 calendar months and has filed at least one annual report on Form 10-K.)

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Trust’s election to use the phase-in periods permitted by this election may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the longer phase-in periods under Section 107 of the JOBS Act and who will comply with new or revised financial accounting standards. If the Trust were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.
Principal Offices
The Sponsor’s office is located at 1012 Springfield Avenue, Mountainside, NJ 07092 and its telephone number is (201) 985-8300. The Trust’s office is c/o Yorkville America Digital, LLC, 1012 Springfield Avenue, Mountainside, NJ 07092 and its telephone number is (201) 985-8300. The Liquidity Provider’s office is located at 110 N. College Avenue, Suite 500, Tyler, TX 75702. The Bitcoin Custodian’s office is located at 10 Ferry Street, Suite 314, Concord, NH 03301. The Cash Custodian’s office is located at                 . The Trust Administrator’s office is located at                 .

THE OFFERING
Offering
The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.
Use of Proceeds
Proceeds received by the Trust from the issuance and sale of Baskets consist of bitcoin deposited with the Trust in connection with creations. Such deposits are held by the Bitcoin Custodian or Prime Execution Agent on behalf of the Trust until (i) distributed in connection with a redemption of Baskets, (ii) transferred to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor or (iii) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.
NYSE Arca Ticker Symbol
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CUSIP Number
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Creation and Redemption
The Trust issues and redeems Baskets on a continuous basis. Baskets are only created or redeemed in exchange for the amount of bitcoin represented by the Baskets being created or redeemed. Only Authorized Participants can initiate a creation or redemption of Baskets.
The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. Further, Authorized Participants will not directly or indirectly purchase, hold, deliver or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering or receiving bitcoin as part of the creation or redemption process. For a redemption in cash, the Sponsor shall arrange for the bitcoin represented by the creation Basket to be sold to the Liquidity Provider, and the cash proceeds distributed from the Trust’s account at the Cash Custodian to the Authorized Participant. Foris DAX, Inc. is the Trust’s sole Liquidity Provider. The Liquidity Provider is an affiliate of the Bitcoin Custodian.
Subject to the In-Kind Regulatory Approval, transactions with Authorized Participants may also take place in exchange for bitcoin. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NYSE Arca will receive the In-Kind Regulatory Approval at any point in the future. If NYSE Arca receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Trust’s website. Baskets are only issued or redeemed in exchange for an amount of bitcoin determined by the Sponsor on each day that NYSE Arca is open for regular trading. No Shares are issued unless the Bitcoin Custodian or Prime Execution Agent has allocated to the Trust’s account the corresponding amount of bitcoin. As of the date of this prospectus, a Basket requires delivery of        bitcoin. The amount of bitcoin necessary for the creation of a Basket, or to be received upon redemption of a Basket, will decrease over the life of the Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the Trust. See “Description of the Shares and the Trust Agreement” for more details.
NAV
The NAV will be equal to the total assets of the Trust, which will consist solely of bitcoin and cash, less total liabilities of the Trust, each determined by the Sponsor pursuant to policies established from time to time by the Sponsor or its affiliates or otherwise described herein. The methodology used to calculate the Index price in determining the NAV may not be deemed consistent with U.S. generally accepted accounting principles (“GAAP”).
The Sponsor has the exclusive authority to determine the NAV. The Sponsor has delegated to the Trust Administrator the responsibility to calculate the NAV and the NAV per Share, based on a pricing source selected by the Sponsor. The Trust Administrator will determine the NAV each Business Day. In determining the NAV, the Trust Administrator values the bitcoin held by the Trust based on the Index, unless otherwise determined by the Sponsor in its sole discretion. If the Index is not available or the Sponsor determines, in its sole discretion, that the Index should not be used, the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Sponsor (a “Fair Value Event”). Additionally, the Trust Administrator will monitor for unusual prices and escalate to the Sponsor if detected. If the Index is not used, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
The Trust Administrator calculates the NAV per Share of the Trust once each Business Day. The NAV per Share for a normal trading day will be released after 4:00 p.m. Eastern Time (“ET”). Trading during the core trading session on NYSE Arca typically closes at 4:00 p.m. ET. However, NAVs per Share are not officially released until after the completion of a comprehensive review of the NAV per Share and prices utilized to determine the NAV per Share of the Trust by the Trust Administrator. Upon the completion of the end of day reviews by the Trust Administrator, the NAV per Share is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV per Share release after 5:30 p.m. ET (or later) provides an opportunity for the Trust Administrator and the Sponsor to detect, flag, investigate and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.
The Trust’s periodic financial statements may not utilize NAV or NAV per Share to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. For purposes of the Trust’s periodic financial statements, the Trust will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The Sponsor may declare a suspension of the calculation of the NAV under certain circumstances. See “Activities of the Trust — Net Asset Value.”
NAV Calculation and Index
On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust Administrator evaluates the bitcoin held by the Trust as reflected by the CF Benchmarks Index and determines the NAV and the NAV per Share. For purposes of making these calculations, a Business Day means any day other than a day when NYSE Arca is closed for regular trading.
The CF Benchmarks Index employed by the Trust is calculated on each Business Day by aggregating the notional value of bitcoin trading activity across major spot bitcoin platforms. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under the U.K. Benchmark Regulations (“BMR”). The administrator of the CF Benchmarks Index is CF Benchmarks Ltd. (the “Index Administrator”), a U.K. incorporated company, authorized and regulated by the U.K. Financial Conduct Authority (the “FCA”) as a Benchmark Administrator, under U.K. BMR. The CF Benchmarks Index serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several bitcoin platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined in “Activities of the Trust — Valuation of Bitcoin; the CF Benchmarks Index”) of all of its constituent bitcoin platforms, which are currently Bitstamp, Bullish, Coinbase, Crypto.com, itBit, Kraken, Gemini and LMAX Digital (collectively, the “Constituent Platforms”), and which may change from time to time.
The Trust is intended to provide a way for Shareholders to obtain exposure to bitcoin by investing in the Shares rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. An investment in Shares of the Trust is not the same as an investment directly in bitcoin on a peer-to-peer or other basis or via a digital asset platform.
Intraday Indicative Value
In order to provide updated information relating to the Trust for use by Shareholders, the Sponsor intends to publish on behalf of the Trust an intraday indicative value per Share (the “IIV”) using the CME CF Bitcoin Real Time Index (the “BRTI”). One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by NYSE Arca or a third-party financial data provider during NYSE Arca’s regular market session of 9:30 a.m. to 4:00 p.m. ET (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV per Share as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV per Share during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV per Share, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.
Trust Expenses
The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee and the Trust Administrator, the Custodians’ Fees, NYSE Arca listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $      per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $      per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.
The Sponsor’s Fee is accrued daily at an annualized rate equal to    % of the NAV and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.
The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including, but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin Network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Cash Custodian, the Bitcoin Custodian, the Prime Execution Agent, the Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it will need to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell bitcoin to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share.
To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through the Prime Execution Agent’s service (less applicable trading fees) through the Prime Execution Agent’s execution platform (the “Trading Platform”) which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoin represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring or selling bitcoin.
The quantity of bitcoin to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoin held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoin by the Trust for the payment of expenses generally will be a taxable event to Shareholders. See “Material U.S. Federal Income Tax Consequences.”
In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis or otherwise on a basis it considers to be equitable, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.
Incidental Rights/IR Digital Assets
From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency (for avoidance of doubt, other than bitcoin) or other asset or right, which rights are incident to the Trust’s ownership of bitcoin and arise without any action of the Trust, or of the Sponsor or the Trustee on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Digital Assets”) by virtue of its ownership of bitcoin, generally through a fork in the Bitcoin Blockchain, an airdrop offered to holders of bitcoin or other similar event.
With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to permanently and irrevocably abandon the Incidental Rights and IR Digital Assets. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Digital Assets and distribute the cash proceeds (net of expenses and applicable withholding taxes) to

Depository Trust Company (“DTC”), distribute the Incidental Rights or IR Digital Assets in-kind to DTC or take any other action. Because the Trust will prospectively abandon any Incidental Rights and IR Digital Assets, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Digital Assets, and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Digital Assets. See “Risk Factors — Risks Related to the Trust and the Shares — A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.”
Tax Considerations
Owners of Shares are expected to be treated, for U.S. federal income tax purposes, as if they owned a corresponding share of the assets of the Trust, directly received a corresponding share of any income of the Trust and directly incurred a corresponding share of the expenses of the Trust.
Consequently, each sale of bitcoin by the Trust is expected to constitute a taxable event to the Shareholders. See “Material U.S. Federal Income Tax Consequences — U.S. Holders” and “ERISA and Related Considerations.”
Voting Rights
Owners of Shares do not have any voting rights, take no part in the management or control and have no voice in the Trust’s affairs. See “Description of the Shares and the Trust Agreement — Voting Rights.”
Suspension of Issuance, Transfers and Redemptions
The Sponsor may suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares generally or may refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Sponsor are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor may, in its sole discretion, suspend the right to surrender Shares or postpone the delivery date of bitcoin or other Trust property generally or with respect to a particular redemption order (i) during any period in which regular trading on NYSE Arca is suspended or restricted, or the exchange is closed, or (ii) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Bitcoin Custodian, the Cash Custodian, the Trust Administrator or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin Network, hacking, cybersecurity breach, or power, Internet or Bitcoin Network outage or similar event). The Sponsor shall reject any purchase order or redemption order that is not in proper form. See “Description of the Shares and the Trust Agreement.”

Limitation on Obligations and
Liability
The Sponsor:
•
is only obligated to take the actions specifically set forth in the Trust Agreement without gross negligence or bad faith;

•
is not liable if it is prevented or delayed by law or circumstances beyond its control from performing its obligations under the Trust Agreement;

•
is not liable for the exercise of discretion permitted under the Trust Agreement;

•
has no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

•
is not liable for any loss of bitcoin occurring prior to the delivery of bitcoin to the Bitcoin Custodian or the Prime Execution Agent, as applicable, or after the delivery of bitcoin by the Bitcoin Custodian or the Prime Execution Agent, as applicable (and for the avoidance of doubt, is not liable for the loss of bitcoin while held by the Bitcoin Custodian or Prime Execution Agent absent gross negligence or bad faith by the Sponsor); and

•
may rely upon any advice or information from other persons it believes in good faith to be competent to provide such advice or information.

See “Description of the Shares and the Trust Agreement — Limitations on Obligations and Liability.”
Dissolution Events
The Trustee, upon direction by the Sponsor, will cancel and dissolve the Trust if:
•
the Sponsor is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•
a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its bitcoin, or seizes, impounds or otherwise restricts access to Trust assets;

•
the Sponsor determines, in its sole discretion, that the dissolution of the Trust is advisable or desirable for any reason; or

•
DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor may, in its sole discretion, direct the Trustee to cancel and dissolve the Trust if:
•
the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act;

•
the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act;

•
the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain licensure under 23 NYCRR Part 200 (“BitLicense”);

•
if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

•
the Index Administrator ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

•
the value of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

•
any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of bitcoin, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoin to U.S. dollars;

•
the Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust, and the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

•
any custodian (including, for the avoidance of doubt, either of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Bitcoin Custodian or Prime Execution Agent, the final date as of which the Bitcoin Custodian or Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from the date referred to in clause (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after dissolution of the Trust, the Sponsor will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Sponsor will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Sponsor thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Sponsor will sell or otherwise liquidate the Trust property then held and, after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. See “Description of the Shares and the Trust Agreement — Amendment and Dissolution” for more information.
Licensor
Trump Media & Technology Group Corp. is the licensor of certain of its intellectual property assets to the Sponsor in connection with its operation of the Trust. The Licensor also provides certain marketing and promotional services on behalf of the Trust.
Liquidity Provider
Foris DAX, Inc., an affiliate of the Bitcoin Custodian, is the Trust’s sole Liquidity Provider. The Liquidity Provider facilitates the purchase and sale of bitcoin for creations or redemptions of Baskets in cash.
Authorized Participants
Only Authorized Participants can initiate a creation or redemption of Baskets. Each Authorized Participant must be a registered broker-dealer, a participant in DTC, have entered into an agreement with the Sponsor (the “Authorized Participant Agreement”) and be in a position to transfer cash to, and take delivery of cash from, the Cash Custodian through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of cash in connection with such creations or redemptions. As of the date of this prospectus, the Authorized Participants are           ,          ,          and          .
Clearance and Settlement
The Shares will be evidenced by a global certificate that the Trust issues to DTC. The Shares are issued in book-entry form only. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

SUMMARY FINANCIAL CONDITION
As of            , 2025, the date the Seed Capital Investor purchased the Seed Creation Baskets, the NAV was $      and the NAV per Share was $      .

RISK FACTORS
The Shares are speculative and involve a high degree of risk. Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.
Risks Related to Digital Assets
The value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of bitcoin as a digital asset, including the fact that digital assets may be characterized as bearer instruments and loss, theft or compromise of the associated private keys could result in permanent loss of the asset, and the capabilities and development of blockchain technologies such as the Bitcoin Blockchain.
Digital assets such as bitcoin were only introduced within the past 16 years, and the value of the Shares is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the Internet and other technologies, their dependence on the role played by users, developers and miners and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:
•
Digital asset networks, including the bitcoin peer-to-peer network and associated blockchain ledger (the “Bitcoin Blockchain” and, together, the “Bitcoin Network”), and related protocols are in the early stages of development. Given the recency of the development of digital asset networks and related protocols, digital assets and the underlying digital asset networks and related protocols may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks and related protocols. Because bitcoin is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets may be characterized as bearer instruments and loss, theft, compromise or destruction of the associated private keys could result in permanent loss of the asset.

•
Digital assets, including bitcoin, are controllable only by the possessor of both the unique public key and private key or keys relating to the Bitcoin Network address, or “wallet,” at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network, resulting in the total loss of the value of the digital asset linked to the private key.

•
Digital asset networks and related protocols are dependent upon the Internet. A disruption of the Internet or a digital asset network or a related protocol, such as the Bitcoin Network, would affect the ability to transfer digital assets, including bitcoin, and, consequently, their value.

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The acceptance of software patches or upgrades to a digital asset network by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin Network, could result in a “fork” in such network’s blockchain, including the Bitcoin Blockchain, resulting in the operation of multiple separate blockchain networks.

•
Governance of the Bitcoin Network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin Network, which may stymie the Bitcoin Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Bitcoin Network, especially long-term problems.

•
Over the past decade, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application-specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of bitcoin mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of bitcoin, or if bitcoin mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), bitcoin miners are more likely to immediately sell more bitcoin than they otherwise would, resulting in an increase in liquid supply of bitcoin, which would generally tend to reduce the market price of bitcoin.
•
To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin Blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

•
Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed.

•
Many digital asset networks, including the Bitcoin Network, face significant scaling challenges and may periodically be upgraded with various features designed to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Bitcoin Network and to the value of bitcoin.

•
The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin Network could damage that network.

•
Moreover, in the past, flaws in the source code for digital asset networks and related protocols have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the Bitcoin Network or take the Trust’s bitcoin, which would adversely affect the value of the Shares. Moreover, functionality of the Bitcoin Network may be negatively affected by such an exploit such that it is no longer attractive to users, thereby dampening demand for bitcoin. Even if another digital asset other than bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying asset networks and related protocols generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.
Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of bitcoin.
The first digital asset, bitcoin, was launched in 2009. It was the first cryptographic digital asset created to gain global adoption and critical mass. Although the Bitcoin Network is the most established digital asset network, the Bitcoin Network and related protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:
•
Bitcoin have only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of bitcoin by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions, whether voluntarily or in response to regulatory feedback, may refuse to process funds for bitcoin transactions; process wire transfers to or from digital asset platforms, bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in bitcoin. As a result, the prices of bitcoin may be influenced to a significant extent by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

•
Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of bitcoin and withdrawal of assets from the Bitcoin Custodian even if the Sponsor determined that such liquidation were appropriate or suitable, or otherwise disrupt the Trust’s operations.

•
Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, such as the Bitcoin Network, and platforms or businesses that facilitate transactions in bitcoin may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

•
Users, developers and miners may switch to or adopt certain digital asset networks or protocols at the expense of their engagement with other digital asset networks and protocols, which may negatively impact those networks and protocols, including the Bitcoin Network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Bitcoin Network.
Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.
The governance of some digital asset networks and protocols, such as the Bitcoin Network, is by voluntary consensus and open competition. For such networks and protocols, there may be a lack of consensus or clarity on that network’s or protocol’s governance, which may stymie such network’s or protocol’s utility, adaptability and ability to grow and face challenges. The foregoing notwithstanding, the underlying software for some digital asset networks and protocols, such as the Bitcoin Network, is informally or formally managed or developed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles may evolve over time, generally based on self-determined participation. If a significant majority of users and miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new source code that may adversely affect the value of the relevant digital asset.
As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.
Potential amendments to the Bitcoin Network’s protocols and software could, if accepted and authorized by the Bitcoin Network community, adversely affect an investment in the Trust.
The Bitcoin Network uses a cryptographic protocol to govern the interactions within the Bitcoin Network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com. The core developers can propose amendments to the Bitcoin Network’s source code that, if accepted by miners and users, could alter the protocols and software of the Bitcoin Network and the properties of bitcoin. These alterations would occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the mining of new bitcoin, which could undermine the appeal and market value of bitcoin. Alternatively, software upgrades and other changes to the protocols of the Bitcoin Network could fail to work as intended or could introduce bugs or security risks, or otherwise adversely affect the speed, security, usability or value of the Bitcoin Network or bitcoin. As a result, the Bitcoin Network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.
The open-source structure of the Bitcoin Network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Bitcoin Network protocol. A failure to properly monitor and upgrade the Bitcoin Network protocol could damage the Bitcoin Network and an investment in the Trust.
The Bitcoin Network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development. As bitcoin is rewarded solely for mining activity and are not sold to raise capital for the Bitcoin Network, and the Bitcoin Network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Bitcoin Network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Bitcoin Network and the core developers may lack the resources to adequately address emerging issues with the Bitcoin Network protocol. Although the Bitcoin Network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Bitcoin Network’s source code in the GitHub repository is relatively small, although there are believed to be a larger number of developers who contribute to the overall development of the source code of the Bitcoin Network. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum Network developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether. Alternatively, some developers may be funded by entities whose interests are at odds with those of other participants in the Bitcoin Network. In addition, a bad actor could also attempt to interfere with the operation of the Bitcoin Network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Bitcoin Network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Bitcoin Network and an investment in the Trust may be adversely affected.
Digital asset networks face significant scaling challenges, and efforts to increase the volume and speed of transactions may not be successful.
Many digital asset networks, including the Bitcoin Network, face significant scaling challenges due to the fact that public, permissionless blockchains generally face a trade-off between security and scalability. One means through which digital asset networks that utilize public, permissionless blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization of a public, permissionless blockchain generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network that utilizes a public, permissionless blockchain may be limited in the number of transactions it can process by the computing capabilities of each single fully participating node.
In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. In August 2017, the Bitcoin Network was upgraded with a technical feature known as “Segregated Witness” with the promise of increasing the number of transactions per second that can be handled on-chain, and enabling so-called second layer solutions, such as the Lightning Network or payment channels, that increase transaction throughput by processing certain transactions outside the main Bitcoin Blockchain. However, this upgrade may fail to achieve the expected benefits or widespread adoption.
If increases in throughput on the Bitcoin Network lag behind growth in usage of bitcoin, average transaction fees and settlement times may increase considerably. For example, the Bitcoin Network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2022, bitcoin transaction fees have ranged from $0.38 per bitcoin transaction on September 8, 2024 to a high of $124.17 per transaction on April 20, 2024. As of December 31, 2024, bitcoin transaction fees were $1.79 per transaction, on average. Increased transaction fees and decreased settlement speeds could preclude certain uses for bitcoin (e.g., micropayments) and could reduce demand for, and the price of, bitcoin, which could adversely impact the value of the Shares. For example, in May 2023, events related to the adoption of ordinals, which are a means of inscribing digital content on the Bitcoin Blockchain, caused transaction fees to temporarily spike above $30 per transaction. As of        , bitcoin transaction fees were averaging $      per transaction.
There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement or throughput of the Bitcoin Network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Bitcoin Network to not adequately resolve scaling challenges and adversely impact the adoption of bitcoin as a medium of exchange and the value of the Shares.
Digital assets may have concentrated ownership, and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.
The largest bitcoin wallets are believed to hold, in aggregate, a significant percentage of the bitcoin in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of bitcoin, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of bitcoin.
If the digital asset award for mining blocks and transaction fees for recording transactions on the Bitcoin Network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expanding processing power or demand high transaction fees, which could negatively impact the value of bitcoin and the value of the Shares.
If the digital asset awards for mining blocks or the transaction fees for recording transactions on the Bitcoin Network are not sufficiently high to incentivize miners, or if certain jurisdictions continue to limit mining activities, miners may cease expending processing power to mine blocks and confirmations of transactions on the Bitcoin Blockchain could be slowed. Currently, the fixed reward for solving a new block is 3.125 bitcoin per block. The amount of bitcoin rewarded for solving a new block is expected to decrease by half after every 210,000 blocks. The next halving is expected to occur mid-2028 and roughly every four years thereafter, until the amount of bitcoin in existence reaches the predetermined 21 million bitcoin. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:
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Over the past several years, digital asset mining operations, including those mining bitcoin, have evolved from individual users mining with computer processors, graphics processing units and first-generation application-specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, including due to an increase in electricity costs or a decline in the market price of the relevant digital asset issued as a mining reward, or if digital asset mining operations are unable to arrange alternative sources of financing (e.g., if lenders refuse to make loans to such miners), digital asset miners are more likely to immediately sell tokens earned by mining or sell more such digital assets than they otherwise would, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

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The reduction in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by miners, could be inadequate to incentivize miners to continue to perform mining activities, thereby jeopardizing the security of the Bitcoin Network, which could harm the value of the Shares.

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A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control over the Bitcoin Network. See “— If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Bitcoin Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.”

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Miners have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners demand higher transaction fees for recording transactions in the Bitcoin Blockchain or a software upgrade automatically charges fees for all transactions on the Bitcoin Network, the cost of using bitcoin may increase and the marketplace may be reluctant to accept bitcoin as a means of payment. Alternatively, miners could collude in an anticompetitive manner to reject low transaction fees on the Bitcoin Network and force users to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Bitcoin Network, the value of bitcoin and the value of the Shares.

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To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in mined blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Bitcoin Blockchain until a block is mined by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Also, some miners have financed the acquisition of mining equipment or the development or construction of infrastructure to perform mining activities by borrowing. If such miners experience financial difficulties and are unable to pay back their borrowings, their mining capacity could become unavailable to the Bitcoin Network, which could conceivably result in disruptions in recording transactions on the Bitcoin Network. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Bitcoin Network and could prevent the Sponsor from completing transactions associated with the day-to-day management of the Trust, including creations and redemptions of the Shares in exchange for bitcoin with Authorized Participants.

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Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin and the value of the Shares.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Bitcoin Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.
If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains control of more than 50% of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Bitcoin Blockchain on which transactions in bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new digital assets or transactions using such control, it may be able to “double-spend” its own digital assets (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin Network or the bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin Network.
For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million. Any similar attacks on the Bitcoin Network could negatively impact the value of bitcoin and the value of the Shares.
In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Any similar attacks on the Bitcoin Network could negatively impact the value of bitcoin and the value of the Shares.
Although there are no known reports of malicious activity on, or control of, the Bitcoin Network, it is possible that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network since the Bitcoin Blockchain’s genesis block was mined in 2009, and others have come close. The possible crossing or near-crossing of the 50% threshold indicates a greater risk that a single mining pool or a small group of mining pools, for example, could exert authority over the validation of bitcoin transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority and is significantly heightened if over 66% falls within such a jurisdiction. Also, there have been reports that two mining pools recently controlled in excess of 50% of the aggregate mining power on the Bitcoin Network and may do so now or in the future. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of the Shares. Also, if miners experience financial or other difficulties on a large scale and are unable to participate in mining activities, whether due to a downturn in the bitcoin market or other factors, the risks of the Bitcoin Network becoming more centralized could increase.
A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that nodes, users and miners accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Bitcoin Network, the risk that a malicious actor may be able to obtain control of the Bitcoin Network in this manner exists. The less that the bitcoin ecosystem grows, the greater the possibility that a malicious actor may be able to maliciously influence the Bitcoin Network in this manner.
A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.
The Bitcoin Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of bitcoin running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. For example, in August 2017, bitcoin “forked” into bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process.
Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum Network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum Network to syphon approximately $60 million of Ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack exploit, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack exploit. However, a minority of users continued to develop the original blockchain, now referred to as Ethereum Classic (“Ethereum Classic”), with the digital asset on that blockchain now referred to as Ethereum Classic (“ETC”). ETC now trades on several digital asset platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.
In addition, many developers have previously initiated hard forks in the blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with bitcoin, such competition could impact demand for bitcoin and could adversely impact the value of the Shares.
Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum platforms through at least October 2016. An Ethereum platform announced in July 2016 that it had lost 40,000 ETC, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of a digital asset network that retained or attracted less mining power, thereby making digital assets that rely on proof-of-work more susceptible to attack.
Digital asset networks and related protocols may also be cloned. Unlike a fork of a digital asset network, which modifies an existing blockchain and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.
A hard fork may adversely affect the price of bitcoin at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares.
As another example of the effects of hard forks on digital assets, on September 15, 2022, the Ethereum Network completed its Merge, moving from a proof-of-work model to a proof-of-stake model. Ethereum proof-of-work miners who disagreed with the new consensus mechanism forked the network, which resulted in the Ethereum proof-of-work network. The Ethereum proof-of-work network was driven by a small but vocal group of miners who wished to hold onto revenue as Ethereum switched to proof-of-stake. The vast majority of token holder votes preferred the new proof-of-stake consensus method. There was no material impact on the Ethereum Network as a result of the fork. All ether holders were airdropped Ethereum proof-of-work network tokens as a result of the hard fork. However, not all liquidity providers were able to trade the new token and the Ethereum proof-of-work network token almost immediately lost most of its value.

A future fork in the Bitcoin Network could adversely affect the value of the Shares or the ability of the Trust to operate.
Shareholders may not receive the benefits of any forks or “airdrops.”
In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017 could claim, until August 27, 2017, a certain amount of Stellar Lumens. Airdrops could create operational security, legal or regulatory or other risks for the Trust, the Sponsor, the Bitcoin Custodian, Authorized Participants or other entities.
We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency (other than bitcoin) acquired through an Incidental Right as “IR Digital Assets.” With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Digital Assets associated with such event. As such, Shareholders will not receive the benefits of any Incidental Rights and any IR Digital Assets.
In the event the Trust seeks to change the Trust’s policy with respect to Incidental Rights or IR Digital Assets, an application would need to be filed with the SEC by NYSE Arca seeking approval to amend its listing rules to permit the Trust to sell Incidental Rights or IR Digital Assets and distribute the cash proceeds (net of expenses and applicable withholding taxes) to DTC or distribute the Incidental Rights or IR Digital Assets in-kind to DTC. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when NYSE Arca will seek or obtain this approval, if at all.
Even if such regulatory approval is sought and obtained, Shareholders may not receive the benefits of a fork, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares. Investors who prefer to have a greater degree of control over events such as forks, airdrops and similar events, and any assets made available in connection with each, should consider investing in bitcoin directly rather than purchasing Shares.
In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes and in doing so may adversely affect the value of the Shares.
In the event of a hard fork of the Bitcoin Network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its sole discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Bitcoin Network, is generally accepted as the Bitcoin Network and should therefore be considered the appropriate digital asset network for the Trust’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on and community engagement with, the Bitcoin Network, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset network or digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Bitcoin Custodian, other service providers, the Index Administrator, cryptocurrency platforms, or other market participants on what is generally accepted as bitcoin and should therefore be considered “bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.
A hard fork could change the source code to the Bitcoin Network, including the 21 million bitcoin supply cap.
In principle, a hard fork could change the source code for the Bitcoin Network, including the source code which limits the supply of bitcoin to 21 million. Although many observers believe this is unlikely at present, there is no guarantee that the current 21 million supply cap for outstanding bitcoin, which is estimated to be reached by approximately the year 2140, will not be changed. If a hard fork changing the

21 million supply cap is widely adopted, the limit on the supply of bitcoin could be lifted, which could have an adverse impact on the value of bitcoin and the value of the Shares.
Any name change and any associated rebranding initiative by the core developers, users or miners of bitcoin or the Bitcoin Network may not be favorably received by the digital asset community, which could negatively impact the value of bitcoin and the value of the Shares.
From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind Zen rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on the Bitcoin Network or bitcoin. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative and could negatively impact the value of bitcoin and the value of the Shares.
Risks Related to the Digital Asset Markets
The digital asset economy has experienced in the past, and may experience in the future, adverse regulatory developments, extreme volatility, loss of confidence, negative publicity and significant declines in market liquidity, any of which could affect the value of the Shares.
In the past, digital asset prices have experienced significant fluctuations, leading to substantial financial difficulties for several key players in the industry, including digital asset trading platforms, hedge funds, and lending platforms. For instance, during the first half of 2022, prominent digital asset lenders, such as Celsius Network LLC and Voyager Digital Ltd., as well as the digital asset hedge fund Three Arrows Capital, entered insolvency proceedings, eroding market confidence. These events contributed to a widespread decline in liquidity, a decrease in digital asset prices, and negative publicity for the industry as a whole. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset trading platforms by volume at the time, suspended customer withdrawals following rumors of liquidity issues and potential insolvency. Shortly thereafter, FTX’s CEO resigned, and the company, along with several affiliates, filed for bankruptcy. The U.S. Department of Justice subsequently filed criminal charges against FTX’s former CEO and others, including fraud, violations of federal securities laws, money laundering and campaign finance violations. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. At the same time, similar charges were brought against Binance and its former CEO in relation to anti-money laundering law violations. In November 2023, Binance pleaded guilty to the Justice Department’s investigations into violations relating to the U.S. Bank Secrecy Act, as amended (the “BSA”), failure to register as a money transmitting business and the International Emergency Economic Powers Act, and the founder of Binance pleaded guilty to failing to maintain an effective AML program in violation of the BSA. As part of the settlement, Binance separately reached resolutions with the CFTC, FinCEN and the Office of Foreign Assets Control (“OFAC”).
These high-profile incidents have contributed to extreme price volatility in the digital asset markets, further exacerbating liquidity issues. Following the FTX bankruptcy, additional entities in the digital asset industry, including lenders and platforms, filed for bankruptcy. The SEC has also brought charges against other entities for alleged unregistered offers and sales of securities, particularly targeting retail investors. These events have significantly increased regulatory scrutiny on the digital asset industry, particularly with respect to digital asset trading platforms. For example, in June 2023, the SEC filed charges against Binance and Coinbase, two of the largest digital asset trading platforms, accusing them of soliciting U.S. investors to trade “crypto asset securities” on unregistered platforms and operating unregistered securities exchanges, brokerages, and clearing agencies. Binance responded by suspending USD deposits and withdrawals on Binance.US and planning to delist USD trading pairs. Similarly, in November 2023, the SEC brought charges against Kraken, alleging similar violations. Between February 2025 and May 2025, the SEC entered into a court-approved joint stipulation to dismiss with prejudice each of the lawsuits against Coinbase, Kraken and

Binance. Several other digital assets market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The final outcome of these lawsuits (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputation impact on industry participants, remain uncertain.
The failure of entities perceived as integral to the digital asset ecosystem, such as Silicon Valley Bank, Signature Bank and Silvergate Bank, during 2023 also led to volatility in digital asset prices as well as negative industry publicity. These banks were seen as key service providers for digital asset market participants in the United States, and their closures negatively impacted the ability of digital asset market participants to access essential banking services, harming liquidity and potentially decreasing the value of digital assets, including bitcoin. Additionally, any future closure of a bank with which the Trust or the Sponsor has a financial relationship could subject the Trust or the Sponsor to similar adverse conditions, potentially disrupting operations and posing challenges in securing alternative banking arrangements.
In response to the increasing regulatory uncertainty and following the November 2024 election of President Trump, the SEC launched a crypto task force in January 2025 to establish a clearer regulatory framework for digital assets. Additionally, President Donald Trump signed an executive order in March 2025 establishing a Strategic Bitcoin Reserve and a U.S. Digital Asset Stockpile. Both chambers of Congress have also formed a bipartisan working group to draft comprehensive legislation to regulate digital assets, and multiple hearings on fair access to financial services for digital asset companies have been held. These developments suggest that regulatory clarity is still evolving, and their impact on the digital asset market is yet to be fully realized and could be adverse. Given these rapid and ongoing changes within the digital asset ecosystem, it is not possible to fully predict the potential impacts on the Sponsor, the Trust, TMTG, Crypto.com, their affiliates or third-party service providers, nor the broader digital asset market. As such, future disruptions in the digital asset markets, including declines in liquidity or digital asset prices, could adversely affect the value of the Shares. See “Risk Factors — Risks Related to the Regulation of the Trust and the Shares — Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares.”
The value of the Shares relates directly to the value of bitcoin, the value of which may be highly volatile and subject to fluctuations due to a number of factors.
The value of the Shares relates directly to the value of the bitcoin held by the Trust and fluctuations in the price of bitcoin could adversely affect the value of the Shares. The market price of bitcoin may be highly volatile and subject to a number of factors, including:
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an increase in the global bitcoin supply or a decrease in global bitcoin demand;

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market conditions of, and overall sentiment towards, the digital assets and blockchain technology industry;

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trading activity on digital asset platforms, which, in many cases, are largely unregulated or may be subject to manipulation;

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the adoption of bitcoin as a medium of exchange, store of value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin Network, and its ability to meet user demands;

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manipulative trading activity on digital asset platforms, which, in many cases, are largely unregulated;

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forks in the Bitcoin Network;

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investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or bitcoin and digital asset exchange rates;

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consumer preferences and perceptions of bitcoin specifically and digital assets generally;

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negative events, publicity and social media coverage relating to the digital assets and blockchain technology industry;

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fiat currency withdrawal and deposit policies on digital asset platforms;

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the liquidity of digital asset markets and any increase or decrease in trading volume or market making on digital asset markets;

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business failures, bankruptcies, hacking, fraud, crime, government investigations or other negative developments affecting digital asset businesses, including digital asset platforms, or banks or other financial institutions and service providers which provide services to the digital assets industry;

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the use of leverage in digital asset markets, including the unwinding of positions, “margin calls,” collateral liquidations and similar events;

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investment and trading activities of large or active consumer and institutional users, speculators, miners and investors in bitcoin;

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an active derivatives market for bitcoin or for digital assets generally;

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monetary policies of governments, legislation or regulation, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of bitcoin as a form of payment or the purchase of bitcoin on the digital asset markets;

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global or regional political, economic or financial conditions, events and situations;

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fees associated with processing a bitcoin transaction and the speed at which bitcoin transactions are settled;

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the maintenance, troubleshooting and development of the Bitcoin Network, including by miners and developers worldwide;

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the ability for the Bitcoin Network to attract and retain miners to secure and confirm transactions accurately and efficiently;

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ongoing technological viability and security of the Bitcoin Network and bitcoin transactions, including vulnerabilities against hacks and scalability;

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financial strength of market participants;

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the availability and cost of funding and capital;

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the liquidity and credit risk of digital asset platforms;

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interruptions in service from or closures or failures of major digital asset platforms or their banking partners, or outages or system failures affecting the Bitcoin Network;

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decreased confidence in digital assets and digital assets platforms due to the largely unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

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poor risk management or fraud by entities in the digital assets ecosystem;

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increased competition from other forms of digital assets or payment services; and

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the Trust’s own acquisitions or dispositions of bitcoin, since there is no limit on the number of bitcoin that the Trust may acquire.

Although returns from investing in bitcoin have at times diverged from those associated with other asset classes to a greater or lesser extent, there can be no assurance that there will be any such divergence in the future, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that bitcoin will maintain its value in the long, intermediate, short or any other term. In the event that the price of bitcoin declines, the Sponsor expects the value of the Shares to decline proportionately.
The value of a bitcoin as represented by the Index or other pricing source used by the Trust may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of bitcoin, inflating and making the Index more volatile. As a result, bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index or other pricing source used by the Trust and could adversely affect the value of the Shares.
Due to the largely unregulated nature and lack of transparency surrounding the operations of digital asset platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider bitcoin market, the value of bitcoin and, consequently, the value of the Shares may be adversely affected, causing losses to Shareholders.
Digital asset platforms are relatively new and, in some cases, are not subject to, or may not comply with, regulation in relevant jurisdictions in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many operate outside the United States. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate and cybersecurity practices and regulatory compliance, many digital asset platforms do not provide this information. Digital asset platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities platforms or designated contract markets. As a result, the marketplace may lose confidence in digital asset platforms, including prominent platforms that handle a significant volume of bitcoin trading.
Many digital asset platforms, both in the United States and abroad, are unlicensed and not subject to, or not in compliance with, regulation in relevant jurisdictions, or operate without extensive supervision by governmental authorities. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2022, one report claimed that trading volumes on digital asset trading platforms were inflated by over 70% due to false or noneconomic trades, with specific focus on unregulated platforms located outside of the United States. Such reports alleged that certain overseas platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on noneconomic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume platforms on which to list their coins.
Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain bitcoin platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and Bitcoin Cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of bitcoin and/or negatively affect the market perception of bitcoin.
The bitcoin market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of bitcoin on trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades and wash trading may not be available to or employed by digital asset platforms, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the bitcoin market generally, including, among others: (1) “wash trading”; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the Bitcoin Network and trading platforms; (4) malicious control of the Bitcoin Network; (5) trading based on material, nonpublic information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin), including “front-running” based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether (for more information, see “— Prices of bitcoin may be affected due to stablecoins (including Tether and US Dollar Coin (“USDC”)), the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash trading and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto markets and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.
In addition, over the past several years, some digital asset platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset platforms. In some instances, customers are made whole only in dollar terms as of the digital asset trading platform’s date of failure, rather than on a digital asset basis, meaning customers may still lose out on any price increase in digital assets. While, generally speaking, smaller digital asset platforms are less likely to have the infrastructure and capitalization that make larger digital asset platforms more stable, larger digital asset platforms are more likely to be appealing targets for hackers and malware, and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset platforms could be subject to abrupt failure with consequences for both users of digital asset platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now-defunct digital asset platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX, and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity or other improper behavior. Moreover, digital asset trading platforms have been a subject of enhanced regulatory and enforcement scrutiny, and digital asset markets have experienced continued instability, following the failure of FTX.
Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government-mandated regulation, and associated losses by customers, may reduce confidence in the Bitcoin Network and result in greater volatility or decreases in the prices of bitcoin. Furthermore, the closure or temporary shutdown of a digital asset platform used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV per Share on a daily basis. The potential consequences of a digital asset platform’s failure could adversely affect the value of the Shares.
The Index price could fail to track the global bitcoin price, which could adversely affect the value of the Shares.
The CF Benchmarks Index was developed by the Index Administrator and has a limited performance history. Although the Index is based on materially the same methodology (except calculation time) as the Index Administrator’s Bitcoin Reference Rate (the “Reference Rate”), which was first introduced in November 2016, the Index has only been in operation since February 2022. The Index price is a composite CF Benchmarks Index calculated using volume-weighted trading price data from Constituent Platforms. The Index has only featured its current list of Constituent Platforms since May 2022. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Index’s performance. The Constituent Platforms chosen by the Index Administrator could also change over time. For example, on October 28, 2024, the Index Administrator added Bullish to the Index due to the trading platform meeting the Index Administrator’s minimum liquidity requirement, and did not remove any Constituent Platforms as part of its scheduled quarterly review. Similarly, the Index Administrator added Crypto.com to the Constituent Platforms on March 31, 2025. The Index Administrator may remove or add Constituent Platforms to the CF Benchmarks Index in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the CF Benchmarks Index, see “Activities of the Trust — Valuation of Bitcoin; The CF Benchmarks Index.”
Although the Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the prices of bitcoin on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated composite CF Benchmarks Index for the price of bitcoin based on, in the case of the CF Benchmarks Index, the volume-weighted price of bitcoin on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the value of a bitcoin as represented by the Index. It is possible that the price of bitcoin on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or the global market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of bitcoin.
If the Index is not available, the Trust’s holdings may be fair valued on a temporary basis in accordance with the policy approved by the Sponsor. To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the global market price of bitcoin, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the global market price of bitcoin. To the extent such prices differ materially from the market price for bitcoin, investors may lose confidence in the Shares’ ability to track the market price of bitcoin, which could adversely affect the value of the Shares.
The Index price used to calculate the value of the Trust’s bitcoin may be volatile, adversely affecting the value of the Shares.
The price of bitcoin on public digital asset platforms has a limited history and, during this history, bitcoin prices on the digital asset markets more generally, and on digital asset platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset platforms, the Index price, and the price of bitcoin generally, remains subject to volatility experienced by digital asset platforms, and such volatility could adversely affect the value of the Shares.
Furthermore, because the number of liquid and credible digital asset platforms is limited, the Index will necessarily be composed of a limited number of digital asset platforms. If a digital asset platform were subjected to regulatory, volatility or other pricing issues, in the case of the CF Benchmarks Index, the Index Administrator would have limited ability to remove such digital asset platform from the Index, which could skew the price of bitcoin as represented by the Index. Trading on a limited number of digital asset platforms may result in less favorable prices and decreased liquidity of bitcoin and, therefore, could have an adverse effect on the value of the Shares.
The Index Administrator could experience system failures or errors.
If the computers or other facilities of the Index Administrator, data providers and/or relevant Constituent Platforms malfunction for any reason, calculation and dissemination of the CF Benchmarks Index may be delayed. Errors in the CF Benchmarks Index data, computations and/or construction may occur from time to time and may not be identified and/or corrected for a period of time or at all, which may have an adverse impact on the Trust and the Shareholders. Any of the foregoing may lead to errors in the CF Benchmarks Index, which may lead to a different investment outcome for the Trust and the Shareholders than would have been the case had such events not occurred.
The CF Benchmarks Index is used to determine the NAV and the NAV per Share. Consequently, losses or costs associated with the CF Benchmarks Index’s errors or other risks described above will generally be borne by the Trust and the Shareholders, and neither the Sponsor nor its affiliates or agents make any representations or warranties regarding the foregoing. If the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines that the CF Benchmarks Index is unreliable as the Index and therefore determines not to use the CF Benchmarks Index, the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Sponsor. See “Activities of the Trust — Net Asset Value.” To the extent the valuation determined in accordance with the policy approved by the Sponsor differs materially from the actual market price of bitcoin, the price of the Shares may no longer track, whether temporarily or over time, the price of bitcoin, which could adversely affect an investment in the Trust and the value of Shares by reducing investors’ confidence in the Shares’ ability to track the price of bitcoin.
The Index price being used to determine the NAV may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the NAV determined using the Index pricing.
The Trust will determine the NAV on each Business Day based on the value of bitcoin as reflected by the Index. The methodology used to calculate the Index price to value bitcoin in determining the NAV may not be deemed consistent with GAAP. To the extent the methodology used to calculate the Index is deemed inconsistent with GAAP, the Trust will utilize an alternative GAAP-consistent pricing source for purposes of the Trust’s periodic financial statements. Creation and redemption of Baskets, the Sponsor’s Fee and other expenses borne by the Trust will be determined using the NAV determined daily based on the Index. Such NAV determined using the Index price may differ, in some cases significantly, from the NAV reported in the Trust’s periodic financial statements.
Competition from the emergence or growth of other digital assets could have a negative impact on the price of bitcoin and adversely affect the value of the Shares.
Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2024, bitcoin was the largest digital asset by market capitalization, as tracked by CoinMarketCap.com, and had the largest user base and largest combined mining power. Despite this first to market advantage, as of December 31, 2024, the alternative digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately

$1.45 trillion (excluding the approximately $1.85 trillion market cap of bitcoin), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, bitcoin and thereby adversely affect the value of the Shares.
In addition, some digital asset networks, including the Bitcoin Network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of bitcoin. Some users of the Bitcoin Network may harbor ill will toward the Litecoin Network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.
Investors may also invest in bitcoin through means other than the Shares, including through direct investments in bitcoin and other financial vehicles, including securities backed by or linked to bitcoin, digital asset financial vehicles similar to the Trust and public companies that hold bitcoin as part of their corporate treasury. The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded spot bitcoin products, among other digital asset vehicles. Whether the Trust is successful in achieving its intended scale and competitive position may be impacted by a range of factors, including the Trust’s timing in entering the market relative to competing spot bitcoin exchange-traded products and its fee structure relative to those competing products. The Trust’s competitors may also charge a substantially lower fee than the Sponsor Fee in an effort to achieve initial market acceptance and scale, which could cause investors to favor such competing products over the Trust.
If the Trust fails to continue to maintain or grow sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with maintaining the Trust, and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors or other forms of losses to the shareholders. Furthermore, the Trust may fail to continue to attract adequate liquidity in the secondary market due to such competition, resulting in a small number of Authorized Participants willing to make a market in the Shares, which in turn could result in the Shares trading at a significant premium or discount for extended periods. Likewise, market and financial conditions, among other conditions outside the Trust’s control, may cause investors to find it more attractive to gain exposure to bitcoin through other vehicles, rather than the Trust.
In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of bitcoin come to represent a significant proportion of the demand for bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding bitcoin, could negatively affect the NAV, the NAV per Share and the value of the Shares. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.
Finally, central banks in various countries have introduced digital forms of legal tender (“CBDCs”). Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, bitcoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, bitcoin. As a result of any of the foregoing factors, the value of bitcoin could decrease, which could adversely affect an investment in the Trust.
The SEC may approve applications to list competing digital assets as exchange-traded products, including from the Sponsor, which could reduce demand for, and the price of, bitcoin and adversely impact the value of the Shares.
As of the date of this prospectus, the SEC has only approved a limited number of applications under Rule 19b-4 of the Exchange Act to list spot digital asset exchange-traded products. However, multiple additional applications for competing digital assets have been filed and are currently pending, and there can be no guarantee the SEC will not approve any such application in the future. In particular, the Sponsor currently expects to apply in the near future to list several additional exchange-traded products. If applications to list spot digital asset exchange-traded products, other than those which hold bitcoin, are approved, to the extent such competing digital asset exchange-traded products come to represent a significant proportion of the demand for digital assets generally, demand for, and the price of, bitcoin could be reduced. Such reduced demand could adversely affect the performance of the Trust and the value of the Shares.
Prices of bitcoin may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.
While the Trust does not invest in stablecoins, it may nonetheless be exposed to risks that stablecoins pose for the bitcoin market and other digital asset markets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to the value of a referenced asset, normally a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable compared to their referenced asset, their market value may fluctuate. This volatility has in the past apparently impacted the price of bitcoin. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the bitcoin market. In addition, some have argued that some stablecoins, particularly Tether, are or have been improperly issued without sufficient backing in a way that, when the stablecoin is used to pay for bitcoin, could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and also argue that those associated with certain stablecoins may be involved in laundering money. Regulators have also charged stablecoin issuers with violations of law or otherwise required certain stablecoin issuers to cease certain operations. For example, on February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.
USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the bitcoin market. The issuer of USDC uses the Circle Reserve Fund to hold cash, U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Treasury, and repurchase agreements secured by such obligations or cash, which serve as reserves backing USDC stablecoins. While USDC is designed to maintain a stable value of $1.00 at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered the FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins and therefore could adversely affect the value of the Shares.
Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for bitcoin. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including bitcoin), or regulatory concerns about stablecoin issuers or intermediaries, such as platforms, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the bitcoin market and affect the value of bitcoin, and in turn impact an investment in the Shares.

Risks Related to the Trust and the Shares
The amount of the Trust’s assets represented by each Share will decline over time as the Trust pays the Sponsor’s Fee and additional expenses born by the Trust, and as a result, the value of the Shares may decrease over time.
The amount of bitcoin represented by each Share will decrease over the life of the Trust due to the sales of bitcoin necessary to pay the Sponsor’s Fee and other Trust expenses. Without increases in the price of bitcoin sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in Shares.
Although the Sponsor has agreed to assume all organizational and certain ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses have been assumed by the Sponsor. For example, any taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor. As part of its agreement to assume some of the Trust’s ordinary administrative expenses, the Sponsor has agreed to pay ordinary legal fees and expenses of the Trust not in excess of $      per annum. Any legal fees and expenses in excess of the amount required under the Trust Agreement will be the responsibility of the Trust.
Because the Trust does not have any income, it needs to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Sponsor will still need to sell bitcoin to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share. New purchases of bitcoin utilizing cash proceeds from new Shares issued by the Trust do not reverse this trend.
A decrease in the amount of bitcoin represented by each Share results in a decrease in its price even if the price of bitcoin has not changed. To retain the Share’s original price, the price of bitcoin has to increase. Without that increase, the lesser amount of bitcoin represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of bitcoin represented by each Share, you will sustain losses on your investment in Shares.
An increase in the Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, will force the Sponsor to sell larger amounts of bitcoin and will result in a more rapid decrease of the amount of bitcoin represented by each Share and a corresponding decrease in its value.
The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin. The Trust is not actively managed and will be affected by a general decline in the price of bitcoin.
The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin. The Sponsor does not actively manage the bitcoin held by the Trust. This means the Sponsor does not speculatively sell bitcoin at times when its price is high or speculatively acquire bitcoin at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. Any losses sustained by the Trust will adversely affect the value of your Shares.
The value of the Shares may be influenced by a variety of factors unrelated to the value of bitcoin.
The value of the Shares may be influenced by a variety of factors unrelated to the price of bitcoin and the digital asset platforms included in the Index that may have an adverse effect on the value of the Shares. These factors include the following:
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unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and redemption of the Shares in exchange for cash, offering of the Shares and storage of bitcoin have been developed specifically for this product;

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the Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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the Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Bitcoin Custodian, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets;

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service providers may default on or fail to perform their obligations or deliver services under their contractual agreements with the Trust, or decide to terminate their relationships with the Trust, for a variety of reasons, which could affect the Trust’s ability to operate; or

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if the Bitcoin Network introduces privacy enhancing features in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Bitcoin Network may increase the potential for bitcoin to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly, through their effect on the Trust’s assets.
The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or the Liquidity Provider.
In the event that one or more Authorized Participants or the Liquidity Provider withdraw from or cease participation in creation and redemption activity or bitcoin transactions with the Trust for any reason, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in your incurring a loss on your investment in Shares.
There may be situations where an Authorized Participant is unable to redeem a Basket of Shares. To the extent the price of bitcoin decreases, these delays may result in a decrease in the amount the Authorized Participant will receive when the redemption occurs, as well as a reduction in liquidity for all Shareholders in the secondary market.
Although Shares surrendered by Authorized Participants in Basket-size aggregations are redeemable in exchange for the cash proceeds from selling the underlying amount of bitcoin, redemptions may be suspended (1) during any period in which regular trading on NYSE Arca is suspended or restricted or the exchange is closed (other than scheduled holiday or weekend closings), or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Bitcoin Custodian, the Cash Custodian, the Trust Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin Network, hacking, cybersecurity breach, or power, internet, or Bitcoin Network outage, or similar event). If any of these events occurs at a time when an Authorized Participant intends to redeem Shares, and the price of bitcoin decreases before such Authorized Participant is able again to surrender for redemption Baskets, such Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the bitcoin received from the Trust upon the redemption of its Shares, had the redemption taken place when such Authorized Participant originally intended it to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and, therefore, decreasing the price a Shareholder may receive upon sale.
The Trust is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares less attractive to investors.
The Trust is an “emerging growth company” as defined in the JOBS Act. For as long as the Trust continues to be an emerging growth company, it may choose to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging public companies, which include, among other things:
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exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act;

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reduced disclosure obligations regarding executive compensation in the Trust’s periodic reports and audited financial statements in this prospectus;

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exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on “golden parachute” compensation; and

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exemption from any rules requiring mandatory audit firm rotation and auditor discussion and analysis and, unless otherwise determined by the SEC, any new audit rules adopted by the Public Company Accounting Oversight Board.

The Trust could be an emerging growth company until the last day of the fiscal year following the fifth anniversary after its initial public offering, or until the earliest of (1) the last day of the fiscal year in which it has annual gross revenue of $1.235 billion or more, (2) the date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt or (3) the date on which it is deemed to be a large accelerated filer under the federal securities laws. The Trust will qualify as a large accelerated filer as of the first day of the first fiscal year after it has (A) more than $700 million in outstanding equity held by nonaffiliates, (B) been public for at least 12 months and (C) filed at least one annual report on Form 10-K.
Under the JOBS Act, emerging growth companies are also permitted to elect to delay adoption of new or revised accounting standards until companies that are not subject to periodic reporting obligations are required to comply, if such accounting standards apply to non-reporting companies. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Trust’s election to use the phase-in periods permitted by this election may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the longer phase-in periods under Section 107 of the JOBS Act and who will comply with new or revised financial accounting standards. If the Trust were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.
The Trust cannot predict if investors will find an investment in the Trust less attractive if it relies on these exemptions.
The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.
Although Shares are intended to be listed for trading on NYSE Arca, there can be no assurance that an active trading market for the Shares will develop or, to the extent an active market does develop, be maintained or continue to develop on NYSE Arca. In addition, NYSE Arca can halt the trading of the Shares at any time and for a variety of reasons. To the extent that NYSE Arca halts trading in the Shares, whether on a temporary or permanent basis, shareholders may not be able to buy or sell Shares, which could adversely affect the value of the Shares. If you need to sell your Shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).
The lack of ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust.
The Trust is currently only able to accept cash purchase orders and redemption orders, which means that an Authorized Participant will deliver only cash to create Shares and will receive only cash when redeeming Shares and the Trust will choose, in its sole discretion, to enter into a transaction with the Liquidity Provider or the Prime Execution Agent to buy or sell bitcoin in exchange for cash. However, and in common with other spot bitcoin exchange-traded products, the Trust is not at this time able to create and redeem Shares via in-kind transactions with Authorized Participants in exchange for bitcoin.

Authorized Participants must be registered broker-dealers. Registered broker-dealers are subject to various requirements of the federal securities laws and rules, including financial responsibility rules such as the customer protection rule, the net capital rule and record-keeping requirements. There has yet to be definitive regulatory guidance on whether and how registered broker-dealers can comply with these rules with regard to transacting in or holding spot bitcoin. Until further regulatory clarity emerges regarding whether registered broker-dealers can hold and deal in bitcoin under such rules, there is a risk that registered broker-dealers participating in the in-kind creation or redemption of Shares for bitcoin may be unable to demonstrate compliance with such requirements. While compliance with these requirements would be the broker-dealer’s responsibility, a national securities exchange is required to enforce compliance by its member broker-dealers with applicable federal securities law and rules. As a result, the SEC is unlikely to permit an exchange to adopt listing rules for a product if it is not clear that the exchange’s members would be able to comply with applicable rules when transacting in the product as designed. To the extent further regulatory clarity emerges, NYSE Arca may seek In-Kind Regulatory Approval to amend its listing rules to permit the Trust to create and redeem Shares through in-kind creations and redemptions, in which Authorized Participants or their designees would deposit bitcoin directly with the Trust or receive bitcoin directly from the Trust. However, there can be no assurance as to when such regulatory clarity will emerge, or when NYSE Arca will seek or obtain this approval, if at all.
To the knowledge of the Sponsor, exchange-traded products for all spot-market commodities other than bitcoin, such as gold and silver, employ in-kind creations and redemptions with the underlying asset. The Sponsor believes that it is generally more efficient, and therefore less costly, for spot commodity exchange-traded products to utilize in-kind orders rather than cash orders, because there are fewer steps in the process and therefore there is less operational risk involved when an authorized participant can manage the buying and selling of the underlying asset itself, rather than depend on an unaffiliated party such as the issuer or sponsor of the exchange-traded product. As such, a spot commodity exchange-traded product that only employs cash creations and redemptions and does not permit in-kind creations and redemptions is a novel product that has not been tested and could be impacted by any resulting operational inefficiencies.
In particular, the Trust’s inability to facilitate in-kind creations and redemptions could result in the exchange-traded product arbitrage mechanism failing to function as efficiently as it otherwise would, leading to the potential for the Shares to trade at premiums or discounts to the NAV per Share, and such premiums or discounts could be substantial. See “— The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.” Furthermore, if cash creations or redemptions are unavailable, either due to the Sponsor’s decision to reject or suspend such orders, the unavailability of the Liquidity Provider or the Prime Execution Agent’s services or otherwise, it will not be possible for Authorized Participants to redeem or create Shares, in which case the arbitrage mechanism would be unavailable. This could result in impaired liquidity for the Shares, wider bid-ask spreads in secondary trading of the Shares and greater costs to investors and other market participants. In addition, the Trust’s inability to facilitate in-kind creations and redemptions, and resulting reliance on cash creations and redemptions, could cause the Sponsor to halt or suspend the creation or redemption of Shares during times of market volatility or turmoil, among other consequences.
Even if In-Kind Regulatory Approval were obtained, there can be no assurance that in-kind creations or redemptions of the Shares will be available in the future, or that broker-dealers would be willing to serve as Authorized Participants with respect to the in-kind creation and redemption of Shares. Any of these factors could adversely affect the performance of the Trust and the value of the Shares.
If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV per Share.
If the processes of creation and redemption of Shares (which depend on timely transfers of bitcoin to and by the Bitcoin Custodian and Prime Execution Agent) encounter any unanticipated difficulties due to, for example, the price volatility of bitcoin, the insolvency, business failure or interruption, default, failure to perform, security breach or other problems affecting the Prime Execution Agent, Bitcoin Custodian, Authorized Participants or the Liquidity Provider, the change from the originally contemplated in-kind creations and redemptions to cash creations and redemptions, the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by miners or other problems or disruptions affecting the Bitcoin Network, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets (in the case of Authorized Participants) to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin or to engage in bitcoin transactions (in the case of the Liquidity Provider or transactions facilitated by the Prime Execution Agent) may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, as further described in “Description of the Shares and the Trust Agreement,” the Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Bitcoin Network, the processing of transactions on the Bitcoin Network may be disrupted, which in turn may prevent the Liquidity Provider from depositing or withdrawing bitcoin from their accounts at the Prime Execution Agent, or prevent the Prime Execution Agent from facilitating bitcoin transactions through its prime execution agent service, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of bitcoin and may fall or otherwise diverge from NAV per Share. Furthermore, in the event that the market for bitcoin should become relatively illiquid and thereby materially restrict opportunities for arbitraging, the price of Shares may diverge from the value of bitcoin.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of bitcoin and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than an in-kind creation and redemption model. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. In addition, the Liquidity Provider must settle bitcoin transactions with the Trust within a contractually specified time period, subject to customary exceptions. If the Liquidity Provider fails to perform its obligations within the contractually specified time period, the Trust would seek to use the Prime Execution Agent’s service or an alternate Liquidity Provider to execute the bitcoin transaction. However, the pricing or terms of the ultimate bitcoin transaction conducted through the Prime Execution Agent’s service or an alternate Liquidity Provider after the failure of the Liquidity Provider to perform its obligations could deviate, potentially significantly, from the pricing or terms of the transaction that the Trust originally entered with the Liquidity Provider. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying bitcoin, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of bitcoin, and as a result, the price of the Shares may fall or otherwise diverge from the NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying bitcoin held by the Trust or sell Shares at a price lower than the value of the underlying bitcoin held by the Trust, causing Shareholders to suffer losses. Alternatively, Authorized Participants could refrain from participating in creating and redeeming Baskets, and if not replaced, could disrupt the Trust’s ability to operate. Similarly, the Liquidity Provider or the parties to transactions with the Trust could refrain from transacting with the Trust, and if not replaced, could disrupt the Trust’s ability to operate. Initially, the Trust expects to conduct bitcoin purchase and sale transactions solely through the Prime Execution Agent, with the Liquidity Provider expected to be added in the future. The reliance on the Prime Execution Agent and Liquidity Provider initially creates a risk that if the Prime Execution Agent’s service or trading with the Liquidity Provider is unavailable or disrupted for any reason, the Trust will be unable to execute bitcoin transactions and the Trust’s creation and redemption processes will be disrupted. In addition, a failure to settle bitcoin transactions, whether with the Liquidity Provider or the Prime Execution Agent’s service, could disrupt the calculation of the Trust’s NAV or potentially cause inaccuracies in NAV calculation, which could disrupt the Trust’s operations or cause Shareholders to suffer losses.
Because the Trust holds only bitcoin and cash, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.
The Trust holds only bitcoin and cash. As a result, the Trust’s holdings are not diversified. Accordingly, the NAV may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over short or long periods of time. Fluctuations in the price of bitcoin are expected to have a direct impact on the value of the Shares.
An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in the Trust. Investors should review closely the objective and strategy of the Trust and redemption rights, as discussed herein, and familiarize themselves with the risks associated with an investment in the Trust.
As an owner of Shares, you will not have the rights normally associated with ownership of other types of shares.
Shares are not entitled to the same rights as shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. You will only have the limited rights contained in the Trust Agreement and described under “Description of the Shares and the Trust Agreement.”
The Sponsor may amend the Trust Agreement without the consent of the Shareholders.
The Sponsor may amend the Trust Agreement, including to increase the Sponsor’s Fee, without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. If an amendment imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase (other than through the “negative consent” procedure described above).
Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.
The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging and imposes governance requirements as a check on fund management.
The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA and that the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.
The Sponsor and its management team have a limited track record in operating investment vehicles that specifically deal with digital assets such as the Trust. This limited experience poses several potential risks to the effective management and operation of the Trust. Digital assets, such as bitcoin, are known for their high volatility, unique technical, legal and regulatory challenges and rapidly evolving market dynamics. The Sponsor’s limited experience in this specific field may not fully equip them to navigate these complexities effectively.
The past performances of the Sponsor’s management in other investment vehicles are no indication of their ability to manage an investment vehicle such as the Trust. The unique nature of digital assets makes past performance an unreliable indicator of future success in this area. The digital asset market is technology-driven and requires a deep understanding of the underlying blockchain technology and security considerations. The Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures or operational errors related to digital asset transactions and custody.
Should the Sponsor and its management team’s experience prove inadequate or unsuitable for managing a digital asset-based investment vehicle like the Trust, it could result in suboptimal decision-making, increased operational risks and potential legal or regulatory noncompliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.
Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.
Security threats to the Trust’s account at the Bitcoin Custodian could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.
Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s bitcoin held in the Trust’s account at the Bitcoin Custodian or the Trading Balance held with the Prime Execution Agent will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s bitcoin and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Bitcoin Custodian or Prime Execution Agent is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s bitcoin may be subject to theft, loss, destruction or other attack.
The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, or cold storage, multiple encrypted private key “shards” and other measures, are reasonably designed to safeguard the Trust’s bitcoin. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust, and the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets. The Sponsor does not control the Bitcoin Custodian’s or Prime Execution Agent’s operations or their implementation of such security procedures and there can be no assurance that such security procedures will actually work as designed or prove to be successful in safeguarding the Trust’s assets against all possible sources of theft, loss or damage. Assets not held in cold storage, such as assets held in a trading account, may be more vulnerable to security breach, hacking or loss than assets held in cold storage. Furthermore, assets held in a trading account, including the Trust’s Trading Balance (as defined below) at the Prime Execution Agent, are held on an omnibus, rather than segregated, basis, which creates greater risk of loss. Even though bitcoin is only moved into the Trading Balance in connection with and to the extent of purchases and sales of bitcoin by the Trust and such bitcoin is swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process, there are no policies that would limit the amount of bitcoin that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. This could create greater risk of loss of the Trust’s bitcoin, which could cause Shareholders to suffer losses.
The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Bitcoin Custodian or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account at the Bitcoin Custodian, the relevant private keys (and therefore bitcoin) or other data or property of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or the Bitcoin Custodian to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Bitcoin Custodian may be unable to anticipate these techniques or implement adequate preventative measures.
An actual or perceived breach of the Trust’s account at the Bitcoin Custodian could harm the Trust’s operations or result in partial or total loss of the Trust’s assets, resulting in a reduction or destruction in the value of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.
Bitcoin transactions are irrevocable, and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin transactions could adversely affect the value of the Shares.
Bitcoin transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Bitcoin Blockchain, an incorrect transfer or theft of bitcoin generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of bitcoin will regularly be made to or from the Trust’s account at the Bitcoin Custodian, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s bitcoin could be transferred from the Trust’s account at the Bitcoin Custodian in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.
Such events have occurred in connection with digital assets in the past. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s bitcoin through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred bitcoin. The Trust will also be unable to convert or recover its bitcoin transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.
If any of the Trust’s counterparties fails to provide services as required or any of their agreements is terminated, the Trust’s operations could be adversely affected.
The Trust is dependent on its various counterparties, including the Bitcoin Custodian, which is Foris DAX Trust Company, LLC, and the Prime Execution Agent, Foris DAX, Inc., to operate. Foris DAX Trust Company, LLC performs essential functions in terms of safekeeping the Trust’s bitcoin in the Vault Balance, and Foris DAX, Inc., in its capacity as Prime Execution Agent, facilitates the buying and selling or settlement of bitcoin by the Trust in connection with cash creations and redemptions, and the selling of bitcoin to pay the Sponsor’s Fee, to pay any other Trust expenses, to the extent applicable, and, in extraordinary circumstances, to liquidate the Trust’s bitcoin. If the Bitcoin Custodian or the Prime Execution Agent fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
Alternatively, the Sponsor could decide to replace the Bitcoin Custodian or the Prime Execution Agent or such service providers may decide to terminate their relationship with the Trust. Also, if either the Bitcoin

Custodian or the Prime Execution Agent becomes insolvent, suffer business failure, ceases business operations, defaults on or fails to perform its obligations under its contractual agreements with the Trust, or abruptly discontinue the services it provides to the Trust for any reason, the Trust’s operations including its creation and redemption processes would be adversely affected.
The Sponsor may not be able to find a party willing to serve as the custodian of the Trust’s bitcoin or as the Trust’s prime execution agent under the same terms as the current agreement between the Trust and the Bitcoin Custodian regarding the custody of the Trust’s bitcoin (the “Bitcoin Custodian Agreement”) or the current agreement between the Sponsor and the Prime Execution Agent (the “Prime Execution Agency Agreement”) or at all. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian or prime execution agent, the Sponsor may be required to terminate the Trust and liquidate the Trust’s bitcoin. In addition, to the extent that the Sponsor finds a suitable party but must enter into a modified Bitcoin Custodian Agreement or Prime Execution Agency Agreement that is less favorable for the Trust or Sponsor, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime execution agent, its operations could be adversely affected.
Similarly, if an Authorized Participant or the Liquidity Provider suffers insolvency, business failure or interruption, default, failure to perform, security breach or in certain circumstances a force majeure event, or if an Authorized Participant or the Liquidity Provider chooses not to participate in the creation and redemption process of the Trust, and the Trust is unable to engage replacement Authorized Participants or the Liquidity Provider or access alternative services on commercially acceptable terms or at all, then the creation and redemption process of the Trust, the arbitrage mechanism used to keep the Shares in line with the NAV and the Trust’s operations generally could be negatively affected. Termination of the Cash Custodian Agreement or the Cash Custodian’s failure to perform its services could similarly have a negative impact on the Trust’s operations and the value of the Shares.
The Prime Execution Agent currently performs, and may perform in the future similar, functions for several competing exchange-traded bitcoin products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.
The Prime Execution Agent currently performs, and may perform in the future, similar functions for several competing exchange-traded bitcoin products, which could adversely affect the Trust’s operations and ultimately the value of the Shares. Therefore, the Prime Execution Agent may fail to properly resource their operations to adequately support all such products that use their services, which could harm the Trust, the shareholders and the value of the Shares. In addition, if the Prime Execution Agent were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.
Authorized Participants may serve in a similar capacity for several competing exchange-traded bitcoin products.
Some of the Authorized Participants working with the Trust also serve competing exchange-traded bitcoin products. As a result, they may not be able to fully support all the products they work with, including the Trust. This risk is heightened by the price volatility of bitcoin and the amount of bitcoin needed to create or redeem Shares of the Trust. Authorized Participants may also prioritize creations and redemptions for competing products over those of the Trust, based on factors like the effectiveness of the Trust’s arbitrage mechanism, liquidity, bid-ask spreads and associated costs. Since there are a limited number of potential Authorized Participants, the Trust may struggle to find replacements if necessary. If any Authorized Participant stops serving the Trust or favors competing products, it could reduce the Trust’s attention or lead to less favorable terms, which could hurt the Trust’s operations and the value of the Shares.
The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Trust Administrator, the Cash Custodian, the Prime Execution Agent and the Bitcoin Custodian could expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person or entity is liable.
The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC- or SIPC-member institutions. In addition, neither the Trust nor the Sponsor insures the Trust’s bitcoin. The Bitcoin Custodian maintains insurance policies in the amount of $120 million, in the aggregate, which are intended to cover the loss of client assets held by the Bitcoin Custodian, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack, and fraudulent transfer. The insurance maintained by the Bitcoin Custodian may not be available or sufficient to protect the Trust from all possible losses or sources of losses. The Bitcoin Custodian’s insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such cash insurance proceeds with other clients or customers of the Bitcoin Custodian, which could reduce the amount of such proceeds that are available to the Trust. In addition, the bitcoin insurance market is limited, and the level of insurance maintained by the Bitcoin Custodian may be substantially lower than the assets of the Trust. While the Bitcoin Custodian maintains certain capital reserve requirements based on the value of the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the Bitcoin Custodian will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets.
Moreover, in the event of an insolvency or bankruptcy of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the Bitcoin Custodian or Prime Execution Agent in the digital asset industry, there is a risk that customers’ assets — including the Trust’s assets — may be considered the property of the bankruptcy estate of the Prime Execution Agent (in the case of the Trading Balance) or the Bitcoin Custodian (in the case of the Vault Balance), and customers — including the Trust — may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.
There is a risk that the Trading Balance, in which the Trust’s bitcoin and cash are held in omnibus accounts by the Prime Execution Agent (in the latter case, as described below in “— Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust”), could be considered part of the Prime Execution Agent’s bankruptcy estate in the event of the Prime Execution Agent’s bankruptcy. The Trust’s Trading Balance represents an entitlement to a pro rata share of the bitcoin (and cash) the Prime Execution Agent has allocated to the omnibus wallets the Prime Execution Agent holds, as well as the accounts in the Prime Execution Agent’s name that the Prime Execution Agent maintains at Connected Trading Venues (the “Connected Trading Venue”) (which are typically held on an omnibus, rather than segregated, basis). If the Prime Execution Agent suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Execution Agent’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Execution Agent, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Execution Agent, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Execution Agent, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.
Under the Trust Agreement, the Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of bitcoin by the Bitcoin Custodian or the Prime Execution Agent, absent willful misconduct, gross negligence, reckless disregard or bad faith on the part of the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Sponsor, including in the event of a loss of bitcoin by the Bitcoin Custodian or Prime Execution Agent, is limited.
The Shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of bitcoin or the provision of instructions relating to the movement of bitcoin, is limited. For the avoidance of doubt, none of the Sponsor, TMTG, Crypto.com or any of their respective affiliates (including, among others, Yorkville), nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the Bitcoin Custodian and Prime Execution Agent.

Consequently, a loss may be suffered with respect to the Trust’s bitcoin that is not covered by the Bitcoin Custodian’s insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.
Loss of a critical banking relationship for, or the failure of a bank used by, the Prime Execution Agent could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.
The Prime Execution Agent facilitates the buying and selling or settlement of bitcoin by the Trust in connection with cash creations and redemptions between the Trust and the Authorized Participants, and the sale of bitcoin to pay the Sponsor’s Fee and any other Trust expenses, to the extent applicable, and in extraordinary circumstances, to effect the liquidation of the Trust’s bitcoin. The Prime Execution Agent relies on bank accounts to provide its trading platform services, including temporarily holding any cash related to a customer’s purchase or sale of bitcoin. To the extent that the Prime Execution Agent faces difficulty establishing or maintaining banking relationships, the loss of the Prime Execution Agent’s banking partners or the imposition of operational restrictions by these banking partners and the inability for the Prime Execution Agent to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Prime Execution Agent could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Prime Execution Agent is able to establish relationships may not be as large or well capitalized or subject to the same degree of prudential supervision as the existing providers.
The Trust could also suffer losses in the event that a bank in which the Prime Execution Agent holds customer cash, including the cash associated with the Trust’s Trading Balance (which is used by the Prime Execution Agent to move cash flows associated with the Trust’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses), fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (the “DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI, which appointed the FDIC as receiver. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the Department of the Treasury, the Federal Reserve and the FDIC on March 12, 2023 stated that depositors in Signature Bank and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the DFPI, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.
The Prime Execution Agent maintains banking relationships with numerous banks but in the past had relationships with two troubled banks: Silvergate Bank and Signature Bank. The Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of any banking institution. However, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Execution Agent in the Trust’s Trading Balance or associated with the Trust’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses, in the event that one or more of the banks used by the Prime Execution Agent is insolvent, voluntarily closes or becomes illiquid. If the Prime Execution Agent were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Execution Agent’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Execution Agent maintains customer cash in the Trust’s Trading Balance associated with the Trust’s orders to sell bitcoin in connection with payment of the Sponsor’s Fee, and to the extent applicable, other Trust expenses, could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections. In addition, the Trust may maintain cash balances with the Prime Execution Agent that are not insured or are in excess of the

FDIC’s insurance limits, or which are maintained by the Prime Execution Agent in cash and cash equivalents and subject to the attendant risks (e.g., “breaking the buck”). As a result, the Trust could suffer losses.
The Prime Execution Agent routes orders through Connected Trading Venues in connection with trading services. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Execution Agent’s business and cause losses for the Trust.
In connection with trading services under the Prime Execution Agency Agreement, the Prime Execution Agent routinely routes customer orders to one or more Connected Trading Venues, which are third-party platforms or other trading venues (including the trading venue operated by affiliates of the Prime Execution Agent). In connection with these activities, the Prime Execution Agent may hold bitcoin with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. If the Prime Execution Agent were to experience a disruption in the Prime Execution Agent’s access to these Connected Trading Venues, the Prime Execution Agent’s trading services under the Prime Execution Agency Agreement could be adversely affected to the extent that the Prime Execution Agent is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Execution Agent has policies and procedures to help mitigate the Prime Execution Agent’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency or loss of customer assets, the Prime Execution Agent might not be able to fully recover the customer’s bitcoin that the Prime Execution Agent has deposited with these third parties. As a result, the Prime Execution Agent’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Execution Agency Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Execution Agent maintains customer bitcoin, including bitcoin associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Execution Agent is subject or other potential protections.
The Trust may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to Shareholders.
Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, direct the Trustee to dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust.
If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the actual exchange rate of bitcoin at such time is lower than the Index was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s bitcoin is sold as part of its liquidation, the resulting proceeds distributed to Shareholders will be less than if the actual exchange rate at such time were higher at the time of sale.
The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.
Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Trust Agreement to the Sponsor. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.
Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Nevada law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Nevada law, a Shareholder may bring a derivative action if the Shareholder is a Shareholder at the time the action is brought and either (i) was a Shareholder at the time of the transaction at issue or (ii) acquired the status of Shareholder by operation of law or the Trust’s governing instrument from a person who was a Shareholder at the time of the transaction at issue. Additionally, Section 88A.410(5) of Nevada Revised Statutes Chapter 88A (the “Nevada Statutory Trust Act”) specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to additional standards and restrictions set forth in the governing instrument, including, without limitation, a requirement that beneficial owners of a specified beneficial interest join in the action.” In addition to the requirements of applicable law and in accordance with the foregoing, the Trust Agreement provides that (a) no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (1) two or more Shareholders who (A) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (B) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding and (2) (A) prior to bringing such action, the Shareholder must make a demand upon the Sponsor to direct the Trustee to bring the subject action unless an effort to cause the Sponsor to direct the Trustee to bring such an action is not likely to succeed, and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (B) unless a demand is not required under clause (2) (A) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim, and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to direct the Trustee to bring such action.
Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.
The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.
The Trust Agreement provides that the courts of the state of Nevada and any federal courts located in Clark County, Nevada will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of action for violations of the Exchange Act or the Securities Act will not be governed by the exclusive jurisdiction provision of the Trust Agreement. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Nevada and any federal courts located in Clark County, Nevada are inconvenient venues or are otherwise inappropriate. As such, a Shareholder could be required to litigate a matter relating to the Trust in a Nevada court, even if that court may otherwise be inconvenient for the Shareholder.
The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of action for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares, Shareholders waive a right to a trial by jury, which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.
The Sponsor is solely responsible for determining the value of the NAV and NAV per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.
The Sponsor has the exclusive authority to determine the NAV and the NAV per Share. The Sponsor has delegated to the Trust Administrator the responsibility to calculate the NAV and the NAV per Share, based on a pricing source selected by the Sponsor. The Trust Administrator determines the NAV and NAV per Share as of 4:00 p.m. ET, on each Business Day, as soon as practicable after that time. The Trust Administrator’s determination is made utilizing data from the operations of the Trust and the Index, calculated at 4:00 p.m. ET, on such day. If the Sponsor determines in good faith that the Index does not reflect an accurate price for bitcoin, then the Sponsor will instruct the Trust Administrator to employ an alternative method to determine the fair value of the Trust’s assets. There are no predefined criteria to make a good faith assessment as to which of the rules the Sponsor will apply and the Sponsor may make this determination in its sole discretion. The Trust Administrator may calculate the Index in a manner that ultimately inaccurately reflects the price of bitcoin. To the extent that the NAV, the NAV per Share, the Index or the Trust Administrator’s or the Sponsor’s other valuation methodology is incorrectly calculated, neither the Sponsor, the Trust Administrator nor the Sponsor may be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Index or other valuation method used to calculate the NAV. Any such change in the Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.
To the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP, the Trust’s periodic financial statements may not utilize the NAV or NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with GAAP, as of the financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements. To the extent that such valuation sources and policies used to prepare the Trust’s financial statements result in an inaccurate price, the value of the Shares could be adversely affected and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the valuation method used to calculate the NAV to be reported in the Trust’s financial statements. Any such change in such valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.
Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting the value of the Shares.
In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed ordinary course operational and periodic expenses of the Trust, with the exception of those described in “Activities of the Trust — Trust Expenses.” Expenses incurred by the Trust but not assumed by the Sponsor, such as, among others, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, or extraordinary legal fees and expenses, are not assumed by the Sponsor and are borne by the Trust. The Sponsor will cause the Trust to either (i) sell bitcoin held by the Trust or (ii) deliver bitcoin in kind to the Sponsor to pay Trust expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Trust may be required to sell or otherwise dispose of bitcoin at a time when the trading prices for those assets are depressed.
The sale or other disposition of assets of the Trust in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

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The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the prices of bitcoin. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s bitcoin may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares; and

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Because the Trust does not generate any income, every time that the Trust pays expenses, it will deliver bitcoin to the Sponsor or sell bitcoin. Any sales of the Trust’s assets in connection with the payment of expenses will decrease the amount of the Trust’s assets represented by each Share each time its assets are sold or transferred to the Sponsor.

The Trust’s delivery or sale of bitcoin to pay expenses or other operations of the Trust could result in shareholders’ incurring tax liability without an associated distribution from the Trust.
Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoin by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event to beneficial owners of Shares. Thus, the Trust’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares.
The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Trust Administrator, the Bitcoin Custodian or the Cash Custodian under the Trust Documents.
Under the Trust Agreement and the Trust’s agreements with its service providers (collectively, the “Trust Documents”), each of the Sponsor, the Trustee, the Trust Administrator and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without, depending on the applicable Trust Document, gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, the Trustee, the Trust Administrator or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the bitcoin holdings of the Trust and the value of the Shares.
Intellectual property rights claims may adversely affect the Trust and the value of the Shares.
The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding bitcoin. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of bitcoin. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its bitcoin. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its bitcoin. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.
The Trust may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Trust.
A public health emergency, such as the coronavirus (“COVID-19”) pandemic, could adversely affect the economics of many nations and could have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the digital asset markets. For example, digital asset prices, including bitcoin, decreased significantly in the first quarter of 2020 amidst broader market declines as a result of the COVID-19 outbreak.
Future public health emergencies could result in an increase of the costs of the Trust and affect liquidity in the digital asset market, as well as the correlation between the price of the Shares and the NAV, any of which could adversely affect the value of the Shares. In addition, future public health emergencies could impair the information technology and other operational systems upon which the Trust’s service providers, including the Sponsor, the Trustee and the Custodians, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the digital asset markets, which could adversely affect the value of bitcoin and the price of the Shares.
Further, future public health emergencies could also interfere with the operations of the Index or the Index Administrator, which the Sponsor uses to value the bitcoin held by the trust to calculate the NAV. The COVID-19 pandemic or other future public health emergencies could also cause the closure of futures platforms, which could eliminate the ability of Authorized Participants to hedge purchases of Baskets, increasing trading costs of Shares and resulting in a sustained premium or discount in the Shares. Each of these outcomes would negatively impact the Trust.
The Sponsor or one or more of its affiliates may be a party in interest or a disqualified person with respect to one or more benefit plan investors considering an investment in the Trust, which may prohibit such investors from purchasing the Shares.
The Sponsor or one or more of its affiliates may be a party in interest or a disqualified person with respect to one or more “benefit plan investors” (as defined in Section3(42) of ERISA) considering an investment in the Trust. Given the Sponsor’s or an affiliate’s expected initial ownership interest of 50% or more of the Trust (as described in “Seed Capital Investor”), the Trust could be a “party in interest” (under ERISA) or “disqualified person” (under Section 4975 of the Code) to any benefit plan investor with respect to which the Sponsor or an affiliate is a party in interest or a disqualified person. Therefore, the purchase by any such benefit plan investor of interests in the Trust could be prohibited under ERISA and/or Section 4975 of the Code absent an exemption. Fiduciaries of benefit plan investors should consider whether a purchase of interests constitutes a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. Available exemptions from the prohibited transaction rules of ERISA and the Code include PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and Section 408(b)(17) of ERISA (and the corresponding provisions of Section 4975(d)(20) of the Code).
The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Trust and of each benefit plan investor, and it is the responsibility of the appropriate fiduciary of each investing benefit plan investor to ensure that its investment in the Trust is consistent with all applicable requirements. Each Shareholder, whether or not subject to Title I of ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing the Shares.
Risks Related to the Regulation of the Trust and the Shares
Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares.
There is a lack of consensus regarding the regulation of digital assets, including bitcoin, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, the SEC, OFAC, the Office of the Comptroller of the Currency (the “OCC”), the CFTC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Consumer Financial Protection Bureau (the “CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions, or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The 2022 Events, including among others the bankruptcy filings of FTX and its subsidiaries, Three Arrows Capital, Celsius Network, Voyager Digital, Genesis, BlockFi and others, and other developments in the digital asset markets, have resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on intermediaries such as digital asset platforms and custodians. Federal and state legislatures and regulatory agencies may introduce and enact new laws and regulations to regulate digital asset intermediaries, such as digital asset platforms and custodians. The March 2023 collapses of Silicon Valley Bank, Silvergate Bank and Signature Bank, which in some cases provided services to the digital assets industry, may amplify and/or accelerate these trends.
U.S. federal and state regulators, as well as the White House, have issued reports and releases concerning digital assets, including bitcoin and digital asset markets. Further, in 2023, the House of Representatives formed two new subcommittees: the Digital Assets, Financial Technology and Inclusion Subcommittee and the Commodity Markets, Digital Assets and Rural Development Subcommittee, each of which were formed in part to analyze issues concerning digital assets and demonstrate a legislative intent to develop and consider the adoption of federal legislation designed to address the perceived need for regulation of and concerns surrounding the crypto industry. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and may not be ascertainable in the near future. We cannot predict how these and other related events will affect us or the digital asset business.
On January 23, 2025, President Trump issued an executive order titled Strengthening American Leadership in Digital Financial Technology, which aims to support the responsible growth and use of digital assets and blockchain technology across the economy. In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities laws framework for digital assets may resolve the case. Between February 2025 and May 2025, the SEC entered into a court-approved joint stipulation to dismiss with prejudice each of the lawsuits against Coinbase, Kraken and Binance. Several other digital assets market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The outcome of these lawsuits (to the extent not yet dismissed), their effect on the broader cryptoeconomy and the reputational impact on industry participants, remain uncertain.
It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.
FinCEN’s money transmitter registration and related requirements may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and the value of the Shares.
FinCEN requires any administrator or exchanger of convertible digital assets to register with FinCEN as a money transmitter and comply with the anti-money laundering regulations applicable to money transmitters. Entities which fail to comply with such regulations are subject to fines, may be required to cease operations and could have potential criminal liability. For example, in 2015, FinCEN assessed a $700,000 fine against a sponsor of a digital asset for violating several requirements of the BSA by acting as an MSB and selling the digital asset without registering with FinCEN and by failing to implement and maintain an adequate anti-money laundering program. In 2017, FinCEN assessed a $110 million fine against BTC-e, a now defunct digital asset platform, for similar violations. The requirement that exchangers that do business in the United States register with FinCEN and comply with anti-money laundering regulations may increase the cost of buying and selling bitcoin and therefore may adversely affect the price of bitcoin and an investment in the Shares.
OFAC has added digital currency addresses, including addresses on the Bitcoin Network, to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. A large portion of validators globally, as well as notable industry participants such as Circle, the issuer of the USDC stablecoin, have reportedly complied with the sanctions and blacklisted the sanctioned addresses from interacting with their networks. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether bitcoin that has been associated with such addresses in the past can be easily sold. This “tainted” bitcoin may trade at a substantial discount to untainted bitcoin. Reduced fungibility in the bitcoin markets may reduce the liquidity of bitcoin and therefore adversely affect its price.
In October 2023, FinCEN issued a notice of proposed rulemaking that identified convertible virtual currency (“CVC”) mixing as a class of transactions of primary money laundering concern and proposed requiring covered financial institutions to implement certain recordkeeping and reporting requirements on transactions that covered financial institutions know, suspect or have reason to suspect involve CVC mixing within or involving jurisdictions outside the United States. In April 2024, the DOJ arrested and charged the developers of the Samourai Wallet mixing service with conspiracy to commit money laundering and conspiracy to operate an unlicensed money transmitting business. In May 2024, a co-founder of Tornado Cash was sentenced to more than five years imprisonment in the Netherlands for developing Tornado Cash on the basis that he had helped launder more than $2 billion worth of digital assets through Tornado Cash.
Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the Internet. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future. If the Bitcoin Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data, reduce investors’ confidence in bitcoin and adversely affect the value of the Shares.
The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price.
Under regulations from the New York State Department of Financial Services (the “NYDFS”), businesses involved in digital asset business activity for third parties in or involving New York, excluding merchants and consumers, generally must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in certain digital asset business activities. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure.
The inconsistency in applying money transmitting licensure requirements to certain businesses may make it more difficult for these businesses to provide services, which may affect consumer adoption of bitcoin and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. It is still unclear, however, how many states, if any, will adopt some or all of the model legislation.
Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.
The digital asset industry is relatively new and may not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of bitcoin and therefore the value of the Shares.
Regulatory changes or actions in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, mining activity or the operation of their networks or the Digital Asset Platform Market in a manner that adversely affects the value of the Shares.
Various foreign jurisdictions have adopted, and may continue to adopt, laws, regulations or directives that affect digital asset networks (including the Bitcoin Network), the digital asset markets (including the bitcoin market) and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if foreign jurisdictions in addition to China were to ban or otherwise restrict manufacturers’ ability to produce or sell semiconductors or hard drives in connection with bitcoin mining, it would have a material adverse effect on digital asset networks (including the Bitcoin Network), the digital asset market, and as a result, impact the value of the Shares.
A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In May 2021, the Chinese government announced renewed efforts to restrict cryptocurrency trading and mining activities. Regulators in Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new bill, the Financial Services and Markets Bill (the “FSMB”), has made its way through the House of Commons. The FSMB would bring digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the European Council of the European Union approved the text of Markets in Crypto-Assets (“MiCA”) in October 2022, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. Certain parts of MiCA became effective as of June 2024 and the remainder became effective as of December 2024.
Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of bitcoin. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.
If regulators or public utilities take actions that restrict or otherwise impact mining activities, there may be a significant decline in such activities, which could adversely affect the Bitcoin Network and the value of the Shares.
Concerns have been raised about the electricity required to secure and maintain digital asset networks. For example, as of December 31, 2024, approximately 704 million tera hashes were performed every second in connection with mining on the Bitcoin Network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. The operations of the Bitcoin Network and other digital asset networks may also consume significant amounts of energy. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.
Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on mining activity in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin Network by making it easier for a malicious actor or botnet to manipulate the relevant blockchain. See “— If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate the relevant blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.” If regulators or public utilities take action that restricts or otherwise impacts mining activities, such actions could result in decreased security of a digital asset network, including the Bitcoin Network, and consequently adversely impact the value of the Shares.
If regulators subject the Trust, the Sponsor or the Liquidity Provider to regulation as an MSB or a money transmitter, this could result in extraordinary expenses to the Trust, the Sponsor or the Liquidity Provider and also result in decreased liquidity for the Shares.
To the extent that the activities of the Trust, the Sponsor or the Liquidity Provider cause it to be deemed an MSB under the regulations promulgated by FinCEN, the Trust, the Sponsor or the Liquidity Provider may be required to comply with FinCEN regulations, make certain reports to FinCEN and maintain certain records. Similarly, the activities of the Trust, the Sponsor or the Liquidity Provider may require it to be licensed as a money transmitter or as a digital asset business, such as under the New York State Department of Financial Services’ BitLicense regulation or California’s Digital Financial Assets Law, once effective.
Such additional regulatory obligations may cause the Trust, the Sponsor or the Liquidity Provider to incur extraordinary expenses. If the Trust, the Sponsor or the Liquidity Provider decided to seek the required licenses, there is no guarantee that they will timely receive them. The Sponsor may decide to direct the Trustee to discontinue and wind up the Trust. A dissolution of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders. The Liquidity Provider may also instead decide to terminate its role as the Liquidity Provider of the Trust, which may decrease the liquidity of the Shares.
Additionally, to the extent the Trust, the Sponsor or the Liquidity Provider are found to have operated without appropriate state or federal licenses, they may be subject to investigation, administrative or court proceedings and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust, the Sponsor or the Liquidity Provider and have a material adverse effect on the price of the Shares. As a result, the Trust’s operations could be adversely affected and the Shareholders may experience decreased liquidity for the Shares, which could result in losses.
Digital assets, including bitcoin, may be used for illicit activity.
Although transaction details of peer-to-peer transactions are recorded on the Bitcoin Blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Bitcoin Network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. In May 2022, OFAC banned all U.S. persons from using Blender.io, a digital asset mixing application that operates on the Bitcoin Blockchain to obfuscate the origin, destination and counterparties of blockchain transactions, by adding certain digital asset wallet addresses associated with Blender.io to its Specially Designated Nationals list. Blender.io receives a variety of transactions and mixes them together before transmitting them to their ultimate destinations. On March 23, 2022, Lazarus Group, a state-sponsored cyber hacking group associated with North Korea, carried out a major virtual currency heist from a blockchain project linked to the online game Axie Infinity; Blender.io was used in processing some of the illicit proceeds. U.S. Department of the Treasury’s (the “U.S. Treasury Department”) press release announcing the sanctions on Blender.io observed that, while most virtual currency activity is licit, virtual currency can be used for illicit activity, including sanctions evasion, through mixers, peer-to-peer exchangers, darknet markets and exchanges. This includes the facilitation of heists, ransomware schemes and other cybercrimes. On October 19, 2023, FinCEN published a proposed rulemaking under authorities in Section 311 of the USA PATRIOT Act that would impose requirements on financial institutions that engage in convertible CVC transactions that involve CVC mixing within or involving a jurisdiction outside the United States. FinCEN’s rulemaking states that CVC mixing transactions can play a central role in facilitating the laundering of CVC derived from a variety of illicit activity, and are frequently used by criminals and state actors to facilitate a range of illicit activity, including, but not limited to, money laundering, sanctions evasion and weapons of mass destruction proliferation. Given that blockchain networks, including the Bitcoin Network, are global and anyone can access them, validate transactions or transfer digital assets through them, and the fact that their operators, creators or programmers sometimes remain anonymous, it is not inconceivable that bad actors, such as those subject to sanctions, could seek to do so. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities, or a digital asset or network participants, such as miners or users, were associated with bad actors or illicit activity. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil liability or lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset platforms. Any of the aforementioned or similar occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust or the Sponsor were to transact with a sanctioned entity, the Trust or the Sponsor would be at risk of potential criminal or civil lawsuits or liability.
The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for bitcoin. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Sponsor or its affiliates could face civil or criminal liability, fines, penalties or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in the value of the Shares.
The Trust and affiliates of the Sponsor have adopted and implemented policies and procedures that are designed to comply with applicable anti-money laundering laws and sanctions laws and regulations, including applicable know your customer (“KYC”) laws and regulations. The Sponsor and the Trust will only interact with known third-party service providers with respect to whom the Sponsor or its affiliates have engaged in a thorough due diligence process and/or a thorough KYC process, such as the Authorized Participants, the Liquidity Provider, the Prime Execution Agent, the Cash Custodian and the Bitcoin Custodian. The Prime Execution Agent and Bitcoin Custodian must undergo counterparty due diligence by Yorkville. Each Authorized Participant and the Liquidity Provider must undergo onboarding by Yorkville prior to placing creation or redemption orders with respect to the Trust. The Liquidity Provider, by depositing bitcoin as part of a purchase made by the Trust in connection with a cash creation or receiving bitcoin from the Trust as part of a sale made by the Trust in connection with a cash redemption must establish an account — and transfer or receive such bitcoin through such account — at the Prime Execution Agent. When trading through the Prime Execution Agent acting in an agency capacity with third parties, the bitcoin delivered to the Trust is delivered through execution with the Prime Execution Agent. As a result, the Sponsor and the Trust have instituted procedures reasonably designed to ensure that a situation would not arise where the Trust would engage in transactions with a counterparty whose identity the Sponsor and the Trust did not know.
Furthermore, Authorized Participants, as broker-dealers, and the Prime Execution Agent and Bitcoin Custodian, as an entity licensed to conduct virtual currency business activity by the NYFDS and a limited purpose trust company subject to New York Banking Law, respectively, are “financial institutions” subject to the BSA and U.S. economic sanctions laws. The Trust will only accept creation and redemption requests from Authorized Participants who have represented to the Trust that they have implemented compliance programs that are designed to ensure compliance with applicable sanctions and anti-money laundering laws. In addition, with respect to all bitcoin delivered by the Liquidity Provider, the Liquidity Provider must represent to the Trust that it will form a reasonable belief (i) as to the identities of, and conduct necessary diligence with respect to, any counterparties from whom the Liquidity Provider obtains bitcoin being transferred and (ii) that such bitcoin being transferred by such party to the Trust was not derived from, or associated with, unlawful or criminal activity. The Trust will not hold any bitcoin except that which has been delivered by the Liquidity Provider or by execution through the Prime Execution Agent, in connection with Authorized Participant creation requests.
Moreover, the Prime Execution Agent has represented to the Trust that it has implemented and will maintain and follow compliance programs that are designed to comply with applicable sanctions and anti-money laundering laws and will perform both initial and ongoing due diligence on each of its customers as well as ongoing transaction monitoring that is designed to identify and report suspicious activity conducted through customer accounts opened at the Prime Execution Agent, including any opened by the Trust’s counterparties for purposes of facilitating bitcoin deposits to, and withdrawals from, the Trust’s Trading Balance, as required by law.
The Prime Execution Agent, the Bitcoin Custodian, the Cash Custodian and the Liquidity Provider have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Sponsor and the Trust do not transact with a sanctioned party. Notably, the Liquidity Provider must establish an account at the Prime Execution Agent through which the Liquidity Provider transfers bitcoin to the Trust during a purchase order or receives bitcoin from the Trust in connection with a redemption order. The Prime Execution Agent performs screening using blockchain analytics to identify, detect and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the Prime Execution Agent’s blockchain analytics screening program, any bitcoin that is delivered to the Trust’s account will undergo screening designed to assess whether the origins of that bitcoin are illicit.
The Liquidity Provider represents to the Trust that it conducts due diligence on its own counterparties from whom it sources the bitcoin it deposits with the Trust in creation baskets, and that it has formed a reasonable belief that such bitcoin being transferred by the Liquidity Provider to the Trust was not derived from, or associated with, unlawful or criminal activity. However, there is the risk that the Liquidity Provider may not conduct sufficient due diligence processes on the sources of its bitcoin or that its representations to the Trust may turn out to be inaccurate, which could cause the Trust to suffer a loss. If the Authorized Participants or the Liquidity Provider have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s procedures or diligence prove to be ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Sponsor or its affiliates under such laws, including governmental fines, penalties and other punishments, as well as potential liability to or cessation of services by the Prime Execution Agent and its affiliates, including the Bitcoin Custodian, under the Prime Execution Agency Agreement and the Bitcoin Custodian Agreement, or the Trust’s other service providers and counterparties. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.
Regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.
Current and future federal or state legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which bitcoin is treated. In particular, bitcoin may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. It is possible that a new administration and Congress in the United States could create a new classification for digital assets. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders.

To the extent that bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.
To the extent that bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s bitcoin at a time that is disadvantageous to Shareholders.
The SEC has recently proposed amendments to the custody rules under Rule 406(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 406(4)-2 to cover all digital assets, including bitcoin, and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets, including bitcoin. The Sponsor is studying the impact that such amendments may have on the Trust and its arrangements with the Bitcoin Custodian and the Prime Execution Agent. It is possible that such amendments, if adopted, could prevent the Bitcoin Custodian and the Prime Execution Agent from serving as service providers to the Trust, or require potentially significant modifications to existing arrangements under the Bitcoin Custodian Agreement and the Prime Execution Agency Agreement, which could cause the Trust to bear potentially significant increased costs. If the Sponsor is unable to make such modifications or appoint successor service providers to fill the roles that the Bitcoin Custodian and the Prime Execution Agent currently play, the Trust’s operations (including in relation to creations and redemptions of Baskets and the holding of bitcoin) could be negatively affected, the Trust could dissolve (including at a time that is potentially disadvantageous to Shareholders) and the value of the Shares or an investment in the Trust could be affected.
Further, the proposed amendments could have a severe negative impact on the price of bitcoin and therefore the value of the Shares if enacted, by, among other things, making it more difficult for investors to gain access to bitcoin, or causing certain holders of bitcoin to sell their holdings.
The treatment of the Trust for U.S. federal income tax purposes is uncertain.
The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.
With respect to a fork, airdrop or similar event, the Sponsor will cause the Trust to permanently and irrevocably abandon the associated Incidental Rights and IR Digital Assets. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than bitcoin as of any date on which it creates or redeems Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes.
In addition, similar to other spot digital asset exchange-traded products, the Trust cannot currently create or redeem Shares via in-kind transactions with Authorized Participants. Unless and until In-Kind Regulatory Approval is obtained, Baskets will be created or redeemed only through cash orders. In general, investment vehicles intended to be treated as grantor trusts for U.S. federal income tax purposes historically have created additional trust interests only in kind, and there is no authority directly addressing whether a grantor trust may create or redeem trust interests under procedures similar to those that govern cash orders. Accordingly, there can be no complete assurance that the creation or redemption of Shares under the procedures governing cash orders will not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.
Moreover, because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.
If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax, currently at a rate of 30% (or such lower rate as provided in an applicable tax treaty).
The treatment of digital assets for U.S. federal income tax purposes is uncertain.
Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoin (and, if applicable, any Incidental Rights and/or IR Digital Assets) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.
In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital assets (i) are “property,” (ii) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.
Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust could hold certain types of digital assets that are not within the scope of the Notice.
There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the value of bitcoin.
Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital assets in general.
Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Shares.
As discussed above, many significant aspects of the U.S. federal income tax treatment of digital assets, such as bitcoin, are uncertain, and it is unclear what guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital assets, including on the price of bitcoin in the digital asset markets, and therefore may have an adverse effect on the value of the Shares.
Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.
Future developments in the treatment of digital assets for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.
The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future.
The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital assets for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat currency. If a foreign jurisdiction with a significant share of the market of Bitcoin Network users imposes onerous tax burdens on digital asset users, or imposes sales or value-added tax on purchases and sales of digital assets for fiat currency, such actions could result in decreased demand for bitcoin in such jurisdiction.
Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital assets, including on the price of bitcoin in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.
A U.S. tax-exempt shareholder may recognize “unrelated business taxable income” as a consequence of an investment in Shares.
Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize UBTI as a consequence of an investment in Shares.
Shareholders may be subject to U.S. federal tax on income derived from forks, airdrops and similar occurrences.
As discussed above, the IRS has taken the view in the Ruling & FAQs that a hard fork is a taxable event giving rise to ordinary income in some circumstances. Accordingly, the Trust’s receipt of Incidental Rights or IR Digital Assets may cause Shareholders to incur tax liabilities.
The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income (currently 30%). Non-U.S. persons should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold on any such income (currently at a rate of 30%) recognized by a non-U.S. person in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. person would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Digital Assets.
Risks Related to Potential Conflicts of Interest
Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.
Under the Trust Agreement, the Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, including as a result their existing or future business relationships with third-parties, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:
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the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

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the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;

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the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

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the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles and their respective clients, and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

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the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

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affiliates of the Sponsor may start to have substantial direct investments in bitcoin, stablecoins (such as USDC) or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

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the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust; and

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the Sponsor may appoint an agent to act on behalf of the Shareholders, including in connection with the distribution of any Incidental Rights and/or IR Digital Assets, which agent may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.
Affiliates of the Sponsor have existing business relationships with TMTG.
Yorkville, a direct parent company of the Sponsor, is a party to several commercial agreements with TMTG, the licensor of certain of its intellectual property to the Trust. These relationships could give rise to conflicts of interest that may negatively affect the Trust and the Shareholders. For example, Yorkville has been selected by TMTG to advise it on the creation, implementation and operation of various investments and financial products for Truth.Fi, a platform designed to offer investment products aligned with “America First” economic priorities. Such products may include additional exchange-traded products that may hold digital assets, including bitcoin. Additionally, an affiliate of Yorkville has entered into a standby equity purchase agreement (the “SEPA”) with TMTG pursuant to which Yorkville has committed to purchase up to $2.5 billion in shares of TMTG’s common stock, subject to certain limitations and conditions set forth in the SEPA. In addition, in connection with a $2.44 billion private placement of TMTG’s securities in May 2025, the proceeds of which will be used by TMTG to establish a bitcoin treasury, Yorkville Securities, LLC, an affiliate of the Sponsor, served as a co-lead placement agent, and the Bitcoin Custodian was selected to provide custody services for some of the bitcoin included in such treasury. These existing relationships with TPMG may be viewed by potential investors as affecting the Sponsor’s decisions concerning the Trust and its administration, for example by causing the Sponsor to refrain from taking actions that are in the best interests of the Trust but that could harm TMTG. This could make the Shares less attractive to investors than the shares of similar vehicles that do not present these concerns, adversely affect investor sentiment about the Trust and negatively affect the trading prices of the Shares.
Pursuant to contractual arrangements, certain service providers are the exclusive service providers to the Trust.
Pursuant to certain contractual arrangements, Crypto.com and its affiliates exclusively provide certain services to the Trust, including as the Liquidity Provider and the Bitcoin Custodian. Foris DAX, Inc. and its affiliates may also provide other services to the Trust in the future on an exclusive basis. While the Sponsor believes that such services are or will be provided on terms no worse than prevailing market terms, the exclusivity of these arrangements may nevertheless limit the Trust’s ability to select optimal service providers, potentially affecting the efficiency, quality and cost-effectiveness of the Trust’s operations. Additionally, any negative publicity or regulatory actions involving Crypto.com or its affiliates could have a direct impact on the operations of the Trust, including its ability to manage assets, facilitate trading or maintain its regulatory compliance. Such events could harm the Trust’s reputation, reduce investor confidence and negatively affect the market price of the Shares. Moreover, if Crypto.com or its affiliates experience operational, legal or financial difficulties, the Trust’s performance and operations may be adversely impacted, and the Trust could be unable to quickly replace these service providers without incurring additional costs or delays. Consequently, the exclusivity of these arrangements introduces risks that could materially affect the Trust’s operations and its attractiveness to potential investors, and therefore, the price of the Shares.
Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.
Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its bitcoin.
Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate.
Although the Bitcoin Custodian is a qualified custodian with respect to the Trust’s assets, it could resign or be removed by the Sponsor, which may trigger early dissolution of the Trust.
The Bitcoin Custodian has represented that it is a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Advisers Act and is licensed to custody the Trust’s bitcoin in trust on the Trust’s behalf. However, if the Bitcoin Custodian resigns, is removed or is prohibited by applicable law or regulation to act as custodian, and no successor custodian has been employed, the Sponsor may direct the Trustee to dissolve the Trust in accordance with the terms of the Trust Agreement.
The Trust’s Authorized Participants act in similar or identical capacities for several competing exchange-traded bitcoin products which may impact the ability or willingness of one or more Authorized Participants to participate in the creation and redemption process, adversely affect the Trust’s ability to create or redeem Baskets and adversely affect the Trust’s operations and ultimately the value of the Shares.
Many of the Trust’s Authorized Participants, now or in the future, act or may act in the same capacity for several competing exchange-traded bitcoin products. Each Authorized Participant has limited balance sheet capacity, which means that, particularly during times of heightened market trading activity or market volatility or turmoil, Authorized Participants may not be able or willing to submit creation or redemption orders with the Trust or may do so in limited capacities. The inability or unwillingness of Authorized Participants to do so could lead to the potential for the Shares to trade at premiums or discounts to the NAV, and such premiums or discounts could be substantial.
Furthermore, if creations or redemptions are unavailable due to the inability or unwillingness of one or more of the Trust’s Authorized Participants to submit creation or redemption orders with the Trust (or do so in a limited capacity), the arbitrage mechanism may fail to function as efficiently as it otherwise would or be unavailable. This could result in impaired liquidity for the Shares, wider bid-ask spreads in the secondary trading of the Shares and greater costs to investors and other market participants, all of which could cause the Sponsor to halt or suspend the creation or redemption of Shares during such times, among other consequences.
Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.
The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.
Shareholders and Authorized Participants lack the right under the Bitcoin Custodian Agreement to assert claims directly against the Bitcoin Custodian, which significantly limits their options for recourse.
Neither the Shareholders nor any Authorized Participant have a right under the Bitcoin Custodian Agreement to assert a claim against the Bitcoin Custodian. Claims under the Bitcoin Custodian Agreement may only be asserted by the Sponsor on behalf of the Trust.
There is no guarantee that every employee, officer, director or similar person associated with the Sponsor or the Trust Affiliates (as defined below) will comply with the Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.
While the Sponsor has adopted and implemented the Policies (as defined below) and will adopt standard operating practices requiring that certain applicable personnel pre-clear personal trading activity in which bitcoin is the referenced asset, there is no way to guarantee that every employee, officer, director or similar person associated with the Sponsor or the Trust Affiliates (as defined in “Conflicts of Interest — General”) will comply at all times with such Policies, duties and training and refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor. This risk is present in traditional financial markets and is not unique to bitcoin. If such employees or others affiliated with the Sponsor or the Trust Affiliates respectively do engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor or the relevant Trust Affiliate, respectively, could be the target of civil or criminal fines, penalties, punishments or other regulatory or other sanctions or lawsuits or could be the target of an investigation, whether directly or indirectly, such as on a failure to diligently supervise theory. Any of these outcomes could cause the Trust and Shareholders to suffer harm.
The Sponsor and the Trust Affiliates may also participate in transactions related to bitcoin, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the bitcoin held by the Trust and, consequently, on the market value of bitcoin.

USE OF PROCEEDS
Proceeds received by the Trust from the issuance and sale of Baskets consist of cash deposits. Such cash deposits are held by the Cash Custodian or Prime Execution Agent on behalf of the Trust until (i) transferred in connection with the purchase of bitcoin, (ii) delivered to the Liquidity Provider in connection with a redemption of Baskets or (iii) transferred (or converted to U.S. dollars, if necessary) to pay the Sponsor’s Fee and Trust expenses or liabilities not assumed by the Sponsor. See “Activities of the Trust — Trust Expenses.”

OVERVIEW OF THE BITCOIN NETWORK
Introduction
Bitcoin is a digital asset that is created and transmitted through the operations of the peer-to-peer Bitcoin Network, a decentralized network of computers that operates pursuant to cryptographic protocols. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by its user base. The Bitcoin Network allows people to exchange tokens of value, called bitcoin, which are recorded on a public transaction ledger known as the Bitcoin Blockchain. Bitcoin can be used to pay for goods and services, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on bitcoin platforms that enable trading in bitcoin or in individual end-user-to-end-user transactions under a barter system.
The Bitcoin Network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of bitcoin. Rather, bitcoin is created and allocated by the Bitcoin Network’s cryptographic protocols through a “mining” process. The value of bitcoin is determined by the supply of and demand for bitcoin on bitcoin platforms or in private end-user-to-end-user transactions.
New bitcoin is created and rewarded to the miners of a block in the Bitcoin Blockchain for verifying transactions. The Bitcoin Blockchain is a shared database that includes all blocks that have been added by miners and it is updated to include new blocks as they are added. Each bitcoin transaction is broadcast to the Bitcoin Network and, when included in a block, recorded in the Bitcoin Blockchain. As each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Bitcoin Blockchain represents a complete, transparent and unbroken history of all transactions of the Bitcoin Network.
History of Bitcoin
The Bitcoin Network was initially contemplated in a white paper that also described bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto. However, no individual with that name has been reliably identified as bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first bitcoin was created in 2009 after Nakamoto released the Bitcoin Network source code (the software and protocol that created and launched the Bitcoin Network). The Bitcoin Network has been under active development since that time by a loose group of software developers who have come to be known as core developers.
Overview of Bitcoin Network Operations
In order to own, transfer or use bitcoin directly on the Bitcoin Network (as opposed to through an intermediary, such as a trading platform), a person generally must have internet access to connect to the Bitcoin Network. Bitcoin transactions may be made directly between end users without the need for a third-party intermediary. To prevent the possibility of double-spending bitcoin, a user must notify the Bitcoin Network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Bitcoin Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bitcoin Network mining process, which adds “blocks” of data, including recent transaction information, to the Bitcoin Blockchain.
Overview of Bitcoin Transfers
Prior to engaging in bitcoin transactions directly on the Bitcoin Network, a user generally must first install on its computer or mobile device a Bitcoin Network software program that will allow the user to generate a private and public key pair associated with a bitcoin address commonly referred to as a “wallet.” The Bitcoin Network software program and the bitcoin address also enable the user to connect to the Bitcoin Network and transfer bitcoin to, and receive bitcoin from, other users.
Each Bitcoin Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive bitcoin, the bitcoin recipient must provide its public key to the party initiating the transfer.

This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the bitcoin. The recipient, however, does not make public or provide to the sender its related private key.
Neither the recipient nor the sender reveals their private keys in a transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the bitcoin contained in the associated address. When sending bitcoin, a user’s Bitcoin Network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Bitcoin Network software program to the Bitcoin Network to allow transaction confirmation.
Some bitcoin transactions are conducted “off-blockchain” and are therefore not recorded in the Bitcoin Blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding bitcoin or the reallocation of ownership of certain bitcoin in a digital wallet containing assets owned by multiple persons, such as a digital wallet maintained by a digital asset trading platform. In contrast to on-blockchain transactions, which are publicly recorded on the Bitcoin Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Off-blockchain transactions do not involve the transfer of transaction data on the Bitcoin Network and do not reflect a movement of bitcoin between addresses recorded in the Bitcoin Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of bitcoin ownership is not protected by the protocol behind the Bitcoin Network or recorded in, and validated through, the blockchain mechanism.
Summary of a Bitcoin Transaction
In a bitcoin transaction directly on the Bitcoin Network between two parties (as opposed to through an intermediary, such as a platform or a custodian), the following circumstances must initially be in place: (i) the party seeking to send bitcoin must have a Bitcoin Network public key, and the Bitcoin Network must recognize that public key as having sufficient bitcoin for the transaction; (ii) the receiving party must have a Bitcoin Network public key; and (iii) the spending party must have internet access with which to send its spending transaction.
The receiving party must provide the spending party with its public key and allow the Bitcoin Blockchain to record the sending of bitcoin to that public key. After the provision of a recipient’s Bitcoin Network public key, the spending party must enter the address into its Bitcoin Network software program along with the number of bitcoin to be sent. The number of bitcoin to be sent will typically be agreed upon between the two parties based on a set number of bitcoin or an agreed-upon conversion of the value of fiat currency to bitcoin.
Since every computation on the Bitcoin Network requires the payment of bitcoin, including verification and memorialization of bitcoin transfers, there is a transaction fee involved with the transfer, which is based on computation complexity and not on the value of the transfer and is paid by the payor with a fractional number of bitcoin.
After the entry of the Bitcoin Network address, the number of bitcoin to be sent and the transaction fees, if any, to be paid will be transmitted by the spending party. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin Network software program, which is transmitted onto the Bitcoin Network, resulting in the distribution of the information among the software programs of users across the Bitcoin Network for eventual inclusion in the Bitcoin Blockchain.
As discussed in greater detail below in “— Creation of New Bitcoin,” Bitcoin Network miners record transactions when they solve for and add blocks of information to the Bitcoin Blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the Bitcoin Blockchain to which the new block is being added and (iii) transactions that have occurred but have not yet been added to the Bitcoin Blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Bitcoin Blockchain, the Bitcoin Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Bitcoin Blockchain and reflect an adjustment to the bitcoin balance in each party’s Bitcoin Network public key, completing the bitcoin transaction. Once a transaction is confirmed on the Bitcoin Blockchain, it is irreversible.
Creation of New Bitcoin
New bitcoin is created through the mining process.
The Bitcoin Network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every 10 minutes, on average, a new block is added to the Bitcoin Blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 3.125 bitcoin. Due to the nature of the algorithm for block generation, this process (called “proof-of-work” consensus) is random. Over time, rewards are expected to be proportionate to the computational power of each machine.
The process by which bitcoin is “mined” results in new blocks being added to the Bitcoin Blockchain and new bitcoin tokens being issued to the miners. Computers on the Bitcoin Network engage in a set of prescribed complex mathematical calculations in order to add a block to the Bitcoin Blockchain and thereby confirm bitcoin transactions included in that block’s data.
To begin mining, a user can download and run Bitcoin Network mining software, whereby the user’s computer acts as a “node” on the Bitcoin Network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of bitcoin to the miner who added the new block. Each unique block can be solved and added to the Bitcoin Blockchain by only one miner. Therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly seeking to increase their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Bitcoin Blockchain approximately every 10 minutes. A miner’s proposed block is added to the Bitcoin Blockchain once a majority of the nodes on the Bitcoin Network confirm the miner’s work. Miners that are successful in adding a block to the Bitcoin Blockchain are automatically awarded bitcoin for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new bitcoin enter circulation.
The Bitcoin Network is designed in such a way that the reward for adding new blocks to the Bitcoin Blockchain decreases over time. More specifically, the reward rate halves approximately every four years. Once new bitcoin tokens are no longer awarded for adding a new block (expected to occur in the year 2140), miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.
Limits on Bitcoin Supply
Under the source code that governs the Bitcoin Network, the supply of new bitcoin is mathematically controlled so that the number of bitcoin grows at a limited rate pursuant to a preset schedule. The number of bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Bitcoin Blockchain, approximately every four years. Currently, the fixed reward for solving a new block is 3.125 bitcoin per block, and this is expected to decrease by half to become 1.5625 bitcoin in approximately mid-2028. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will increase at a controlled rate until the number of bitcoin in existence reaches the predetermined 21 million bitcoin. However, the 21 million supply cap could be changed pursuant to a hard fork. For further information, see “Risk Factors — Risks Related to Digital Assets — A hard fork could change the source code to the Bitcoin Network, including the 21 million bitcoin supply cap.” As of December 31, 2024, approximately 19.8 million bitcoin were outstanding and the date when the 21 million bitcoin limitation will be reached is estimated to be the year 2140.
Modifications to the Bitcoin Protocol
Bitcoin is an open source-project with no official developer or group of developers that controls the Bitcoin Network. However, the Bitcoin Network’s development is overseen by a core group of developers. The core developers are able to access, and can alter, the Bitcoin Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code. The release of updates to the Bitcoin Network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the bitcoin source code by downloading the proposed modification of the Bitcoin Network’s source code. A modification of the Bitcoin Network’s source code is effective only with respect to the bitcoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a ‘fork’ See “Risk Factors — Risks Related to Digital Assets — A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Bitcoin Network only if accepted by participants collectively having most of the processing power on the Bitcoin Network.
There have been several forks in the Bitcoin Network, including, but not limited to, forks resulting in the creation of Bitcoin Cash (August 1, 2017), Bitcoin Gold (October 24, 2017) and Bitcoin SegWit2X (December 28, 2017), among others.
Core development of the Bitcoin Network source code has increasingly focused on modifications of the Bitcoin Network protocol to increase speed and scalability and also allow for nonfinancial, next-generation uses. For example, following the activation of Segregated Witness on the Bitcoin Network, an alpha version of the Lightning Network was released. The Lightning Network is an open-source decentralized network that enables instant off-Bitcoin Blockchain transfers of the ownership of bitcoin without the need of a trusted third party. The system utilizes bidirectional payment channels that consist of multi-signature addresses. One on-blockchain transaction is needed to open a channel and another on-blockchain transaction can close the channel. Once a channel is open, value can be transferred instantly between counterparties, who are engaging in real bitcoin transactions without broadcasting them to the Bitcoin Network. New transactions will replace previous transactions and the counterparties will store everything locally as long as the channel stays open to increase transaction throughput and reduce computational burden on the Bitcoin Network. Other efforts include increased use of smart contracts and distributed registers built into, built atop or pegged alongside the Bitcoin Blockchain. The Trust’s activities will not directly relate to such projects, though such projects may utilize bitcoin as tokens for the facilitation of their nonfinancial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin Network as a whole. Conversely, projects that operate and are built within the Bitcoin Blockchain may increase the data flow on the Bitcoin Network and could either “bloat” the size of the Bitcoin Blockchain or slow confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the Bitcoin Blockchain or the Bitcoin Network.
Forms of Attack Against the Bitcoin Network
All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to prevent new transactions from confirmation, and reverse new transactions that are completed while they are in control of the network, effectively enabling them to double-spend their bitcoin.
In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of bitcoin. Any similar attacks on the Bitcoin Network that impact the ability to transfer bitcoin could have a material adverse effect on the price of bitcoin and the value of the Shares.

Market Participants
Miners
Miners are primarily professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts.
Investment and Speculative Sector
This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change.
Retail Sector
The retail sector includes users transacting in direct peer-to-peer bitcoin transactions through the direct sending of bitcoin over the Bitcoin Network, as well as users accessing bitcoin through digital asset platforms. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.
Service Sector
This sector includes companies that provide a variety of services, including the buying, selling, payment processing and storing of bitcoin. Bitstamp, Coinbase, Kraken and LMAX Digital are some of the larger bitcoin trading platforms by volume traded. Foris DAX Trust Company, LLC, the Bitcoin Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store bitcoin for users. If the Bitcoin Network grows in adoption, it is anticipated that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.
Competition
More than 10,000 other digital assets have been developed since the inception of bitcoin, currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it and the network of individuals and entities that are using bitcoin in transactions. Some industry groups are also creating private, permissioned blockchain versions of digital assets. See “Risk Factors — Risks Related to the Digital Asset Market — Competition from the emergence or growth of other digital assets could have a negative impact on the price of bitcoin and adversely affect the value of the Shares.”
Government Oversight, Though Increasing, Remains Limited
As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, the SEC, the OCC, the CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset platform markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of platforms or other service providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity.

However, no U.S. federal or state agency exercises comprehensive supervisory jurisdiction over global or domestic markets for bitcoin.
In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that certain digital assets or activities involving them, including, without limitation, those sold initial coin offerings (“ICOs”), may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm or criminal activity stemming from virtual currency activity. The U.S. Treasury Department has expressed concern regarding digital assets’ potential to be used to fund illicit activities and may seek to implement new regulations governing digital asset activities to address these concerns.
Various foreign jurisdictions have adopted, and may continue to adopt, in the near future, laws, regulations or directives that may affect the Bitcoin Network, digital asset platforms and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the bitcoin economy in their jurisdictions or globally, or otherwise negatively affect the value of bitcoin. The effect of any future regulatory change on the Trust or bitcoin is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.
See “Risk Factors — Risks Related to the Regulation of the Trust and the Shares — Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of bitcoin or the Shares.”

ACTIVITIES OF THE TRUST
The activities of the Trust are limited to (1) issuing Baskets in exchange for bitcoin (or cash to acquire bitcoin) deposited with the Trust as consideration, (2) selling or delivering bitcoin as necessary to cover the Sponsor’s Fee, Trust expenses not assumed by the Sponsor and other liabilities and (3) delivering bitcoin in exchange for Baskets in connection with creation and redemption.
The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of bitcoin.
Trust Objective
The Trust seeks to reflect generally the performance of the price of bitcoin. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The Shares are intended to constitute a simple means of making an investment similar to an investment in bitcoin rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. The Shares have been designed to remove the obstacles represented by the complexities and operational burdens involved in a direct investment in bitcoin, while at the same time having an intrinsic value that reflects, at any given time, the investment exposure to the bitcoin owned by the Trust at such time, less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of a direct investment in bitcoin, they provide investors with an alternative method of achieving investment exposure to bitcoin through the securities market, which may be more familiar to them.
An investment in Shares is:
Backed by bitcoin held by the Bitcoin Custodian on behalf of the Trust.
The Shares represent ownership interests in the Trust, which owns assets consisting solely of bitcoin and cash. Shareholders will not have a direct ownership interest, or a security interest, in the Trust’s assets. The Bitcoin Custodian will keep custody of all of the Trust’s bitcoin, other than that which is maintained in the Trading Balance with the Prime Execution Agent, in the Vault Balance. The Bitcoin Custodian will keep all of the private keys associated with the Trust’s bitcoin in the Vault Balance. The hardware, software, systems and procedures of the Bitcoin Custodian may not be available or cost-effective for many investors to access directly. The Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Execution Agent, an affiliate of the Bitcoin Custodian, in the Trading Balance, in connection with creations and redemptions of Baskets, and the sale of bitcoin to pay the Sponsor’s Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s bitcoin. These periodic holdings held in the Trading Balance with the Prime Execution Agent represent an omnibus claim on the Prime Execution Agent’s bitcoin held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of clients.
As convenient and easy to handle as any other investment in shares.
Investors may purchase and sell Shares through traditional securities brokerage accounts and can avoid the complexities of handling bitcoin directly (e.g., managing wallets and public and private keys themselves or interfacing with a trading platform), which some investors may not prefer or may find unfamiliar.
Listed.
Although there can be no assurance that an actively traded market in the Shares will develop, the Shares will be listed and traded on NYSE Arca under the ticker symbol “      .”
There can be no assurance that the Trust will be able to achieve its investment objective.
Competition
The Trust and the Sponsor face competition with respect to the creation of competing exchange-traded bitcoin products. There can be no assurance that the Trust will achieve initial market acceptance and scale due to competition.

Secondary Market Trading
While the Trust seeks to reflect generally the performance of the price of bitcoin before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV per Share. The NAV per Share will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the major bitcoin markets and NYSE Arca. While the Shares will trade on NYSE Arca until 4:00 p.m. ET, liquidity in the market for bitcoin may be reduced, negatively affecting the trading volume; alternatively, developments in bitcoin markets (which operate around the clock), including the price volatility, declines in trading volumes and the closing of bitcoin trading platforms due to fraud, failures, security breaches or otherwise that occur outside of NYSE Arca trading hours will not be reflected in trading prices of the Shares until trading on NYSE Arca opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, given that Baskets can be created and redeemed in exchange for the underlying amount of bitcoin, and that the Trust will utilize a Basket of 10,000 Shares which would equate to $      million (assuming an initial NAV of $      per share compared to the average daily trading volume of bitcoin in excess of $1 billion), the Sponsor believes that the Basket size of 10,000 Shares will enable Authorized Participants and the Liquidity Provider to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.
The Trust is not registered as an investment company for purposes of U.S. federal securities laws and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.
The Trust does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA. Consequently, the Sponsor is not subject to registration as a commodity pool operator or commodity trading advisor with respect to the Trust. The owners of Shares do not receive the CEA disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.
Net Asset Value
The NAV will be equal to the total assets of the Trust, which will consist solely of bitcoin and cash, less total liabilities of the Trust, each determined by the Sponsor pursuant to policies established from time to time by the Sponsor or otherwise described herein. The methodology used to calculate the Index price to value bitcoin in determining the NAV may not be deemed consistent with GAAP.
The Sponsor has the exclusive authority to determine the NAV under the Trust Agreement. The Sponsor has delegated to the Trust Administrator the responsibility to calculate the NAV and the NAV per Share, based on a pricing source selected by the Sponsor. The Trust Administrator will determine the NAV each Business Day. In determining the NAV, the Trust Administrator values the bitcoin held by the Trust based on the Index, unless otherwise determined by the Sponsor in its sole discretion. If the Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index should not be used, the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Sponsor. Additionally, the Trust Administrator will monitor for unusual prices and escalate to the Sponsor if detected. If the CF Benchmarks Index is not used, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

The Trust Administrator calculates the NAV per Share of the Trust once each Business Day. The NAV per Share for a normal trading day will be released after 4:00 p.m. ET. Trading during the core trading session on NYSE Arca typically closes at 4:00 p.m. ET. However, NAVs per Share are not officially released until after the completion of a comprehensive review of the NAV per Share and prices utilized to determine the NAV per Share of the Trust by the Trust Administrator. Upon the completion of the end of day reviews by the Trust Administrator the NAV per Share is released to the public typically by 5:30 p.m. ET and generally no later than 8:00 p.m. ET. The period between 4:00 p.m. ET and the NAV per Share release after 5:30 p.m. ET (or later) provides an opportunity for the Trust Administrator and the Sponsor to detect, flag, investigate and correct unusual pricing should it occur and implement a Fair Value Event, if necessary. Any such correction could adversely affect the value of the Shares.
A Fair Value Event value determination will be based upon all available factors that the Sponsor deems relevant at the time of the determination and may be based on analytical values determined by the Sponsor using third-party valuation models.
Fair value policies approved by the Sponsor will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with Relevant Transactions. In the instance of a Fair Value Event and pursuant the Sponsor’s fair valuation policies and procedures, the FTSE DAR Reference Price — Bitcoin (“Secondary Index”) will be utilized as a secondary source. The Secondary Index is calculated daily at 4:00 p.m. ET and is compliant with both the EU and U.K. BMR, adhering to the IOSCO Principles for Financial Benchmarks. FTSE International Limited, a U.K.-incorporated entity, oversees the index as an authorized Benchmark Administrator regulated by the U.K.’s FCA. The Secondary Index sets the daily benchmark rate of the U.S. dollar price of bitcoin (USD/BTC). It aggregates the executed trades of vetted digital asset platforms, during an observation window between 3:00:15 p.m. and 4:00:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET.
Specifically, the Secondary Index calculates a simple average of 240, 15-second volume-weighted average price of bitcoin, encompassing all eligible exchanges. As of March 31, 2025, the participating bitcoin platforms are Bitfinex, bitFlyer, Bitstamp, Gemini, itBit, Kraken, LMAX and Luno. If a Secondary Index is not available or the Sponsor in its sole discretion determines the Secondary Index is unreliable the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date would be utilized. In the event the principal market price is not available or the Sponsor in its sole discretion determines the principal market valuation is unreliable the Sponsor will use its best judgment to determine a good faith estimate of fair value.
For financial reporting purposes only, the Sponsor has adopted a valuation policy that outlines the methodology for valuing the Trust’s assets. The policy also outlines the methodology for determining the principal market (or in the absence of a principal market, the most advantageous market) in accordance with ASC 820-10. The Sponsor will determine the Trust’s principal market (or in the absence of a principal market the most advantageous market) at least quarterly to determine whether any changes have occurred in bitcoin markets and the Trust’s affairs that would require a change in the Sponsor’s determination of the Trust’s principal market.
The Sponsor identifies and determines the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for bitcoin consistent with the application of fair value measurement framework in FASB ASC 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The reporting entity must be available to and be accessible by the principal market. The reporting entity is the Trust.
Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will generally be based on the market with the greatest volume and level of activity that can be accessed.
ASC 820-10 determines fair value to be the price that would be received for bitcoin in a current sale, which assumes an exit price resulting from an orderly transaction between market participants on the measurement date. ASC 820-10 requires the assumption that bitcoin is sold in its principal market to market participants (or in the absence of a principal market, the most advantageous market). Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.
The Trust expects the Liquidity Provider to transact in an exchange market, when necessary, to buy and sell bitcoin in association with cash creations and redemptions and to sell bitcoin to satisfy the Trust’s liabilities. As such, the Trust expects the Liquidity Provider to use an exchange market (as defined by ASC 820-10) as the principal market. Although Authorized Participants (and their liquidity providers) may transact in other bitcoin markets, their market accessibility is not considered because they are not part of the reporting entity.
The Sponsor intends to engage a third-party vendor to obtain a price from the Trust’s principal market for bitcoin. The third-party vendor is expected to follow the Trust’s valuation policies and obtain relevant reliable volume and relevant activity information to identify the principal market. The information will be reviewed in the following order:
•
First, a list of exchange markets operating in compliance with applicable laws and regulations are scoped into the principal market determination. Market accessibility and transactability are considered as part of this process;

•
Second, the remaining exchange markets are sorted from high to low based on relevant reliable volume and activity information of bitcoin traded on these exchange markets;

•
Third, pricing fluctuations and the degree of variances in price on exchange markets are reviewed to identify any material notable variances that may impact the volume or price information of a particular exchange market; and

•
Fourth, an exchange market is selected as the principal market based on the highest relevant market-based volume, level of activity and price stability in comparison to the other exchange markets on the list. In comparison to other markets, exchange markets have the greatest reliable volume and level of activity for bitcoin. As a result, an exchange market will be the Trust’s principal market as opposed to a brokered market, a dealer market and principal-to-principal market.

For purposes of the Trust’s periodic financial statements, it is expected that an exchange-traded price from the Trust’s principal market for bitcoin as of 11:59 p.m. ET will be utilized on the Trust’s financial statement measurement date.
The website for the Trust, which will be publicly accessible at no charge, will contain the following information: (a) the prior Business Day’s NAV per Share; (b) the prior Business Day’s NYSE Arca official closing price; (c) calculation of the premium or discount of such NYSE Arca official closing price against such NAV per Share; (d) data in chart form displaying the frequency distribution of discounts and premiums of the NYSE Arca official closing price against the NAV per Share, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the prospectus; and (f) other applicable quantitative information. The Trust Administrator will also disseminate the Trust’s holdings on a daily basis on the Trust’s website. The NAV per Share for the Trust will be calculated by the Trust Administrator once a day and will be disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares will be disseminated through the facilities of the Consolidated Tape Association.
Valuation of Bitcoin; The CF Benchmark Index
The net asset value of the Trust (the “NAV”) will be equal to the total assets of the Trust, which will consist solely of bitcoin and cash, less total liabilities of the Trust.
On each Business Day, as soon as practicable after 4:00 p.m. ET, the Trust evaluates the bitcoin held by the Trust as reflected by the CF Benchmarks Index and determines the NAV and the NAV per Share. For purposes of making these calculations, a Business Day means any day other than a day when NYSE Arca is closed for regular trading.
CF Benchmarks Index is calculated as of 4:00 p.m. ET. The CF Benchmarks Index is designed based on the IOSCO Principles for Financial Benchmarks and is a Registered Benchmark under U.K. BMR. The

Index Administrator is CF Benchmarks Ltd a U.K. incorporated company authorized and regulated by the U.K. FCA as a Benchmark Administrator.
The CF Benchmarks Index was created to facilitate financial products based on bitcoin. It serves as a once-a-day benchmark rate of the U.S. dollar price of bitcoin (USD/BTC), calculated as of 4:00 p.m. ET. The CF Benchmarks Index aggregates the trade flow of several bitcoin platforms, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one bitcoin at 4:00 p.m. ET. Specifically, the CF Benchmarks Index is calculated based on the “Relevant Transactions” (as defined below) of all of its Constituent Platforms, as follows:
•
All Relevant Transactions are added to a joint list, recording the time of execution and trade price for each transaction;

•
The list is partitioned by timestamp into 12 equally sized time intervals of five minutes in length;

•
For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation; and

•
The Reference Rate is then determined by the equally weighted average of the volume medians of all partitions.

The CF Benchmarks Index is solely calculated from spot bitcoin-USD transactions conducted on Constituent Platforms within the observation window of 3:00 p.m. to 4:00 p.m. ET, it does not include any futures prices in its methodology. A “Relevant Transaction” is any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available Application Programming Interface (“API”) and observed by the Index Administrator. Although the CF Benchmarks Index is intended to accurately capture the market price of bitcoin, third parties may be able to purchase and sell bitcoin on public or private markets and such transactions may take place at prices materially higher or lower than the CF Benchmarks Index price.
The following provides a hypothetical example of the CF Benchmarks Index calculation* using hypothetical Constituent Platforms:
1.
On a given calculation day, the below Relevant Transactions are observed in Constituent Platform APIs by CF Benchmarks at 4:01 p.m. ET:

Partition	Time (ET)	Price (in $)	Size (in bitcoin)	Constituent Platform
1	15:00:00:640	84,779.11	0.3685	Crypto.com
1	15:00:19:920	84,766.22	0.2174	Kraken
1	15:00:21:291	84,781.32	1.1246	LMAX Digital
1	15:00:24:490	84,778.95	0.3817	Gemini
1	15:00:40:321	84,779.11	0.2867	itBit
1	15:01:02:241	84,766.22	0.1454	Coinbase
1	15:01:02:340	84,779.11	0.0100	Bitstamp
1	15:01:02:912	84,699.37	0.1166	Kraken
1	15:04:02:241	84,766.22	0.1107	Bitstamp
2	15:07:12:187	84,741.68	0.8585	LMAX Digital
2	15:08:34:412	84,699.94	0.2047	Gemini
2	15:09:02:241	84,698.14	0.4713	itBit
3	15:11:32:342	84,699.37	0.2423	Bitstamp
3	15:11:41:243	84,719.32	0.3387	LMAX Digital
3	15:12:04:288	84,684.33	0.6321	itBit

Partition	Time (ET)	Price (in $)	Size (in bitcoin)	Constituent Platform
3	15:12:34:342	84,697.39	0.2391	Coinbase
3	15:12:51:423	84,721.44	0.3104	Kraken
3	15:13:00:012	84,720.00	0.5569	Crypto.com
3	15:13:16:798	84,721.44	1.0346	Bitstamp
3	15:14:02:117	84,726.34	0.0215	Kraken
3	15:14:22:911	84,726.34	0.7898	Bitstamp
4	15:17:26:008	84,719.96	0.7469	LMAX Digital
4	15:18:51:181	84,699.63	0.4005	Bullish
5	15:20:10:721	84,742.32	1.0665	LMAX Digital
5	15:20:16:621	84,730.21	0.0090	Bitstamp
5	15:21:01:046	84,729.65	0.3206	itBit
5	15:21:06:621	84,724.33	0.3389	Kraken
5	15:21:06:621	84,730.21	0.3116	Bullish
5	15:21:11:046	84,739.24	0.0737	Bitstamp
5	15:22:54:746	84,741.28	0.9026	LMAX Digital
5	15:23:04:946	84,760.36	0.5123	Kraken
5	15:23:21:946	84,741.32	0.1001	Coinbase
6	15:28:01:756	84,761.24	0.2191	Kraken
6	15:28:01:756	84,761.94	0.6871	Bitstamp
6	15:28:06:119	84,763.34	0.5450	Gemini
6	15:29:06:256	84,762.09	0.1719	Coinbase
7	15:30:01:079	84,790.87	0.0377	Gemini
7	15:30:56:299	84,769.67	0.4383	LMAX Digital
7	15:31:02:447	84,791.66	0.4578	Coinbase
7	15:32:29:991	84,781.66	1.0159	Gemini
7	15:32:29:991	84,804.34	0.0316	Coinbase
7	15:33:02:448	84,801.31	0.3684	Bitstamp
7	15:33:26:912	84,709.68	0.9357	Crypto.com
8	15:37:18:465	84,788.22	0.7207	LMAX Digital
8	15:38:10:645	84,742.36	0.2134	Kraken
8	15:38:44:651	84,739.26	0.3508	Bullish
8	15:38:48:651	84,788.98	0.9666	LMAX Digital
8	15:39:00:901	84,796.21	0.5182	LMAX Digital
8	15:39:01:001	84,762.36	0.1506	Kraken
9	15:40:39:008	84,801.26	1.3801	LMAX Digital
9	15:41:29:990	84,800.09	0.9811	Bitstamp
9	15:42:29:990	84,811.28	0.3295	Kraken
10	15:45:18:506	84,793.22	0.0678	Bitstamp
10	15:48:41:659	84,794.28	0.0133	Bullish
11	15:51:22:904	84,791.66	0.1477	Coinbase
11	15:51:36:004	84,800.01	0.1758	Crypto.com
11	15:51:52:917	84,818.66	0.3848	Gemini
11	15:52:01:017	84,801.62	0.3232	Coinbase

Partition	Time (ET)	Price (in $)	Size (in bitcoin)	Constituent Platform
11	15:52:04:056	84,831.22	1.4071	Kraken
11	15:52:11:750	84,811.94	0.0954	LMAX Digital
11	15:52:24:561	84,801.36	1.3802	Coinbase
11	15:53:42:407	84,840.84	1.5469	Crypto.com
11	15:53:45:078	84,807.36	0.3147	Coinbase
11	15:53:55:081	84,829.61	1.0741	Kraken
12	15:57:11:747	84,808.34	0.6430	Gemini
12	15:57:41:874	84,809.34	0.0624	itBit
12	15:57:49:994	84,811.26	0.5174	Coinbase
12	15:57:51:924	84,844.69	0.4238	Kraken
12	15:58:02:227	84,829.77	2.3568	LMAX Digital
12	15:58:22:781	84,810.01	1.0117	itBit
12	15:59:32:011	84,833.84	0.6939	Coinbase
12	15:59:41:811	84,831.02	0.3746	Gemini
12	15:59:52:197	84,851.97	0.6967	Crypto.com
12	15:59:56:228	84,839.36	0.2701	Coinbase
12	15:59:58:690	84,844.36	0.7194	Bullish

2.
The Index Administrator segments these transactions by their timestamp into 12 partitions of equal five-minute lengths as shown in the first column in the above table.

3.
The Index Administrator calculates the volume-weighted median price for each partition, the result of which is shown below:

Partition	Volume (in bitcoin)	Volume-Weighted Median Price (in $)
1	2.7616	84,779.11
2	1.5345	84,741.68
3	4.1653	84,721.44
4	1.1473	84,719.96
5	3.6354	84,741.28
6	1.6232	84,761.94
7	3.2855	84,781.66
8	2.9202	84,788.98
9	2.6908	84,801.26
10	0.0811	84,793.22
11	6.8498	84,829.61
12	7.7699	84,829.77

4.
The average of the 12 volume-weighted medians is calculated to be $84,774.16.

5.
The volume-weighted medians for all transactions observed from each Constituent Platform is then calculated individually, the median of these eight volume-weighted medians and the percentage deviation of each Constituent Platform volume-weighted medians from this median is also calculated to determine whether the deviation is greater than 10% where in accordance with the potentially erroneous data provisions of the Index methodology the transaction data for any Constituent Platform that exhibits this is removed from the calculation. As shown in the below table, the deviation exhibited by each Constituent Platform is within 10% and hence all Constituent Platform transaction data is used to determine the Index:

	Constituent Platform Volume-Weighted Medians versus Potentially Erroneous Data Threshold (10%)
	Crypto.com	Coinbase	Bitstamp	Gemini	itBit	Kraken	Bullish	LMAX Digital	Median of VWMs
Volume-Weighted Median (in $)	84,840.84	84,801.36	84,761.94	84,781.66	84,729.65	84,829.61	84,739.26	84,788.22	84,788.22
Deviation to Median	.06%	.02%	.03%	.01%	.07%	.05%	.06%	.00%	.04%
6.
The Index price for this given calculation date is $84,774.16.

*
Source: CF Benchmarks

In seeking to ensure that the CF Benchmarks Index is administered through the Index Administrator’s codified policies for CF Benchmarks Index integrity, the Index is subject to oversight by the CME CF Oversight Committee (the “Oversight Committee”), whose Founding Charter and quarterly meeting minutes are publicly available.
As of March 31, 2025, the Constituent Platforms included in the CF Benchmarks Index that is utilized by the Trust are Crypto.com, Bitstamp, Bullish, Coinbase, Gemini, itBit, Kraken and LMAX Digital.
•
Crypto.com:   Foris DAX, Inc. d/b/a Crypto.com is a U.S.-based platform that is registered as an MSB with FinCEN and licensed as a money transmitter in more than 40 states.

•
Bitstamp:   A U.K.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense regulation, as well as a money transmitter in various U.S. states.

•
Bullish:   A Gibraltar based platform operated by Bullish (GI) Limited and regulated by the Gibraltar Financial Services Commission (“GFSC”) as a distributed ledger technology (“DLT”) provider for execution and custody services.

•
Coinbase:   A U.S.-based platform registered as an MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense regulation as well as a money transmitter in various U.S. states.

•
Gemini:   A U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense regulation. Gemini is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

•
itBit:   A U.S.-based platform that is licensed as a virtual currency business under the NYDFS BitLicense regulation. ItBit is also registered with FinCEN as an MSB and is licensed as a money transmitter in various U.S. states.

•
Kraken:   A U.S.-based platform that is registered as an MSB with FinCEN in various U.S. states. Kraken is also registered with the FCA and is authorized by the Central Bank of Ireland as a virtual asset service provider. Kraken also holds a variety of other licenses and regulatory approvals, including those from the Japan Financial Services Agency and the Canadian Securities Administrators.

•
LMAX Digital:   A Gibraltar-based platform registered as an MSB with FinCEN and regulated by the GFSC as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K.-based operator of an FCA-regulated multilateral trading facility and broker-dealer.

The eight Constituent Platforms that contribute transaction data to the CF Benchmarks Index with the aggregate volumes traded on their respective BTC/USD markets over the four calendar quarters of the year ended June 30, 2025 listed in the table below:
	Aggregate Trading Volume of BTC/USD Markets of CME CF Constituent Platforms*
Period	Crypto.com**	Bitstamp	Bullish**	Coinbase	Gemini	itBit	Kraken	LMAX Digital
2024 Q3	—	11,788,598,149	—	58,463,571,028	3,343,922,945	742,961,240	10,944,408,968	7,674,154,200
2024 Q4	—	19,041,512,220	171,943,974*	106,998,253,547	7,762,251,106	1,196,003,201	19,039,509,976	15,679,729,421
2025 Q1	437,288,895	14,477,591,026	15,621,692,912	94,635,582,496	7,306,366,610	1,101,275,922	17,525,260,799	9,804,590,131
2025 Q2
The market share for BTC/USD trading of the eight Constituent Platforms over the four calendar quarters of the year ended June 30, 2025 is shown in the table below:
	Spot Trading Platforms Market Share of BTC/USD Trading*
Period	Crypto.com**	Bitstamp	Bullish**	Coinbase	Gemini	itBit	Kraken	LMAX Digital	Others*
2024 Q3	—	7.26%	—	36.01%	2.06%	0.46%	6.74%	4.73%	42.75%
2024 Q4	—	5.33%	0.05%	29.95%	2.17%	0.33%	5.33%	4.39%	52.44%
2025 Q1	0.14%	4.67%	5.04%	30.55%	2.36%	0.36%	5.66%	3.17%	48.05%
2025 Q2

*
Source: CF Benchmarks

**
Bullish.com became a CME CF Constituent Platform on December 30, 2024 and thus its aggregate volume for Q4 2024 is that observed for two days (December 30 and 31, 2024). Crypto.com became a CME CF Constituent Platform on March 31, 2025 and thus its aggregate volume is that observed for one day (March 31, 2025).

The list of platforms on which the Liquidity Provider executes transactions may change from time to time, and the Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. The platforms on which the Liquidity Provider executes transactions do not impact the Constituent Platforms. Once the Trust has actual knowledge of material changes to the Constituent Platforms used to calculate the Index or the CF Benchmarks Index’s methodology to calculate the Index price, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
The selection of platforms for use in the CF Benchmarks Index is selected by the Oversight Committee. A trading platform is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets (the “Relevant Pair”) and makes trade data and order data available through an API with sufficient reliability, detail and timeliness. The Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.
Furthermore, it must, in the opinion of the Oversight Committee, fulfill the following criteria:
1.
The platform’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a constituent platform: The average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters;

2.
The platform has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices;

3.
The platform does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks;

4.
The platform complies with applicable law and regulation, including, but not limited to capital markets regulations, money transmission regulations, client money custody regulations, KYC regulations and anti-money-laundering regulations; and

5.
The venue cooperates with inquiries and investigations of regulators and CF Benchmarks upon request and must execute data sharing agreements with CME Group.

Once admitted, a Constituent Platform must demonstrate that it continues to fulfill the criteria nos. 2 – 5. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.
The Index Administrator may make changes to the Constituent Platforms comprising the Index from time to time. Once it has actual knowledge of material changes to the Constituent Platforms used to calculate the Index, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
The Sponsor believes that the use of the CF Benchmarks Index is reflective of a reasonable valuation of the spot price of bitcoin and that resistance to manipulation is a priority aim of its design methodology. The methodology: (i) takes an observation period and divides it into equal partitions of time; (ii) then calculates the volume-weighted median of all transactions within each partition; and (iii) the value is determined from the arithmetic mean of the volume-weighted medians, equally weighted. By employing the foregoing steps and specifically doing so over a one hour period, the CF Benchmarks Index thereby seeks to ensure that transactions in bitcoin conducted at outlying prices do not have an undue effect on the index value, large trades or clusters of trades transacted over a short period of time will not have an undue influence on the index value, and the effect of large trades at prices that deviate from the prevailing price are mitigated from having an undue influence on the benchmark level.
In addition, the Sponsor notes that to ensure the integrity of the CF Benchmarks Index, it is subject to the U.K. BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available at www.cfbenchmarks.com.
The CF Benchmarks Index is administered under the CF Benchmarks Control Framework to ensure compliance with U.K. BMR. Specifically, provisions within the following policies in combination are designed to ensure the integrity of its benchmarks, including the CF Benchmarks Index:
•
CF Benchmarks Input Data Policy, which governs CF Benchmarks use of input data, input data sources, the determination of data sufficiency and relevant controls that are applied to ensure the integrity of its benchmarks;

•
CF Benchmarks Surveillance Policy, which governs the aims, design, potential susceptibility and implementation of the measures CF Benchmarks has in place impede, detect and report on potential and actual benchmark manipulation and ensure the integrity of its benchmarks;

•
CF Benchmarks Conflict of Interest Policy, which governs the measures by which CF Benchmarks identifies, records, mitigates and escalates potential and actual conflicts of interest that might impact the integrity of its benchmarks; and

•
CF Benchmarks Governance and Oversight Framework, which lays out the measures by which CF Benchmarks manages the benchmark life cycle including the relevant junctures where Oversight Committee notification, escalation, review and resolution is relevant and required including the manner in which CF Benchmarks identifies risks to benchmark integrity and the processes and procedures it follows to mitigate and eliminate such risks.

The domicile, regulation and legal compliance of the bitcoin platforms included in the CF Benchmarks Index varies. Further information regarding each bitcoin platform may be found, where available, on the websites for such bitcoin platforms and public registers for compliance with local regulations, among other places.
CF BENCHMARKS LTD LICENSOR PRODUCT(S) IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR CERTAIN YORKVILLE AMERICA DIGITAL, LLC PRODUCTS. CF BENCHMARKS LTD, ITS LICENSORS AND AGENTS HAVE NO OTHER CONNECTION TO YORKVILLE AMERICA DIGITAL, LLC PRODUCTS AND SERVICES AND DO NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY YORKVILLE AMERICA DIGITAL, LLC PRODUCTS OR SERVICES. CF BENCHMARKS AND ITS LICENSORS AND AGENTS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE YORKVILLE AMERICA DIGITAL, LLC PRODUCTS AND SERVICES. CF BENCHMARKS AND ITS LICENSORS AND AGENTS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO YORKVILLE AMERICA DIGITAL, LLC AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.
Trust Expenses
The Trust’s only ordinary recurring expense is expected to be the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the marketing and the following administrative expenses of the Trust: the fees of the Trustee and the Trust Administrator, the Custodians’ Fees, NYSE Arca listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $      per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $      per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.
The Sponsor’s Fee is accrued daily at an annualized rate equal to      % of the NAV and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.
The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin Network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Cash Custodian, the Bitcoin Custodian, the Prime Execution Agent, the Trust Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters. Because the Trust does not have any income, it will need to sell bitcoin to cover the Sponsor’s Fee and expenses not assumed by the Sponsor, if any. Trust expenses not assumed by the Sponsor and not included in trade execution costs paid by the Trust shall accrue daily and be payable by the Trust to the Sponsor at least quarterly in arrears. The Trust may also be subject to other liabilities (for example, as a result of litigation) that have also not been assumed by the Sponsor. The only source of funds to cover those liabilities will be sales of bitcoin held by the Trust. Even if there are no expenses other than those assumed by the Sponsor, and there are no other liabilities of the Trust, the Trust will still need to sell bitcoin to pay the Sponsor’s Fee. The result of these sales is a decrease in the amount of bitcoin represented by each Share.
To cover the Sponsor’s Fee and expenses not assumed by the Sponsor, the Sponsor or its delegate will cause the Trust (or its delegate) to convert bitcoin into U.S. dollars at the price available through the Prime Execution Agent’s service (less applicable trading fees) through the Trading Platform which the Sponsor is able to obtain using commercially reasonable efforts. The number of bitcoin represented by a Share will decline each time the Trust pays the Sponsor’s Fee or any Trust expenses not assumed by the Sponsor by transferring and selling bitcoin. The Trust cannot reinvest any cash received from such sales into bitcoin and must use that cash to pay the Sponsor’s Fee and/or other Trust expenses not assumed by the Sponsor, and/or distribute any excess cash to investors.
The quantity of bitcoin to be sold to permit payment of the Sponsor’s Fee or Trust expenses not assumed by the Sponsor will vary from time to time depending on the level of the Trust’s expenses and the value of bitcoin held by the Trust. Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of bitcoin by the Trust for the payment of expenses generally will be a taxable event to Shareholders. See “Material U.S. Federal Income Tax Consequences.”
In the event that any of the foregoing fees and expenses are incurred with respect to the Trust and other Client Accounts (as defined in “Conflicts of Interest”), the Sponsor will allocate the costs across the entities on a pro rata basis or otherwise on a basis it considers to be equitable, except to the extent that certain expenses are specifically attributable to the Trust or another Client Account. The Trust expects that any trading commissions associated with block trading, if applicable, will be allocated across the relevant entities on a pro rata basis.
Impact of Trust Expenses on the Trust’s Net Asset Value
The Trust sells bitcoin to raise the funds needed for the payment of the Sponsor’s Fee and all Trust expenses or liabilities not assumed by the Sponsor. See “The Sponsor — The Sponsor’s Fee.” The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of bitcoin. As a result of the recurring sales of bitcoin necessary to pay the Sponsor’s Fee and the Trust expenses or liabilities not assumed by the Sponsor, the NAV and, correspondingly, the fractional amount of bitcoin represented by each Share will decrease over the life of the Trust. New purchases of bitcoin utilizing cash proceeds for new shares issued by the Trust, do not reverse this trend.
The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of bitcoin discussed above on the fractional amount of bitcoin represented by each outstanding Share. It assumes that the only sales of bitcoin will be those needed to pay the Sponsor’s Fee and that the price of bitcoin and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of bitcoin represented by each Share.
Hypothetical Calculation of NAV per Share:
Sponsor’s Fee of %
	Year 1		Year 2		Year 3
Hypothetical bitcoin price	$		$		$
Sponsor’s Fee		%		%		%
Shares of Trust, beginning
Bitcoin in Trust, beginning
Beginning NAV	$		$		$
Bitcoin to be sold to cover the Sponsor’s Fee*
Bitcoin in Trust, ending
Ending NAV	$		$		$
Ending NAV per Share	$		$		$

*
The calculation assumes that the sale of bitcoin and the payment of the Sponsor’s Fee occur only at the end of each year even though in actuality sales occur at least quarterly to cover the Sponsor’s Fee, which is accrued daily and payable at least quarterly in arrears.

Intraday Indicative Value
In order to provide updated information relating to the Trust for use by Shareholders, the Sponsor intends to publish on behalf of the Trust an IIV using the BRTI. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV per Share as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV per Share during the trading day.
The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV per Share, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.
All aspects of the Index’s methodology are publicly available at the website of Index Administrator, CF Benchmarks (www.cfbenchmarks.com). The CME CF Bitcoin Real Time Index is calculated once per second, in real time by utilizing the Order Books (as defined below) of bitcoin/U.S. dollar trading pairs operated by all Constituent Platforms. An “Order Book” is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the BRTI calculation agent. The Order Books are aggregated into one consolidated order book by the BRTI calculation agent. The mid-price volume curve, which is the average of the bid-price volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask-price volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid-price volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid-spread volume curve does not exceed a certain percentage deviation from the mid-price). The BRTI is then given by the sum of the weighted mid-price volume curve obtained in the previous step.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT
The Trust was formed on June 3, 2025. The purpose of the Trust is to own bitcoin transferred to the Trust in exchange for Shares issued by the Trust. The Trust is governed by the Trust Agreement, which contains provisions relating to, among other things, the rights, duties and obligations of the Sponsor, the Trustee, the registered holders and beneficial owners of Shares and all persons that deposit bitcoin for the purpose of creating Shares. Nevada law governs the Trust Agreement, the Trust and the Shares. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which the prospectus is a part.
Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of bitcoin held by the Bitcoin Custodian on behalf of the Trust. However, the Trust is expected to buy or sell bitcoin in connection with cash creations or redemptions of Baskets on an ongoing basis and sell bitcoin at least quarterly to pay the Sponsor’s Fee and to cover expenses and liabilities not assumed by the Sponsor. Such purchases or sales result in the Trust holding cash for brief periods of time. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against the Bitcoin Custodian, an Authorized Participant, or any other third party, which is settled in cash. If the Trust receives cash (other than in connection with purchase orders) or any property other than cash or bitcoin, the Trust Agreement provides that the Sponsor will, as soon as commercially feasible, (i) sell and/or distribute all the property (other than cash) received or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, (ii) if the Trust will not distribute all of the cash (other than cash received in connection with purchase orders) received (including all cash received from the sale of other property), determine the amount of cash that will be promptly used by the Trust to pay the Sponsor’s Fee and/or expenses and liabilities not assumed by the Sponsor, and (iii) distribute any cash (other than cash received in connection with purchase orders) that will not be promptly used as described in the preceding prong (ii). If the Trust does not sell or distribute the cash (other than cash received in connection with purchase orders) or other property accordingly, the Trust Agreement provides that no deposits of bitcoin or cash will be accepted (i.e., there will be no issuance of new Shares). Currently, the Trust does not accept deposits of bitcoin. The Sponsor will distribute such cash or other assets to DTC, and registered holders of Shares are entitled to receive such distributions in proportion to the number of shares owned. See “— Cash and Other Distributions.” The Trust issues and redeems Shares only in Baskets of 10,000 or integral multiples thereof, based on the quantity of bitcoin attributable to each Share (net of any accrued but unpaid Sponsor’s Fee and any accrued but unpaid expenses or liabilities). Baskets may be redeemed by the Trust in exchange for cash proceeds from selling the amount of bitcoin represented by the aggregate number of Shares redeemed. These transactions will take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for bitcoin. The timing of the In-Kind Regulatory Approval is unknown, and there is no guarantee that NYSE Arca will receive the In-Kind Regulatory Approval at any point in the future. If NYSE Arca receives the In-Kind Regulatory Approval and if the Sponsor chooses to allow in-kind creations and redemptions, the Trust will notify Shareholders in a prospectus supplement, in its periodic Exchange Act reports and on the Trust’s website. The Trust is not a registered investment company under the Investment Company Act and is not required to register under such act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust.
Creation and Redemption
The Trust expects to create and redeem Shares on a continuous basis but only in Baskets of 10,000 Shares. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor, can place orders to receive Baskets in exchange for cash.
The Trust will engage in bitcoin transactions for converting cash into bitcoin (in association with purchase orders) and bitcoin into cash (in association with redemption orders). The Trust will conduct its bitcoin purchase and sale transactions by, in its sole discretion, choosing to trade directly with the Liquidity Provider, who is not a registered broker-dealer, pursuant to the Liquidity Provider Agreement, or choosing to trade through the Prime Execution Agent.

The Authorized Participants will deliver only cash to create Shares and will receive only cash when redeeming Shares. In connection with such cash orders, the Trust will create Shares by receiving bitcoin from the Liquidity Provider, an affiliate of the Bitcoin Custodian, and will redeem Shares by delivering bitcoin to the Liquidity Provider. Authorized Participants will not directly or indirectly purchase, hold, deliver or receive bitcoin as part of the creation or redemption process or otherwise direct the Trust or a third party with respect to purchasing, holding, delivering or receiving bitcoin as part of the creation or redemption process.
The Prime Execution Agent facilitates the purchase and sale or settlement of the Trust’s bitcoin transactions. The Liquidity Provider settle trades with the Trust using its own account at the Prime Execution Agent when trading with the Trust.
Issuance of Baskets
A standard creation transaction fee is imposed to offset the transfer and other transaction costs associated with the issuance of Baskets.
For creations of Baskets, Authorized Participants will be required to submit purchase orders by an early order cutoff time (the “Creation Early Order Cutoff Time”). The Creation Early Order Cutoff Time is 6:00 p.m. ET on the business day prior to the applicable trade date. Authorized Participants must submit purchase orders indicating the number of Baskets they intend to acquire.                 will acknowledge the purchase orders unless the Sponsor decides to refuse the deposit. The date the          receives the orders will determine the basket amount of bitcoin (the “Basket Amount”) the Trust needs to purchase from the Liquidity Provider or through the Prime Execution Agent. The final cash amounts will be determined after the net asset value of the Trust is struck and the Trust’s bitcoin transactions have settled. However, orders received after the Creation Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day. Fractions of a bitcoin smaller than .00000001 (known as a “satoshi”) are disregarded for purposes of the computation of the Basket Amount.
If the Sponsor accepts the purchase orders,                 will transmit to the Authorized Participants, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase orders are received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Sponsor and indicating the Basket Amount that the Authorized Participants must deliver via the Liquidity Provider to the Cash Custodian or Prime Execution Agent in exchange for each Basket. Prior to the Sponsor’s acceptance as specified above, a purchase order will only represent an Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Trust, the Sponsor, the Trust Administrator, the Bitcoin Custodian or any other party.
The Basket Amount necessary for the creation of a Basket changes from day to day. As of the date of this prospectus, a Basket requires delivery of          bitcoin. The initial Basket Amount is      bitcoin. On each day that NYSE Arca is open for regular trading, the Trust Administrator will adjust the quantity of bitcoin constituting the Basket Amount as appropriate to reflect sales of bitcoin, any loss of bitcoin that may occur and accrued expenses. The computation is made by the Sponsor as promptly as practicable after 4:00 p.m. ET. See “Activities of the Trust — Net Asset Value” and “Activities of the Trust — Valuation of Bitcoin; the CF Benchmark Index” for a description of how the CF Benchmarks Index is determined and a description of how the Sponsor determines the NAV per Share. The Sponsor will determine the Basket Amount for a given day by multiplying the NAV per Share by the number of Shares in each Basket (10,000) and dividing the resulting product by that day’s CF Benchmarks Index. The Basket Amount so determined will be made available to all Authorized Participants and the Liquidity Provider and will be made available on the Sponsor’s website for the Shares.
On the date of the Creation Early Order Cutoff Time, the Trust will choose, in its sole discretion, to enter into a transaction with the Liquidity Provider or the Prime Execution Agent to buy bitcoin in exchange for the cash proceeds from such purchase order. For settlement of a creation, the Trust delivers Shares to the Authorized Participants in exchange for cash received from the Authorized Participants. Meanwhile, the Liquidity Provider or Prime Execution Agent, as applicable, delivers the required bitcoin pursuant to its trade with the Trust into the Trust’s Trading Balance with the Prime Execution Agent in exchange for cash. In the event the Trust has not been able to successfully execute and complete settlement of a bitcoin transaction by the settlement date of the purchase order, the Authorized Participants will be given the option to (1) cancel the purchase order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to purchase orders, as between the Trust and the Authorized Participants, the Authorized Participants are responsible for the dollar cost of the difference between the bitcoin price utilized in calculating NAV on the trade date and the price at which the Trust acquires the bitcoin to the extent the price realized in buying the bitcoin is higher than the bitcoin price utilized in the NAV. To the extent the price realized in buying the bitcoin is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.
Whether the purchase of bitcoin was entered into with the Liquidity Provider or via the Prime Execution Agent, such party will deliver bitcoin related to such transaction to the Trust’s Trading Balance. This transfer is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.
Upon the deposit by the Liquidity Provider or the Prime Execution Agent of the corresponding amount of bitcoin with the Trust’s Trading Balance, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Cash Custodian will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant. As of the date of this prospectus, the Authorized Participants are       ,        ,        and        . Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.
In connection with the paragraph above, when the Trust purchases bitcoin, the deposit of bitcoin will initially be credited to the Trust’s Trading Balance with the Prime Execution Agent before being swept to the Trust’s Vault Balance with the Bitcoin Custodian pursuant to a regular end-of-day sweep process. Transfers of bitcoin into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are on-chain transactions represented on the Bitcoin Blockchain. Any costs related to transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are borne by the Prime Execution Agent (and not the Trust or its Shareholders).
Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, and the Sponsor’s Fee accrues daily at the same rate, in the absence of any extraordinary expenses or liabilities, the amount of bitcoin by which the Basket Amount will decrease each day will be predictable. The Sponsor intends to have the Trust Administrator make available on each Business Day an indicative Basket Amount for the next Business Day. Authorized Participants may use that indicative Basket Amount as guidance regarding the amount of cash that they may expect to have to deposit with the Trust Administrator in respect of purchase orders placed by them on such next Business Day and accepted by the Sponsor. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Sponsor, the Authorized Participant will be required to deposit with the Trust Administrator the Basket Amount as determined by the Sponsor on the effective date of the purchase order.
No Shares will be issued unless and until the Bitcoin Custodian or the Prime Execution Agent has informed the Sponsor that it has allocated to the Trust’s account the corresponding amount of bitcoin. Disruption of services at the Prime Execution Agent or the Bitcoin Custodian would have the potential to delay settlement of the bitcoin related to Share creations.
Bitcoin transactions that occur on the blockchain are susceptible to delays due to a Bitcoin Network outage, congestion, spikes in transaction fees demanded by miners or other problems and disruptions. To the extent that bitcoin transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are delayed due to congestion or other issues with the Bitcoin Network, such bitcoin will not be held in cold storage in the Vault Balance until such transfers can occur.
The Sponsor may suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares or may refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Sponsor are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor shall reject any purchase order or redemption order that is not in proper form.
Redemption of Baskets
Authorized Participants, acting on authority of the registered holder of Shares, may surrender Baskets in exchange for the corresponding Basket Amount announced by the Sponsor.

For redemptions of Baskets, Authorized Participants will be required to submit redemption orders by an early order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to the applicable trade date. On the date of the Redemption Early Order Cutoff Time, the Trust may choose, in its sole discretion, to enter into a transaction with the Liquidity Provider or the Prime Execution Agent to sell bitcoin in exchange for cash. Also on the date of the Redemption Order Early Cutoff, the Trust instructs the Bitcoin Custodian to prepare to move the associated bitcoin from the Trust’s Vault Balance with the Bitcoin Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For settlement of a redemption, the Authorized Participant delivers the necessary Shares to the Trust, the Liquidity Provider or the Prime Execution Agent, as applicable, delivers the cash to the Trust associated with the Trust’s sale of bitcoin, the Sponsor delivers bitcoin to the Liquidity Provider’s account at the Prime Execution Agent or directly to the Prime Execution Agent, as applicable, and the Trust delivers cash to the Authorized Participant. In the event the Trust has not been able to successfully execute and complete settlement of a bitcoin transaction by the settlement date, the Authorized Participants will be given the option to (1) cancel the redemption order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date. With respect to redemption orders, between the Trust and the Authorized Participants, the Authorized Participants will be responsible for the dollar cost of the difference between the bitcoin price utilized in calculating the NAV on the trade date and the price realized in selling the bitcoin to raise the cash needed for the cash redemption order to the extent the price realized in selling the bitcoin is lower than the bitcoin price utilized in the NAV. To the extent the price realized in selling the bitcoin is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.
The transfers of bitcoin from the Trust’s Trading Balance to the Liquidity Provider’s account at the Prime Execution Agent or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.
Transfers of bitcoin from the Trust’s Vault Balance to the Trust’s Trading Balance are on-chain transactions represented on the Bitcoin Blockchain.
Bitcoin transactions that occur on the blockchain are susceptible to delays due to Bitcoin Network outages, congestion, spikes in transaction fees demanded by miners or other problems or disruptions. To the extent that bitcoin transfers from the Trust’s Vault Balance to the Trust’s Trading Balance are delayed due to congestion or other issues with the Bitcoin Network or the Trust’s operations, redemptions in the Trust could be delayed.
Disruption of services at the Prime Execution Agent, the Bitcoin Custodian, the Cash Custodian or the Authorized Participant’s banks would have the potential to delay settlement of the bitcoin related to Share redemptions.
Upon the surrender of such Shares and the payment of the applicable custody transaction costs and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), by the redeeming Authorized Participant, and the completion of the sale of bitcoin for cash by the Trust, the Sponsor will instruct the delivery of cash to the Authorized Participant. The Authorized Participant is responsible for the dollar cost of the difference between the value of bitcoin calculated by the Trust Administrator for the applicable NAV per Share of the Trust and the price at which the Trust sells bitcoin to raise the cash needed for the cash redemption order to the extent the price realized in selling the bitcoin is lower than the bitcoin price utilized in the NAV. To the extent the price realized in selling the bitcoin is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. Shares can only be surrendered for redemption in Baskets of 10,000 Shares each.
An Authorized Participant must submit a redemption order indicating the number of Baskets it intends to redeem. The date the         receives that order determines the Basket Amount to be received in exchange. However, orders received after the Redemption Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.
All taxes incurred in connection with the delivery of bitcoin to the Bitcoin Custodian or cash to the Cash Custodian in exchange for Baskets (including any applicable value added tax) will be the sole responsibility of the Authorized Participant making such delivery.

Redemptions may be suspended only (1) during any period in which regular trading on NYSE Arca is suspended or restricted or the exchange is closed (other than scheduled holiday or weekend closings), or (2) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Bitcoin Custodian, the Cash Custodian, the Trust Administrator or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin Network, hacking, cybersecurity breach, or power, Internet or Bitcoin Network outage or similar event). The Sponsor and the Trust Administrator shall reject any purchase order or redemption order that is not in proper form. If the Trust suspends redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.
Certificates Evidencing the Shares
The Shares are evidenced by certificates executed and delivered by the Sponsor on behalf of the Trust. It is expected that DTC will accept the Shares for settlement through its book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one global certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants (the “Indirect Participant”) in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can only be held in the form of book-entries through DTC and its participants (the “DTC Participants”), investors must rely on DTC, a DTC Participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form.
Cash and Other Distributions
If the Sponsor determines that there is more cash being held in the Trust than is needed to pay the Trust’s expenses for the next month, (or, if later, the end of the current calendar quarter) the Sponsor will distribute the extra cash to DTC.
If the Trust receives cash (other than in connection with purchase orders) the Sponsor will distribute that property to DTC by any means the Sponsor thinks is lawful, equitable and feasible. If it cannot make the distribution in that way, the Sponsor will sell the property or otherwise dispose of the property (other than cash) in a manner that it determines is commercially reasonable, and distribute the net proceeds (if any) in the same way as it does with cash (as described in the preceding paragraph). The Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Sponsor in good faith.
Registered holders of Shares are entitled to receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Sponsor may deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. The Sponsor distributes only whole U.S. dollars and cents and is not required to round fractional cents to the nearest whole cent. The Sponsor is not responsible if it decides that it is unlawful or impractical to make a distribution available to registered holders.
Voting Rights
Owners of Shares do not generally have any voting rights, take no part in the management or control and have no voice in the Trust’s operations or business. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. Each Share entitles the holder to vote on the limited matters, if any, upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights.

Share Splits
If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range or if the Sponsor determines that it is advisable for any reason, the Sponsor may cause the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.
Management of the Trust
The Trust does not have a board of directors or an audit committee but does have oversight from the Board of Directors and audit committee of the Sponsor. See “The Sponsor — Key Personnel of the Sponsor.”
Trust Expenses and Bitcoin Sales
In addition to the fee payable to the Sponsor (See “The Sponsor — The Sponsor’s Fee”), the following expenses will be paid out of the assets of the Trust:
•
any expenses or liabilities of the Trust that are not assumed by the Sponsor;

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any taxes and other governmental charges that may fall on the Trust or its property;

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any expenses of any extraordinary services performed by the Sponsor or expenses of any action taken by the Sponsor to protect the Trust or the rights and interests of holders of Shares;

•
any indemnification of the Sponsor and the Trustee as described below; and

•
extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.

The Sponsor may in its discretion sell the Trust’s bitcoin from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. See “Activities of the Trust — Trust Expenses.”
The Sponsor is not responsible for any depreciation or loss incurred by reason of sales of bitcoin made in compliance with the Trust Agreement.
Payment of Taxes
The Sponsor may deduct the amount of any taxes owed from any distributions it makes. It may also sell Trust assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.
Evaluation of Bitcoin and the Trust Assets
See “Activities of the Trust — Net Asset Value” and “Activities of the Trust — Valuation of Bitcoin; the CF Benchmark Index.”
Amendment and Dissolution
The Sponsor may agree to amend the Trust Agreement without the consent of the holders of Shares. If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of Shares, it will not become effective for outstanding Shares until 30 days after the Sponsor notifies DTC of the amendment. At the time an amendment becomes effective, by continuing to hold Shares or an interest therein, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended.
The Sponsor will direct the Trustee to dissolve the Trust if:
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the Sponsor is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five Business Days of their delisting;

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a U.S. federal or state court or regulator, or applicable law or regulatory requirements, requires the Trust to shut down, or forces the Trust to liquidate its bitcoin, or seizes, impounds or otherwise restricts access to Trust assets; or

•
DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Sponsor, may, in its sole discretion, direct the Trustee to dissolve the Trust if:
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the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Sponsor has actual knowledge of that determination;

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the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act and the Sponsor has actual knowledge of that determination;

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FinCEN determines that the Trust or the Sponsor is required to register as an MSB, or the New York Department of Financial Services determines the Trust or the Sponsor is required to obtain a BitLicense;

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if any state regulator or court of competent authority determines the Sponsor or the Trust is required to obtain a money transmitter license or other state license;

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the Index Administrator ceases to maintain the Index or any ongoing event exists that prevents or makes impractical the determination of the Index price and, in the opinion of the Sponsor, no successor or similar pricing source is reasonably available;

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the net assets of the Trust in relation to the operating expenses of the Trust is at a level at which continued operation of the Trust is unreasonable or imprudent;

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any ongoing event exists that either prevents the Trust from or makes impractical the Trust’s holding of bitcoin, or prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert bitcoin to U.S. dollars;

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the Trust fails to qualify for treatment, or ceases to be treated, for U.S. federal income tax purposes, as a grantor trust, and the Sponsor has determined that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable; or

•
any custodian (including, for the avoidance of doubt, either of the Custodians) or prime execution agent (including, for the avoidance of doubt, the Prime Execution Agent) then acting resigns, is removed, is prohibited by applicable law or regulation to act as or otherwise ceases to act as custodian or prime execution agent and, in the opinion of the Sponsor, no successor custodian or prime execution agent has been employed prior to, at the Sponsor’s election, (i) the effective date of such resignation, removal, prohibition or cessation, or (ii) in the case of the Bitcoin Custodian or the Prime Execution Agent, the final date as of which the Bitcoin Custodian or the Prime Execution Agent will cease to hold any of the Trust’s assets, to the extent different from the date referred to in clause (i).

The term of the Trust is perpetual (unless terminated earlier in certain circumstances). On and after dissolution of the Trust, the Sponsor will wind up the business and affairs of the Trust and deliver Trust property upon surrender and cancellation of Shares. The Sponsor will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Sponsor thereafter will: (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Trust property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Trust’s expenses and may sell Trust property as necessary to meet those expenses. After the dissolution of the Trust, the Sponsor will sell or otherwise liquidate the Trust property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Trust and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made by the Sponsor in good faith. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. Shareholders are not entitled to any of the Trust’s underlying bitcoin holdings upon the dissolution of the Trust.

Upon the dissolution of the Trust, the Sponsor would conduct sales of bitcoin for cash through the Prime Execution Agent over a reasonable wind-down period in order to limit market impact, as feasible under the circumstances. Under this process, the Sponsor would instruct the Bitcoin Custodian to move a pre-determined amount of bitcoin from the Vault Balance to the Trading Balance at the start of each day in which liquidations were to occur. The Sponsor would then instruct the Prime Execution Agent to execute sales of the bitcoin for cash based on optimal achievable execution. The cash proceeds would be delivered to the Cash Custodian at the end of each day.
In the event that the dissolution of the Trust was caused by, or coincident with, the failure or bankruptcy of the Bitcoin Custodian or Prime Execution Agent, the Sponsor would engage with the relevant bankruptcy or resolution process for the Bitcoin Custodian or Prime Execution Agent with the goal of preserving and recovering the Trust’s bitcoin and cash in accordance with, and to the extent permitted by, the bankruptcy or resolution process. If permitted by the relevant bankruptcy or resolution process to take control of the Trust’s property, the Sponsor would then seek to liquidate the Trust’s property (through a method or agent other than the Prime Execution Agent and in accordance with applicable law) as quickly as reasonably practicable thereafter and distribute the proceeds of the liquidation to Shareholders. Alternatively, the Sponsor may be required to assert a monetary claim in the relevant bankruptcy or resolution process. Thereafter, the Sponsor would seek to resolve and liquidate that claim as quickly as reasonably practicable in order to distribute the proceeds to Shareholders. The bankruptcy or resolution process could be lengthy and could result in the relevant court or resolution authority returning only a fraction of the Trust’s property or recovering only a fraction of the Trust’s legal claim to the Trust, for example if the Trust is deemed to be an unsecured creditor. For more information, see “Risk Factors — Risks Related to the Trust and the Shares — The lack of full insurance and Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Trust Administrator, the Cash Custodian, the Prime Execution Agent and the Bitcoin Custodian expose the Trust and its Shareholders to the risk of loss of the Trust’s bitcoin for which no person or entity is liable.”
Following the liquidation of the Trust’s bitcoin, any remaining outstanding Shares will be redeemed for cash and distributed to Shareholders in accordance with the provisions of the Trust Agreement. Upon the dissolution of the Trust and the winding up of the Trust by the Sponsor, the Trustee shall, upon receipt of written direction of the Sponsor, execute and cause a certificate of cancellation of the Trust to be filed with the Secretary of State in accordance with the Nevada Statutory Trust Act. After making such filing, the Trustee shall be discharged from all obligations under the Trust Agreement.
Limitations on Obligations and Liability
The Trust Agreement expressly limits the obligations and liabilities of the Sponsor. As further set out in the Trust Agreement, the Sponsor:
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is only obligated to take the actions specifically set forth in the Trust Agreement without gross negligence or bad faith;

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is not liable if it is prevented or delayed by law or circumstances beyond its control from performing its obligations under the Trust Agreement;

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is not liable if it exercises or fails to exercise discretion permitted under the Trust Agreement;

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has no obligation to prosecute any lawsuit or other proceeding on behalf of the Shareholders or any other person;

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is not liable for any loss of bitcoin occurring prior to the delivery of bitcoin to the Bitcoin Custodian or the Prime Execution Agent, as applicable, or after the delivery of bitcoin by the Bitcoin Custodian or the Prime Execution Agent, as applicable (and for the avoidance of doubt, is not liable for the loss of bitcoin while held by the Bitcoin Custodian or the Prime Execution Agent absent gross negligence or bad faith by the Sponsor);

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may rely upon any advice or information from other persons it believes in good faith to be competent to provide such advice or information; and

•
is not required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties under the Trust Agreement, except as specifically provided for in the Trust Agreement.

In addition, as further set out in the Trust Agreement, the Sponsor, the Trustee and their respective affiliates under the Trust Agreement are subject to the following:
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are not liable for any loss suffered by the Trust that arises out of any of action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute willful misconduct, gross negligence or bad faith of such person;

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are not personally liable for the return or repayment of all or any portion of the capital or profits of any person, and any such return of capital or profits made will be made solely from the assets of the Trust without any rights of contribution from any of the Sponsor, the Trustee or their respective affiliates; and

•
are not liable for the conduct or misconduct of any delegee selected by the Sponsor; provided, however, that in the case of the Sponsor, the foregoing only applies if the Sponsor made such selection with reasonable care.

In addition, under the Trust Agreement, the Trust is obligated to indemnify the Sponsor and its shareholders, directors, officers, employees, affiliates and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or bad faith or, willful misconduct or (2) reckless disregard of their obligations and duties under the Trust Agreement.
Requirements for Sponsor Actions
Before the Sponsor delivers or registers a transfer of Shares, makes a distribution on Shares, or permits withdrawal of Trust property, the Sponsor may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or Trust property;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including presentation of transfer documents.

The Sponsor may suspend the acceptance of purchase orders or the delivery or registration of transfers of Shares or may refuse a particular purchase order, delivery or registration of Shares (i) during any period when the transfer books of the Sponsor are closed or (ii) at any time, if the Sponsor thinks it advisable for any reason. The Sponsor may, in its sole discretion, suspend the right to surrender Shares or postpone the delivery date of bitcoin or other Trust property generally or with respect to a particular redemption order (a) during any period in which regular trading on NYSE Arca is suspended or restricted, or the exchange is closed (other than scheduled holiday or weekend closings), or (b) during a period when the Sponsor determines that delivery, disposal or evaluation of bitcoin is not reasonably practicable (for example, as a result of an interruption in services or availability of the Prime Execution Agent, the Bitcoin Custodian, the Cash Custodian, the Trust Administrator or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Bitcoin Network, hacking, cybersecurity breach, or power, Internet or Bitcoin Network outage or similar event). The Sponsor shall reject any purchase order or redemption order that is not in proper form. If the Trust suspends creations or redemptions, Shareholders will be notified in a prospectus supplement, in its periodic Exchange Act reports and/or on the Trust’s website.

Delegation by the Sponsor to the Trust Administrator or Other Agent
The Sponsor may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator, without the consent of any Authorized Participant or any Shareholders. The Sponsor is not required to appoint a new Trust Administrator or other agent upon any termination of any of these delegations.
Venue Provision
The Trust Agreement provides that the courts of the state of Nevada and any federal courts located in Clark County, Nevada will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the exclusive jurisdiction provision of the Trust Agreement.
Waiver of Jury Trial Provision
The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement.
Limitations on the Right to Bring Derivative Actions
Pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Nevada law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Nevada law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 88A.410(5) of the Nevada Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to additional standards and restrictions set forth in the governing instrument, including, without limitation, a requirement that beneficial owners of a specified beneficial interest join in the foregoing action.” In addition to the requirements of applicable law and in accordance with the foregoing, the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless (a) two or more Shareholders who (1) are not “Affiliates” (as defined in the Trust Agreement) of one another and (2) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding, and (b) (1) prior to bringing such action, the Shareholder must make a demand upon the Sponsor to direct the Trustee to bring the subject action unless an effort to cause the Sponsor to take such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a Sponsor or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (2) unless a demand is not required under clause (b)(1) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholder making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to direct the Trustee to bring such action. This provision applies to any derivative actions brought in the name of the Trust other than claims under the U.S. federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, however, if the relevant provision of the Trust Agreement is found to violate the U.S. federal securities laws, then such provision shall not apply to any claims asserted under such U.S. federal securities laws.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY
DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.
Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Sponsor on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC and deposited with the Sponsor on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.
Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.
Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.
Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.
DTC may decide to discontinue providing its service for the Shares by giving notice to the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Sponsor shall direct the Trustee to terminate the Trust.
The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.
The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Sponsor will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR
The Sponsor of the Trust is Yorkville America Digital, LLC, a Florida limited liability company. The Sponsor’s principal office is located at 1012 Springfield Avenue, Mountainside, NJ 07092.
The Sponsor’s Role
The Sponsor will arrange for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NYSE Arca. The Sponsor has agreed to assume the marketing and the following administrative and marketing expenses incurred by the Trust: the fees of the Trustee and the Trust Administrator, the Custodians’ Fees, NYSE Arca listing fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and expenses and up to $      per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of the $      per annum required under the Trust Agreement. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares.
The Sponsor is responsible for the day-to-day administration of the Trust. Day-to-day administration includes: (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Bitcoin Custodian and the Prime Execution Agent the receipt and delivery of bitcoin purchased or sold by or otherwise transferred to, or by, the Trust and with the Cash Custodian the receipt and delivery of cash transferred to or by the Trust in connection with each issuance and redemption of Baskets, (3) calculating the net asset value of the Trust on any Business Day and (4) selling the Trust’s bitcoin as needed to cover the Trust’s expenses. The Sponsor has delegated certain day-to-day responsibilities to the Trust Administrator.
The Trust may incur certain extraordinary, non-recurring expenses that are not assumed by the Sponsor, including but not limited to, taxes and governmental charges, any applicable brokerage commissions, financing fees, Bitcoin Network fees and similar transaction fees, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the Shareholders, any indemnification of the Cash Custodian, the Bitcoin Custodian, the Prime Execution Agent, the Trust Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.
The Sponsor is responsible for oversight and overall management of the Trust and for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. The Sponsor will designate the independent registered public accounting firm of the Trust and may from time to time employ legal counsel for the Trust.
Key Personnel of the Sponsor
The Trust does not have any directors, officers or employees. The following persons, in their respective capacities as directors or executive officers of the Sponsor, a Florida limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.
Troy Rillo is the President and Chief Executive Officer of the Sponsor. The Sponsor is managed by a Board of Managers composed of Mark Angelo, Troy Rillo and Michael Rosselli.
Mark Angelo, 53, is a member of the Sponsor’s Board of Managers. He co-founded Yorkville Advisors Global LP (“Yorkville Advisors”), the parent entity of the Sponsor, in August 2009 and two affiliated investment managers in 2000 and 2016. Mark served as Portfolio Manager of Yorkville Advisors until March 2014, and then as Co-Portfolio Manager from March 2014 to December 2014. He resumed the role of Portfolio Manager in mid-2019 and currently serves on the Executive Committee of Yorkville Advisors. Prior to co-founding Yorkville Advisors, Mark co-led the Corporate Finance Division at the May Davis Group, a boutique investment bank focused on emerging growth companies. He began his career as a securities broker with The Boston Group LP in New York City. Mark holds a B.A. in Economics from Rutgers College.

Troy Rillo, 58, is the President and Chief Executive Officer and a member of the Sponsor’s Board of Managers. He has been with Yorkville Advisors since 2009, when he joined one affiliated manager in 2004, and has been involved with the other since inception. Troy also serves as Co-Chairman of the Investment Committee of Yorkville Advisors and is responsible for deal structuring, pipeline management, due diligence, legal matters, compliance and the execution of structured debt and equity investments. He previously served as Chief Compliance Officer and is a recognized authority on corporate and securities law. Prior to joining Yorkville Advisors, Troy was a corporate and securities partner at K&L Gates LLP, where he represented a wide range of institutional clients. Before that, he worked in corporate finance at Motorola, Inc. He received both his J.D. and B.S. in Finance from the University of Florida, graduating magna cum laude. Troy was a member of the Florida Law Review and the Order of the Coif and is admitted to practice law in New Jersey and Florida.
Michael Rosselli, 56, is a member of the Board of Managers. He has been with Yorkville Advisors since 2004 and currently co-chairs the firm’s Investment Committee. Michael is responsible for originating, structuring and executing investments across a variety of industries, including technology, healthcare, real estate and manufacturing. He also oversees a portion of Yorkville Advisors’ portfolio, including its investment activities in the European market. Before joining Yorkville Advisors, Michael was a mergers and acquisitions specialist at Deloitte & Touche LLP, advising financial and corporate acquirers on transactions ranging in value from $5 million to $5 billion. He is a licensed CPA and holds a B.S. in Accounting from the University of Richmond.
The Sponsor has a code of ethics (the “Code of Ethics”) that applies to its executive officers, including its Chief Executive Officer, President and Treasurer, who perform certain functions with respect to the Trust that, if the Trust had executive officers would typically be performed by them. The Code of Ethics is available by writing the Sponsor at 1012 Springfield Avenue, Mountainside, NJ 07092 or calling the Sponsor at (201) 985-8300. The Sponsor’s Code of Ethics is intended to be a codification of the business and ethical principles that guide the Sponsor, and to deter wrongdoing, to promote: (1) honest and ethical conduct (including the ethical handling of actual or apparent conflicts of interest); (2) full, fair, accurate, timely and understandable disclosure in public reports, documents and communications; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics; and (5) accountability for adherence to the Code of Ethics.
The Sponsor’s Fee
The Sponsor’s Fee accrues daily and is paid at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof at an annualized rate equal to      % of the NAV. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver. See “Risk Factors — Risks Related to the Trust and the Shares — The Sponsor may amend the Trust Agreement without the consent of the Shareholders.”

THE TRUST ADMINISTRATOR
                 serves as the Trust Administrator. The Trust Administrator has been engaged to provide certain administrative services, including, but not limited to, arranging for the computation of the NAV and the NAV per Share; preparing the Trust’s financial statements and annual and quarterly reports; and recording payment of fees and expenses on behalf of the Trust.
The Trust Administrator’s services are governed under the Administrative Services Agreement (the “Services Agreement”) between the Trust Administrator and the Sponsor, on behalf of itself and the Trust. The Services Agreement consists of a master services agreement supplemented by related service modules and other documentation specifying the service levels provided by, and related fees payable to, the Trust Administrator in connection with its services. The fees of the Trust Administrator are paid by the Sponsor on behalf of the Trust. The Trust Administrator is exculpated and indemnified by the Trust under the terms of the Services Agreement.
Under the Services Agreement, the Trust Administrator has agreed to provide its services for a term ending on      . In addition, the Trust Administrator may terminate its services for certain material breaches of the Services Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Services Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law and for certain corporate events affecting the Trust Administrator.

THE TRUSTEE
      acts as the trustee of the Trust for the purpose of creating a Nevada business trust in accordance with the Nevada Statutory Trust Act. The Trustee is appointed to serve as a trustee of the Trust in the State of Nevada and for the sole and limited purpose of fulfilling the requirements of the Nevada Statutory Trust Act and shall at all times satisfy the requirements of the Nevada Statutory Trust Act.
General Duty of Care of Trustee
      serves as the Trustee of the Trust. The Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of a business trust trustee, except to the extent mandated by the Nevada Statutory Trust Act. The Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Nevada Statutory Trust Act.
Resignation, Discharge or Removal of Trustee; Successor Trustees
The Trustee may resign at any time by giving at least 90 days’ notice to the Sponsor. The Sponsor may remove the Trustee at any time. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.
If the Trustee resigns or is removed, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of the Nevada Statutory Trust Act. The successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under the Trust Agreement. If no successor Trustee shall have been appointed within 90 days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee resigns and no successor Trustee is appointed within 90 days after the date the Trustee issues its notice of resignation, the Sponsor may, in its sole discretion, direct the Trustee to dissolve the Trust and the Sponsor will thereafter distribute the Trust’s remaining assets.
Separate Trustees
At any time, including for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust assets may at the time be located or for the purpose of performing certain duties and obligations of the Trust, under the Trust Agreement the Sponsor shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a separate trustee or separate trustees of the Trust and to vest in any such person, in such capacity, such powers, duties and rights as the Sponsor may consider necessary or desirable. Each separate trustee shall, to the extent permitted by law and provided in the Trust Agreement, be appointed and act subject to the following provisions and conditions:
(a)   all rights, powers, duties and obligations conferred or imposed upon a trustee under the Nevada Statutory Trust Act or the Trust may be conferred upon and exercised or performed by the separate trustee (without the Trustee joining in such act), solely at the written direction of the Sponsor;
(b)   no trustee under the Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under the Trust Agreement;
(c)   the Sponsor may at any time accept the resignation of or remove any separate trustee; and
(d)   if any separate trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and may be exercised by the Sponsor, to the extent permitted by law, without the appointment of a new or successor separate trustee.

THE CUSTODIANS
Cash Custodian
The Cash Custodian is      . Pursuant to the services agreement between the Cash Custodian, the Sponsor and the Trust (the “Cash Custodian Agreement”), the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s). The fees of the Cash Custodian are paid by the Sponsor on behalf of the Trust.
Under the Cash Custodian Agreement, the Cash Custodian has agreed to provide its services for an initial term of two years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Cash Custodian Agreement. In addition, the Cash Custodian may terminate its services for certain material breaches of the Cash Custodian Agreement or for failure to pay fees within a specified grace period and terminations as may be required or occasioned by law. The Trust may terminate the Cash Custodian Agreement for, among others, cause, certain enduring force majeure events, terminations as may be required or occasioned by law, and for certain corporate events affecting the Cash Custodian.
The Cash Custodian will exercise the following standard of care: (1) with the exercise of that level of care at least at the same standard of care as the Cash Custodian provides for itself and/or its affiliates with respect to similar services, and without the exercise of any bad acts; (2) in a manner reasonably designed to satisfy the Cash Custodian’s obligations under the Cash Custodian Agreement; and (3) with the skill and care that may reasonably be expected of a first class international financial services provider of asset processing and related services.
Except as otherwise expressly provided in the Cash Custodian Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custodian Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custodian Agreement in accordance with such standard of care. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, expenses, damages and liabilities (including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Services Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Services Agreement in accordance with such standard of care.
Subject to the provisions of existing contractual arrangements relating to cash custody, the Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.
The Cash Custodian Agreement is governed by the laws of the State of New York.
Bitcoin Custodian
Foris DAX Trust Company, LLC shall serve as the exclusive Bitcoin Custodian for the Trust pursuant to the Bitcoin Custodian Agreement. A summary of the terms of the Bitcoin Custodian Agreement will be filed by amendment.

THE PRIME EXECUTION AGENT
Foris DAX, Inc. will serve as the exclusive Prime Execution Agent for the Trust pursuant to the Prime Execution Agency Agreement. A summary of the terms of the Prime Execution Agency Agreement will be filed by amendment.

THE LICENSOR
The Licensor is Trump Media and Technology Group Corp., the operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi incorporating America First investment vehicles. The Sponsor, TMTG, the Liquidity Provider and the Bitcoin Custodian have agreed to perform certain marketing and promotional activities on behalf of the Trust pursuant to the Digital Asset Cooperation Agreement. See “Conflicts of Interest.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion addresses the material U.S. federal income tax consequences of the ownership of Shares. Subject to the limitations and qualifications, and based on the assumptions described herein and in the opinion letter filed as Exhibit 8.1 to the registration statement of which this prospectus forms a part, the statements of law and legal conclusions set forth in the following discussion constitute the opinion of Davis Polk & Wardwell LLP (“Davis Polk”) as to the material U.S. federal income tax consequences of the ownership and disposition of Shares that generally may apply to a “U.S. Holder” or a “non-U.S. Holder” (in each case, as defined below). This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:
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financial institutions;

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dealers in securities or commodities;

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traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

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persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

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Authorized Participants;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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entities or arrangements classified as partnerships for U.S. federal income tax purposes;

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real estate investment trusts;

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regulated investment companies; and

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tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.
If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Shareholders are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Tax Treatment of the Trust
The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Shares.
Although not free from doubt due to the lack of authority directly addressing certain aspects of the Trust’s affairs, in the opinion of Davis Polk the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes. However, there can be no complete assurance that the Trust will be treated as a grantor trust for those purposes. An opinion of counsel is not binding on the IRS or any court, and there are significant uncertainties regarding the application of existing authorities to certain aspects of bitcoin and the Trust.
The Trust may take certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Digital Assets. If the IRS were to disagree with, and successfully challenge, any of these positions, the Trust might not qualify as a grantor trust. In particular, the Trust intends to abandon irrevocably, for no direct or indirect consideration, all Incidental Rights or IR Digital Assets to which it would otherwise be entitled. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than bitcoin as of any date on which it creates or redeems Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes.
In addition, and similar to other spot digital asset exchange-traded products, at this time the Trust is not permitted to create or redeem Shares via in-kind transactions with Authorized Participants. Unless and until In-Kind Regulatory Approval is obtained, Baskets will be created or redeemed only through cash orders. In general, investment vehicles intended to be treated as grantor trusts for U.S. federal income tax purposes historically have created additional trust interests only in kind, and there is no authority directly addressing whether a grantor trust may create or redeem trust interests under procedures similar to those that govern cash orders. Accordingly, there can be no complete assurance that the creation or redemption of Shares under the procedures governing cash orders will not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.
Moreover, because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.
If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax, currently at a rate of 30% (or such lower rate as provided in an applicable tax treaty).
The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.
Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets
Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the bitcoin (and any Incidental Rights and/or IR Digital Assets) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.
In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that acts as substitutes for fiat currency) for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital assets (i) are “property,” (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. However, the Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be significant uncertainty with respect to the timing and amount of the income inclusions. While the Ruling & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.
There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice and the Ruling & FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the prices of digital assets, including the price of bitcoin in the digital asset market, and therefore could have an adverse effect on the value of Shares. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, a Trust will hold certain types of digital assets that are not within the scope of the Notice.
The remainder of this discussion assumes that bitcoin, and any Incidental Rights or IR Digital Assets that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.
Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital assets in general, including, in the case of shareholders that are generally exempt from U.S. federal income taxation, whether such shareholders may recognize “unrelated business taxable income” (“UBTI”) as a consequence of a fork, airdrop or similar occurrence.
Tax Consequences to U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:
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an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as specifically noted, the discussion below assumes that each U.S. Holder will acquire all of its Shares on the same date for the same price per Share and solely for cash (or, if In-Kind Regulatory Approval is obtained in the future, solely for bitcoin that was originally acquired by the U.S. Holder for cash on the same date).
As discussed in the section entitled “Creation and Redemption,” if In-Kind Regulatory Approval is obtained in the future, a U.S. Holder may be able to acquire Shares of the Trust by contributing bitcoin in kind to the Trust (either directly or through an Authorized Participant acting as agent of the U.S. Holder). Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, such a contribution should not be a taxable event to the U.S. Holder.
For U.S. federal income tax purposes, each U.S. Holder will be treated as owning an undivided interest in the bitcoin held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Shares solely for cash, (i) the U.S. Holder’s initial tax basis in its pro rata share of the bitcoin held in the Trust will be equal to the amount paid for the Shares and (ii) the U.S. Holder’s holding period for its pro rata share of such bitcoin will begin on the date of such purchase. If, in the future, In-Kind Regulatory Approval is obtained and a U.S. Holder acquires Shares in exchange for bitcoin, (i) the U.S. Holder’s initial tax basis in its pro rata share of the bitcoin held in the Trust would be equal to the U.S. Holder’s tax basis in the bitcoin that the U.S. Holder transferred to the Trust and (ii) the U.S. Holder’s holding period for its pro rata share of such bitcoin generally would include the period during which the U.S. Holder held the bitcoin that the U.S. Holder transferred to the Trust. The Ruling & FAQs confirm that if a taxpayer acquires tokens of a digital asset at different times and for different prices, the taxpayer has a separate tax basis in each lot of such tokens. Under the Ruling & FAQs, if, in the future, In-Kind Regulatory Approval is obtained and a U.S. Holder that owns more than one lot of bitcoin contributes a portion of its bitcoin to the Trust in exchange for Shares, the U.S. Holder could designate the lot(s) from which such contribution will be made, provided that the U.S. Holder is able to identify specifically which bitcoin it is contributing and to substantiate its tax basis in the contributed bitcoin. In general, if a U.S. Holder acquires Shares solely for cash at different prices, the U.S. Holder’s share of the Trust’s bitcoin will consist of separate lots with separate tax bases. In addition, in this situation, the U.S. Holder’s holding period for the separate lots may be different.
Gains or losses from the sale of bitcoin to fund cash redemptions are expected to be treated as incurred only by the shareholder that is being redeemed. However, when the Trust transfers bitcoin to the Sponsor as payment of the Sponsor’s Fee, or sells bitcoin to fund payment of any other expenses, each U.S. Holder will be treated as having sold its pro rata share of the bitcoin transferred for its fair market value at that time (which, in the case of bitcoin sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the bitcoin transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the bitcoin transferred. Any such gain or loss will be short-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the bitcoin is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the bitcoin is more than one year. A U.S. Holder’s tax basis in its pro rata share of any bitcoin transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoin held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of bitcoin transferred and the denominator of which is the total amount of bitcoin held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the bitcoin remaining in the Trust will be equal to the tax basis of its pro rata share of the bitcoin held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the bitcoin transferred.
As noted above, the IRS has taken the position in the Ruling & FAQs that, under certain circumstances, a hard fork of a digital asset constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. As described above, the Trust intends to abandon all Incidental Rights and IR Digital Assets to which the Trust otherwise might become entitled. If, however, the Trust were to receive and retain IR Digital Assets in the future, a U.S. Holder would have a basis in those IR Digital Assets equal to the amount of income the U.S. Holder recognizes as a result of such fork or airdrop and the U.S. Holder’s holding period for such IR Digital Assets would begin as of the time it recognizes such income.
U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, for taxable years before January 1, 2026, a non-corporate U.S. Holder’s share of these expenses will not be deductible for U.S. federal income tax purposes. Under current law, for taxable years beginning on or after January 1, 2026, a non-corporate U.S. Holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Holder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.
On a sale or other disposition of Shares, a U.S. Holder will be treated as having sold the bitcoin underlying such Shares. Accordingly, the U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the bitcoin held in the Trust that is attributable to the Shares that were sold or otherwise subject to a disposition. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the bitcoin held in the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition (such fraction, expressed as a percentage, the “Share Percentage”). If the U.S. Holder’s share of the Trust’s bitcoin consists of separate lots with separate tax bases and/or holding periods, the U.S. Holder will be treated as having sold the Share Percentage of each such lot. Gain or loss recognized by a U.S. Holder on a sale or other disposition of Shares will generally be short-term capital gain or loss if the U.S. Holder’s holding period for the bitcoin underlying such Shares is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for the bitcoin underlying such Shares is more than one year. The deductibility of capital losses is subject to significant limitations.
If, in the future, In-Kind Regulatory Approval is obtained and the Trust redeems all or a portion of a U.S. Holder’s Shares in exchange for the underlying bitcoin represented by the redeemed Shares, such redemption generally would not be a taxable event to the U.S. Holder. The U.S. Holder’s tax basis in the bitcoin received in the redemption generally would be the same as the U.S. Holder’s tax basis for the portion of its pro rata share of the bitcoin held in the Trust immediately prior to the redemption that was attributable to the Shares redeemed, determined as described above, and the U.S. Holder’s tax basis in its remaining pro rata portion, if any, of the bitcoin held in the Trust after the redemption would be equal to the tax basis of its pro rata share of the total amount of the bitcoin held in the Trust immediately prior to the redemption, less the U.S. Holder’s tax basis in the bitcoin received in the redemption. The U.S. Holder’s holding period with respect to the bitcoin received would generally include the period during which the U.S. Holder held the Shares so redeemed. A subsequent sale of the bitcoin received in such redemption would generally be a taxable event.
After any sale or other disposition of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the bitcoin held in the Trust immediately after the disposition will equal the tax basis in its pro rata share of the total amount of the bitcoin held in the Trust immediately prior to the disposition, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder on the disposition (or, in the case of a redemption pursuant to an In-Kind Order, if In-Kind Regulatory Approval is obtained, that is treated as the basis of the bitcoin received by the U.S. Holder in the redemption).
Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares generally will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares generally will reduce the amount realized by the U.S. Holder with respect to the sale.
In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize some UBTI as a consequence of an investment in Shares.
Tax Consequences to Non-U.S. Holders
As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Holder. The term “non-U.S. Holder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year; (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to its share of any gain recognized on the Trust’s transfer of bitcoin in payment of the Sponsor’s Fee or any other expense, or on the Trust’s sale or other disposition of bitcoin. In addition, assuming that the Trust holds no asset other than bitcoin, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain it recognizes on a sale or other disposition of Shares. A non-U.S. Holder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in kind.
Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a non-U.S. Holder will generally be subject to U.S. withholding tax, currently at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although the Trust intends to abandon all Incidental Rights and IR Digital Assets to which the Trust may become entitled in the future, and although there is no guidance on point, if the Trust were to receive and retain IR Digital Assets arising from a future fork, airdrop or similar occurrence, it is likely that any ordinary income recognized by a non-U.S. Holder as a result would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. Non-U.S. Holders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold (currently at a rate of 30%) from a non-U.S. Holder’s pro rata share of any such income. A non-U.S. Holder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the U.S. withholding tax on its share of any such income, but only if the non-U.S. Holder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury Regulations.
In order to prevent the possible imposition of U.S. “backup” withholding and (if applicable) to qualify for a reduced rate of withholding tax at source under a treaty, a non-U.S. Holder must comply with certain certification requirements (generally, by delivering a properly executed IRS Form W-8BEN or W-8BEN-E to the relevant withholding agent).
U.S. Information Reporting and Backup Withholding
The Trust or the appropriate broker will file certain information returns with the IRS and provide shareholders with information regarding their annual income (if any) and expenses with respect to the Trust in accordance with applicable Treasury Regulations.
A U.S. Holder will generally be subject to information reporting requirements and backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.
FATCA
As discussed above, it is unclear whether any ordinary income recognized by a non-U.S. Holder as a result of a fork, airdrop or similar occurrence would constitute U.S.-source FDAP income. Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of U.S.-source FDAP income and, subject to the discussion of proposed U.S. Treasury Regulations below, of gross proceeds of dispositions of certain types of property that produce U.S.-source FDAP income to, “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. In addition, regulations proposed by the U.S. Treasury Department (the preamble to which indicates that taxpayers may rely on the regulations pending their finalization) would eliminate the requirement under FATCA of withholding on gross proceeds. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Shareholders should consult their tax advisers regarding the effects of FATCA on an investment in the Trust.

ERISA AND RELATED CONSIDERATIONS
Title I of ERISA and Section 4975 of the Code impose certain requirements on: employee benefit plans and certain other plans and arrangements, including individual retirement accounts (“IRAs”) and Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such employee benefit plans, plans or arrangements are invested, that are subject to such provisions of ERISA or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of Plan assets.
Government plans, non-U.S. plans and certain church plans (collectively, “Non-ERISA Arrangements”) are generally not subject to such provisions of ERISA or the Code, but may be subject to similar rules under other federal, state, local, non-U.S. or other applicable laws (“Similar Laws”).
General Fiduciary Matters
In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the risks discussed in this prospectus, any applicable prospectus supplement and other documents incorporated or deemed incorporated by reference herein, and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction under ERISA or the Code, (iii) the Plan’s funding objectives, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. Fiduciaries of Non-ERISA Arrangements should carefully consider whether an investment in Shares would violate any applicable Similar Laws.
Plan Asset Issues
Under the Department of Labor’s regulations at section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulations”), if a Plan invests in an equity interest of an entity that is “a publicly-offered security,” the entity will not be deemed to hold “plan assets” subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. A “publicly-offered security” is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is “freely transferable” is a factual question determined on the basis of facts and circumstances. A class of securities is “widely-held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. It is anticipated that the Shares will constitute “publicly-offered securities” as defined in the Plan Asset Regulations. Accordingly, only the Shares held by a Plan, and not the underlying digital assets held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the fiduciary responsibility and prohibited transaction rules of ERISA and the Code.
Investment by Certain Retirement Plans
IRAs and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to the consequences of an investment in Shares.
Prohibited Transaction Issues
As discussed above under “Risks Related to ERISA”, because of the Sponsor’s or an affiliate’s expected initial ownership interest of 50% or more of the Trust, the Trust could be a “party in interest”

(under ERISA) or “disqualified person” (under Section 4975 of the Code) to any Plan with respect to which the Sponsor or an affiliate is a party in interest or a disqualified person. Therefore, the purchase by any such Plan of interests in the Trust could be prohibited under ERISA and/or Section 4975 of the Code absent an exemption. Plan fiduciaries should consider whether a purchase of such interests constitutes a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code and, if so, whether an exemption is available.
Representation
Accordingly, by acceptance of Shares, each purchaser and subsequent transferee of Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Shares constitutes assets of any Plan or Non-ERISA Arrangement or (ii) the acquisition, holding and subsequent disposition of the Shares by such purchaser or transferee will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Law. The foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of ERISA and the Code as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.
ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS OR NON-ERISA ARRANGEMENTS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE TRUST THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY. THE PERSON WITH INVESTMENT DISCRETION WITH RESPECT TO ANY PLAN OR NON-ERISA ARRANGEMENT SHOULD CONSULT WITH ITS OWN COUNSEL AND ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST, IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN OR NON-ERISA ARRANGEMENT BEFORE PURCHASING SHARES. NEITHER THIS DISCUSSION NOR ANYTHING IN THIS PROSPECTUS IS OR IS INTENDED TO BE INVESTMENT ADVICE DIRECTED AT ANY POTENTIAL PURCHASER THAT IS A PLAN OR NON-ERISA ARRANGEMENT, OR AT SUCH PURCHASERS GENERALLY.

SEED CAPITAL INVESTOR
The Seed Capital Investor agreed to purchase $      in Shares on                 , 2025, and on                 , 2025 took delivery of       Seed Shares at a price per Share of $      . On                 , 2025, the Seed Shares were redeemed for cash and the Seed Capital Investor purchased       Shares at a price per Share of $      . Total proceeds to the Trust from the sale of the Seed Creation Baskets were $      . On                 , 2025, the Trust purchased       bitcoin with the proceeds of the Seed Creation Baskets using the Prime Execution Agent. As of the date of this prospectus, these       Shares represent all of the outstanding Shares. The Seed Capital Investor may offer all of the Shares comprising the Seed Creation Baskets to the public pursuant to this prospectus.
The Seed Capital Investor will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Seed Creation Baskets. The Seed Capital Investor will be acting as underwriter with respect to the Seed Creation Baskets.
The Sponsor and the Trust have agreed to indemnify the Seed Capital Investor against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Seed Capital Investor may be required to make in respect thereof.

PLAN OF DISTRIBUTION
In addition to, and independent of the initial purchase by the Seed Capital Investor (described above), the Trust issues Shares in Baskets to Authorized Participants in exchange for deposits of cash on a continuous basis. As of the date of this prospectus, the Authorized Participants are      ,      ,       and      . Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor. These transactions will take place in exchange for cash. Subject to the In-Kind Regulatory Approval, these transactions may also take place in exchange for bitcoin. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. The Seed Capital Investor will be deemed to be a statutory underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers, or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.
By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.
Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges. Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus- delivery exemption provided by Section 4(a)(3) of the Securities Act.
The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.
Because FINRA views the Shares as interests in a direct participation program, no FINRA-member, or person associated with a member, will participate in a public offering of Shares except in compliance with Rule 2310 of FINRA Rules. The Authorized Participants do not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares.
The Seed Capital Investor will not act as an Authorized Participant with respect to the Seed Creation Baskets, and its activities with respect to the Seed Creation Baskets will be distinct from those of an Authorized Participant. Unlike most Authorized Participants, the Seed Capital Investor is not in the business of purchasing and selling securities for its own account or the accounts of others. The Seed Capital Investor will not act as an Authorized Participant to purchase (or redeem) Baskets in the future.
The Shares will be listed and traded on NYSE Arca under the ticker symbol “      .”

CONFLICTS OF INTEREST
General
Prospective investors should be aware that the Sponsor intends to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to the Shareholders. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.
The officers, directors and employees of the Sponsor do not devote their time exclusively to the Trust. The Sponsor’s officers, directors and employees are officers, directors or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.
The Sponsor wants you to know that there are certain entities with which the Sponsor may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor, TMTG and Crypto.com (including, without limitation, the Trust, each of its affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “Trust Affiliates”).
The activities of the Sponsor and the Trust Affiliates in the management of, or their interest in, their own accounts and other accounts they manage may present conflicts of interest that could disadvantage the Trust and its Shareholders. One or more of the Sponsor or the Trust Affiliates provide investment management services to other investment vehicles, funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor and the Trust Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its Shareholders. One or more of the Sponsor or the Trust Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime execution agent, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest. In addition, pursuant to the Digital Asset Cooperation Agreement, the Sponsor, TMTG and certain affiliates of Crypto.com agreed to cooperate with respect to the marketing, promotion, issuance and operation of custom digital asset-based exchange-traded products and/or exchange-traded funds. The parties to the Digital Asset Cooperation Agreement currently expect that at least some of such products and funds would relate to bitcoin and/or hold bitcoin as one of its assets. Accordingly, it is possible that such products and funds could be viewed as potential investors in the Trust as an alternative investment to the Shares. Creating, operating and promoting such additional products and funds may require additional funds as well as time and attention of the officers, directors and employees of the Sponsor, TMTG, Crypto.com and their respective affiliates. See “Conflicts of Interest — Digital Asset Cooperation Agreement.”
The Sponsor has adopted and implemented policies and procedures that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Business Conduct and Ethics, which address conflicts of interest (together, the “Policies”). Consistent with the requirements of the Policies, the Sponsor will implement standard operating protocols under which personnel who have access to information about creation and redemption activity in Shares of the Trust preclear personal trading activity in bitcoin. All of the Sponsor’s employees will be required to preclear personal transactions in the Shares of the Trust. Finally, trading on behalf of clients in the shares of the Trust will be subject to controls embedded in Yorkville’s portfolio compliance systems. The Policies and any underlying procedures will be amended as necessary to reflect these protocols.
The Sponsor and the Trust Affiliates may participate in transactions related to bitcoin, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the bitcoin held by the Trust and, consequently, on the market value of bitcoin.

Because these parties may trade bitcoin for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in bitcoin which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.
Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor or an Affiliate performs or seeks to perform investment banking or other services.
Digital Asset Cooperation Agreement
The Sponsor, TMTG, the Liquidity Provider and the Bitcoin Custodian (collectively, the “Parties”) on April 21, 2025 entered into a mutual cooperation agreement with respect to the marketing, promotion, issuance and operation of custom digital asset-based exchange-traded products and/or exchange-traded funds.
The Sponsor and the Licensor agreed that (1) the Bitcoin Custodian will exclusively act as the bitcoin custodian to the Trust and as a digital asset custodian with respect to any digital assets held by any of the Additional Trusts and (2) the Liquidity Provider will exclusively provide certain trading and staking services to the Trust and the Future Trusts, subject, in each case, to a successful negotiation of definitive agreements in customary form and substance for arrangements of this type. The Sponsor and the Licensor have also agreed not to engage any digital asset-related service providers with respect to the Trust or the Additional Trusts without first offering to engage for such services the Liquidity Provider and the Bitcoin Custodian or their respective affiliates on the same terms offered by such other service providers. The Parties also agreed to perform certain joint marketing and promotional activities on behalf of the Trust and any Additional Trusts. The Parties also granted each other limited licenses to certain of its respective intellectual property assets in connection to such marketing and promotional efforts.
The Digital Asset Cooperation Agreement will remain in effect until December 31, 2028 (the “Initial Term”) and shall automatically renew for successive one-year periods thereafter. Each Party can terminate the agreement at any time in customary circumstances, including if required by applicable law or by binding order of a governmental agency exercising proper jurisdiction. In addition, any Party may terminate the agreement upon 90 days’ notice to the other Parties for convenience, without cause, at any time after the Initial Term.
Resolution of Certain Conflicts
The Trust Agreement provides that in the case of a conflict of interest between the Sponsor and its affiliates, on the one hand, and the holders of Shares, on the other, the Sponsor will use commercially reasonable efforts to resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Sponsor, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Sponsor. Notwithstanding the foregoing, in no event will the Sponsor or its respective affiliates be required to divest themselves of, or restrict their services or other activities with respect to, any assets they currently or may hold, manage or control on their own behalf or on behalf of any customer, client or any other person.
Issues Relating to the Valuation of Assets
The Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor’s Fees. To the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.
The Sponsor reserves the right to utilize third-party vendors to perform certain functions, including valuation services, and these vendors may have interests and incentives that differ from those of Shareholders.

GOVERNING LAW; CONSENT TO NEVADA JURISDICTION
The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Nevada. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Nevada and any federal courts located in Nevada, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the exclusive jurisdiction provision of the Trust Agreement. Such consent is not required for any person to assert a claim of Nevada jurisdiction over the Sponsor or the Trust.
LEGAL MATTERS
Davis Polk & Wardwell LLP, New York, New York, has served as structuring counsel to the Sponsor. The validity of the Shares has been passed upon for the Sponsor by Saltzman Mugan Dushoff, PLLC, Las Vegas, Nevada. Davis Polk & Wardwell LLP, as special tax counsel to the Trust, has rendered an opinion regarding the material U.S. federal income tax consequences of the ownership of Shares.
EXPERTS
The financial statement as of      , 2025 included in this prospectus has been so included in reliance on the report of      , an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov.
Information about the Trust or the Shares can also be obtained from the Sponsor’s website at      . The Sponsor’s website address in this prospectus was included solely as an inactive textual reference. Information contained on, or that can be accessed through, that website is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider information on our website to be part of this prospectus or the registration statement of which it forms a part. The Sponsor will, on behalf of the Trust make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.
The Trust will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s Internet site at www.sec.gov, which also contains reports and other information regarding issuers that file electronically with the SEC.

GLOSSARY
In this prospectus, each of the following terms has the meaning set forth below:
“2022 Events” means the 2022 bankruptcies of FTX, BlockFi Inc. and Genesis Global Capital, LLC.
“Additional Trusts” means trusts the Sponsor expects to form in the future that will own bitcoin and other digital assets as well as securities with a Made in America focus spanning diverse industries such as energy.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.
“airdrop” means an occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.
“Authorized Participant” means a person who, at the time of submitting an order to create or redeem one or more Baskets (i) is a registered broker-dealer, (ii) is a DTC Participant or an Indirect Participant and (iii) has in effect a valid Authorized Participant Agreement.
“Authorized Participant Agreement” means an agreement entered into by an Authorized Participant and the Sponsor that provides the procedures for the creation and redemption of Baskets.
“Basket” means a block of 10,000 Shares.
“Basket Amount” means the amount of bitcoin which the Sponsor will adjust as determined on each Business Day as promptly as practicable after 4:00 p.m. ET, by multiplying the NAV per Share by the number of Shares in each Basket (10,000) and dividing the resulting product by that day’s CF Benchmarks Index.
“Bitcoin Blockchain” means the blockchain ledger for Bitcoin.
“Bitcoin Custodian” means Foris DAX Trust Company, LLC.
“Bitcoin Custodian Agreement” means the agreement between the Trust and the Bitcoin Custodian regarding the custody of the Trust’s bitcoin.
“Bitcoin Network” means Bitcoin Blockchain and any digital asset network, including the Bitcoin peer-to-peer network.
“BitLicense” means a business license under 23 New York Codes, Rules and Regulations (NYCRR) Part 200.
“BMR” means the U.K. Benchmarks Regulation.
“BRTI” means the CME CF Bitcoin Real Time Index.
“BSA” means the U.S. Bank Secrecy Act, as amended.
“Business Day” means any day other than: (1) a Saturday or a Sunday, or (2) a day on which NYSE Arca is closed for regular trading.
“Cash Custodian” means                 .
“Cash Custodian Agreement” means the services agreement between the Cash Custodian, the Sponsor and the Trust.
“CBDCs” means digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.
“CFPB” means the Consumer Financial Protection Bureau.
“CFTC” means the U.S. Commodity Futures Trading Commission.
“CF Benchmarks Index” means the CME CF Bitcoin Reference Rate — New York Variant for the Bitcoin — U.S. Dollar trading pair.

“Client Account” means other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts that various divisions and units within
Yorkville manage or advise.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Code of Ethics” means the codification of the Sponsor’s business and ethical principles that applies to its executive officers.
“Commodity Exchange Act” or “CEA” means the U.S. Commodity Exchange Act of 1936, as amended.
“Connected Trading Venue” means a venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell bitcoin on behalf of the Trust.
“Constituent Platforms” means the constituent digital asset platforms of the CF Benchmarks Index, which are chosen by the Index Administrator and could change over time. The constituent bitcoin platforms, which may change from time to time, are currently Bitstamp, Bullish, Coinbase, Crypto.com, itBit, Kraken, Gemini and LMAX Digital.
“COVID-19” means the coronavirus.
“Creation Early Order Cutoff Time” means the required deadline for an Authorized Participant to submit a purchase order for the creation of Baskets utilizing the Agent Execution Model.
“Crypto.com” means Foris Holdings US, Inc., an affiliate of the Bitcoin Custodian, Liquidity Provider and Prime Execution Agent.
“Custodians” means the Cash Custodian and the Bitcoin Custodian, collectively.
“Custodians’ Fees” means the fees payable to the Custodians.
“CVC” means convertible virtual currency.
“DFPI” means the California Department of Financial Protection and Innovation.
“Digital Asset Cooperation Agreement” means the mutual cooperation agreement dated as of April 21, 2025.
“DOL” means the U.S. Department of Labor.
“DTC” means the Depository Trust Company.
“DTC Participant” means an entity that has an account with DTC.
“ECI” means income that is treated as “effectively connected” with the conduct of a trade or business in the United States.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.
“ET” means Eastern Time.
“Ethereum Classic” or “ETC” means the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Value Event” means an event which occurs if the CF Benchmarks Index is not available or the Sponsor determines, in its sole discretion, that the CF Benchmarks Index should not be used.
“FBO” means for the benefit of.
“FBO Account” means an omnibus account in the Prime Execution Agent’s name FBO its customers at each of multiple FDIC insured banks.

“FCA” means the Financial Conduct Authority of the United Kingdom.
“FDAP” means a Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”
“FDIC” means the Federal Deposit Insurance Corporation.
“FinCEN” means the U.S. Department of the Treasury Financial Crimes Enforcement Network.
“FINRA” means the Financial Industry Regulatory Authority.
“fork” means a temporary or permanent bifurcation in a network’s blockchain resulting in the operation of multiple separate networks.
“FSMB” means the Financial Services and Markets Bill.
“FTX” means FTX Trading Ltd.
“GAAP” means the U.S. generally accepted accounting principles.
“Genesis” means Genesis Global Capital, LLC and its affiliates.
“hard fork” means a permanent fork in a network’s blockchain that separates the network into a pre-fork digital asset and a new post-fork digital asset.
“ICO” means initial coin offering.
“Incidental Rights” means any virtual currency (for avoidance of doubt, other than bitcoin) or other asset or right that the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of bitcoin and arise without any action of the Trust, or of the Sponsor on behalf of the Trust. In the event of a hard fork of the Bitcoin Blockchain, the Sponsor shall determine which network shall constitute the Bitcoin Network and which asset shall constitute bitcoin in accordance with the Trust Agreement.
“IIV” means intraday indicative value per share.
“Index” means the CF Benchmarks Index, which shall constitute the Index unless the CF Benchmarks Index is not available or the Sponsor in its sole discretion determines not to use the CF Benchmarks Index as the Index.
“Index Administrator” means CF Benchmarks Ltd.
“Indirect Participant” means an entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.
“Initial Term” means the period from April 21, 2025 to December 31, 2028.
“In-Kind Regulatory Approval” means the necessary regulatory approval to permit the Trust to create and redeem Baskets in-kind for bitcoin.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.
“IR Digital Assets” means a virtual currency acquired through Incidental Rights.
“IRA” means individual retirement account.
“IRS” means the U.S. Internal Revenue Service.
“JOBS Act” means the Jumpstart Our Business Startups Act.
“KYC” means know your customer.
“Licensor” or “TMTG” means Trump Media & Technology Group Corp., a Florida corporation.

“Liquidity Provider” means Foris DAX, Inc.
“Liquidity Provider Agreement” means the agreement between the Sponsor and Liquidity Provider.
“MiCA” means the Markets in Crypto-Assets law approved by the European Council of the European Union.
“Money Market Fund” means a money market fund that is in compliance with Rule 2a-7 under the Investment Company Act and rated “AAA” by S&P (or the equivalent from any eligible rating service).
“MSB” means a U.S.-based platform registered as a money services business with FinCEN.
“NYSE Arca” means NYSE Arca, Inc.
“NAV” means net asset value of the Trust.
“NAV per Share” means net asset value per Share.
“NBMM” means non-bank market maker.
“Non-ERISA Arrangements” means government plans, non-U.S. plans and certain church plans.
“Non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Holder excluding: (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year; (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes.
“Notice” means the 2014 notice released by the IRS.
“NYDFS” means the New York State Department of Financial Services.
“OCC” means the Office of the Comptroller of the Currency.
“OFAC” means the Office of Foreign Assets Control.
“Order Book” means a list of buy and sell orders with associated limit prices and sizes that have not yet been matched.
“Oversight Committee” means the Oversight Committee of the Index Administrator.
“Parties” means the parties to the Digital Cooperation Agreement, which are the Sponsor, TMTG, the Liquidity Provider and the Bitcoin Custodian.
“Plan Asset Regulations” means the Department of Labor’s regulations at section 2510.3-101, as amended by Section 3(42) of ERISA.
“Plans” means IRAs, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such employee benefit plans, plans or arrangements are invested.
“Policies” means the policies and procedures adopted and implemented by the Sponsor that are reasonably designed to ensure compliance with applicable law, including a Compliance Manual and Code of Business Conduct and Ethics, which address conflicts of interest.
“Prime Execution Agency Agreement” means the agreement between the Sponsor and the Prime Execution Agent.
“Prime Execution Agent” means Foris DAX, Inc., an affiliate of the Bitcoin Custodian.
“Publicly-offered security” means a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.
“Redemption Early Order Cutoff Time” means the required deadline for an Authorized Participant to submit a redemption order for the redemption of Baskets utilizing the Agent Execution Model.
“Reference Rate” means the CME CF Bitcoin Reference Rate for the Bitcoin — U.S. Dollar trading pair.
“Regular Market Session” means NYSE Arca’s regular market session of 9:30 a.m. to 4:00 p.m. ET.
“Relevant Pair” means the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with accepted assets.
“Relevant Transaction” means any cryptocurrency versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Constituent Platform in the BTC/USD pair that is reported and disseminated by a Constituent Platform through its publicly available API and observed by the Index Administrator.
“Ruling & FAQs” means the revenue ruling and set of “Frequently Asked Questions” released by the IRS in 2019.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“Secondary Index” means other index administrators.
“SEC” means the Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Seed Capital Investor” means       .
“Seed Creation Baskets” means        Baskets, comprising        Shares at a per-Share price equal to       th of a bitcoin, delivered on            , 2025 to the Seed Capital Investor in exchange for $       in Shares.
“Seed Shares” means the        Shares purchased by the Seed Capital Investor on            , 2025.
“SEPA” means the standby equity purchase agreement that an affiliate of Yorkville has entered into with TMTG pursuant to which Yorkville has committed to purchase up to $2.5 billion in shares of TMTG’s common stock.
“Services Agreement” means the Administrative Services Agreement between the Trust Administrator and the Trust.
“Shareholders” means owners of beneficial interests in the Shares.
“Shares” means units of fractional undivided beneficial interests in the net assets of the Trust.
“Similar Laws” means laws similar to ERISA under other federal, state, local, non-U.S. or other applicable laws.
“SIPC” means the Securities Investor Protection Corporation.
“Sponsor” means Yorkville America Digital, LLC, an indirect subsidiary of Yorkville.
“Sponsor’s Fee” means the fees of the Sponsor accrues daily at an annualized rate equal to    % of the NAV and is payable at least quarterly in arrears in U.S. dollars or in-kind or any combination thereof. The Sponsor may, at its discretion and from time to time, waive all or a portion of the Sponsor’s Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees, and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

“SVB” means Silicon Valley Bank.
“Trading Balance” means a trading account at which, pursuant to the Prime Execution Agency Agreement, a portion of the Trust’s bitcoin holdings and cash holdings from time to time may be held with the Prime Execution Agent, in connection with the sale of bitcoin to pay the Sponsor’s Fee and Trust expenses not assumed by the Sponsor.
“Trading Platform” means the Prime Execution Agent’s execution platform where the Sponsor may place an order.
“Treasury Regulations” means tax regulations issued by the IRS.
“Trust” means Truth Social Bitcoin ETF, B.T., a Nevada business trust formed pursuant to the Trust Agreement.
“Trust Administrator” means the            .
“Trust Affiliate” means affiliates of the Sponsor, TMTG, Crypto.com and the Trustee (including, without limitation, the Trust, each of its affiliates, directors, partners, trustees, managing members, officers and employees).
“Trust Agreement” means the Amended and Restated Declaration of Trust and Trust Agreement dated as of            , 2025, among the Sponsor and the Trustee.
“Trust Documents” means the Trust agreements with the service providers.
“Trustee” means       .
“UBTI” means unrelated business taxable income.
“USDC” means U.S. Dollar Coin.
“U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is: (1) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or (3) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
“U.S. Treasury Department” means the U.S. Department of the Treasury.
“Vault Balance” means accounts storing the Trust’s bitcoin that are required to be segregated from the assets held by the Bitcoin Custodian as principal and the assets of its other customers.
“Yorkville” means Yorkville America, LLC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
[To be filed by amendment]

TRUTH SOCIAL BITCOIN ETF, B.T.
PROSPECTUS
           , 2025

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.*
The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. Except for the NYSE Arca initial listing fee, all such expenses are estimated:
SEC registration fee		**
NYSE Arca initial listing fee	$
Printing and engraving expenses	$
Legal fees and expenses	$
Accounting fees and expenses	$
Total	$

*
Subject to revision upon completion of the offering.

**
An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the Trust is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis.

Item 14.   Indemnification of Directors and Officers.
Section 5.11(a) of the Trust Agreement provides that the Sponsor shall indemnify the Trustee, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) that is incurred by any of them and that arises out of or is related to (1) any offer or sale by the Trust of Baskets (as defined in the Trust Agreement), (2) acts performed or omitted pursuant to the provisions of the Trust Agreement, (A) by the Trustee, its directors, employees, delegees and agents or (B) by the Sponsor or (3) any filings with or submissions to the SEC in connection with or with respect to the Shares, except that the Sponsor shall not have any obligations to pay any indemnification amounts incurred as a result of and attributable to (x) the willful misconduct, gross negligence, or bad faith of, or material breach of the terms of the Trust Agreement by, the Trustee, (y) information furnished in writing by the Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by an Authorized Participant (other than the Sponsor) in connection with such Authorized Participant’s offer and sale of Shares.
Section 5.11(b) of the Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees, delegees and agents against, and hold each of them harmless from, any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) (1) caused by the willful misconduct, gross negligence, or bad faith of the Trustee or (2) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.
Section 5.11(d) of the Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries and agents shall be indemnified from the Trust and held harmless against any loss, liability, claim, cost, expense or judgment of any kind whatsoever (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) willful misconduct, gross negligence or bad faith or (2) reckless disregard of their obligations and duties under the Trust Agreement.
Item 15.   Recent Sales of Unregistered Securities.
None.

Item 16.   Exhibits.
Exhibit No	Description
3.1	Certificate of Business Trust of Truth Social Bitcoin ETF, B.T.*
4.1	Trust Agreement**
4.2	Standard Terms for Authorized Participant Agreements**
5.1	Opinion of Saltzman Mugan Dushoff, PLLC as to legality of the Shares**
8.1	Opinion of Davis Polk & Wardwell LLP as to tax matters**
10.1	Bitcoin Custodian Agreement**
10.2	Cash Custodian Agreement**
10.3	Prime Execution Agency Agreement**
10.4	Liquidity Provider Agreement**
10.5	Administrative Services Agreement**
10.6	Digital Asset Cooperation Agreement among Yorkville America Digital, LLC, Trump Media and Technology Group Corp., Foris DAX, Inc. and Foris DAX Trust Company, LLC*#
23.1	Consent of **
23.2	Consent of Saltzman Mugan Dushoff, PLLC (included in Exhibit 5.1)**
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.1)**
24.1	Powers of attorney (included on the signature page to the registration statement)*
107	Filing Fee Tables*

*
Filed herewith.

**
To be filed by amendment.

#
Certain identified information has been excluded from this exhibit because the Registrant does not believe it is material and is the type that the Registrant customarily treats as private and confidential. Redacted information is indicated by “[**].”

Item 17.   Undertakings.
(a)   The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that:

Paragraphs (1)(i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   If the registrant is relying on Rule 430B:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountainside, New Jersey, on June 5, 2025.
Yorkville America Digital, LLC, as Sponsor of Truth Social Bitcoin ETF, B.T.*
By:
/s/ Troy Rillo

Name:
Troy Rillo

Title:
Manager and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Troy Rillo, Michael Markunas and Michelle Geller, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.
Signature	Title	Date
/s/ Troy Rillo Troy Rillo	Manager and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)	June 5, 2025
/s/ Mark Angelo Mark Angelo	Manager	June 5, 2025
/s/ Michael Rosselli Michael Rosselli	Manager	June 5, 2025

*
The Registrant is a business trust and the persons are signing in their capacities as officers or directors of Yorkville America Digital, LLC, the sponsor of the Registrant.